Exhibit T3E-1

Translation No. 99487	Book No. 1197	Page No. 1

I, the undersigned, a Public Sworn Translator and Commercial Interpreter, hereby certify and attest, for the due purposes, that on this date a document written in Portuguese and English was presented to me, the translation of which I certify as follows:

[Coat of Arms of Brazil]

Judiciary Branch of the State of Rio de Janeiro

PJe - Electronic Judicial Proceedings

05/18/2024

Number: 0843430-58.2023.8.19.0134

Class: COURT-SUPERVISED REORGANIZATION

Judging body: 3rd Business Court of the Judicial District of the Capital City

Last assignment: 04/10/2023

Amount in dispute: BRL100,000.00

Subjects: Court-Supervised Reorganization

Proceedings closed to the public? NO

Free legal aid? NO

Request for preliminary injunction or interlocutory relief? YES

Parties	Public Prosecutor/Related Third Party
LIGHT S/A (PLAINTIFF)

DIONE VALESCA XAVIER DE ASSIS (ATTORNEY)

FELIPE BRANDAO ANDRE (ATTORNEY)

LETICIA WILLEMANN CAMPANELLI (ATTORNEY)

PABLO DE CAMARGO CERDEIRA (ATTORNEY)

MAURO TEIXEIRA DE FARIA civil registration as MAURO TEIXEIRA DE FARIA (ATTORNEY)

GIOVANA SOSA MELLO (ATTORNEY)

LUIZ ROBERTO AYOUB civil registration as LUIZ ROBERTO AYOUB (ATTORNEY)

FLAVIO ANTONIO ESTEVES GALDINO (ATTORNEY)

LUIS FELIPE SALOMAO FILHO (ATTORNEY)

RODRIGO CUNHA MELLO SALOMAO (ATTORNEY)

PAULO CESAR SALOMAO FILHO (ATTORNEY)

VANDERSON MACULLO BRAGA FILHO (ATTORNEY)

RODRIGO FIGUEIREDO DA SILVA COTTA (ATTORNEY) THIAGO DIAS DELFINO CABRAL (ATTORNEY)

BEATRIZ VILLA LEAO FERREIRA (ATTORNEY)

DANIEL SOUZA ARAUJO (ATTORNEY)

LIGHT SERVIÇOS DE ELECTRICIDADE S.A. (PLAINTIFF)

DIONE VALESCA XAVIER DE ASSIS (ATTORNEY)

FELIPE BRANDAO ANDRE (ATTORNEY)

LETICIA WILLEMANN CAMPANELLI (ATTORNEY)

PABLO DE CAMARGO CERDEIRA (ATTORNEY)

MAURO TEIXEIRA DE FARIA civil registration as MAURO TEIXEIRA DE FARIA (ATTORNEY)

GIOVANA SOSA MELLO (ATTORNEY)

LUIZ ROBERTO AYOUB civil registration as LUIZ ROBERTO AYOUB (ATTORNEY)

FLAVIO ANTONIO ESTEVES GALDINO (ATTORNEY)

LUIS FELIPE SALOMAO FILHO (ATTORNEY)

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 2

RODRIGO CUNHA MELLO SALOMAO (ATTORNEY)

PAULO CESAR SALOMAO FILHO (ATTORNEY)

VANDERSON MACULLO BRAGA FILHO (ATTORNEY)

RODRIGO FIGUEIREDO DA SILVA COTTA (ATTORNEY)

THIAGO DIAS DELFINO CABRAL (ATTORNEY)

BEATRIZ VILLA LEAO FERREIRA (ATTORNEY)

DANIEL SOUZA ARAUJO (ATTORNEY)

LIGHT ENERGIA S.A (PLAINTIFF)

DIONE VALESCA XAVIER DE ASSIS (ATTORNEY)

FELIPE BRANDAO ANDRE (ATTORNEY)

LETICIA WILLEMANN CAMPANELLI (ATTORNEY)

PABLO DE CAMARGO CERDEIRA (ATTORNEY)

MAURO TEIXEIRA DE FARIA civil registration as MAURO TEIXEIRA DE FARIA (ATTORNEY)

GIOVANA SOSA MELLO (ATTORNEY)

LUIZ ROBERTO AYOUB civil registration as LUIZ ROBERTO AYOUB (ATTORNEY)

FLAVIO ANTONIO ESTEVES GALDINO (ATTORNEY)

LUIS FELIPE SALOMAO FILHO (ATTORNEY)

RODRIGO CUNHA MELLO SALOMAO (ATTORNEY)

PAULO CESAR SALOMAO FILHO (ATTORNEY)

VANDERSON MACULLO BRAGA FILHO (ATTORNEY)

RODRIGO FIGUEIREDO DA SILVA COTTA (ATTORNEY) THIAGO DIAS DELFINO CABRAL (ATTORNEY)

BEATRIZ VILLA LEAO FERREIRA (ATTORNEY)

DANIEL SOUZA ARAUJO (ATTORNEY)

LAJES ENERGIA SA (PLAINTIFF)

DIONE VALESCA XAVIER DE ASSIS (ATTORNEY)

FELIPE BRANDAO ANDRE (ATTORNEY)

LETICIA WILLEMANN CAMPANELLI (ATTORNEY)

PABLO DE CAMARGO CERDEIRA (ATTORNEY)

MAURO TEIXEIRA DE FARIA civil registration as MAURO TEIXEIRA DE FARIA (ATTORNEY)

GIOVANA SOSA MELLO (ATTORNEY)

LUIZ ROBERTO AYOUB civil registration as LUIZ

ROBERTO AYOUB (ATTORNEY)

FLAVIO ANTONIO ESTEVES GALDINO (ATTORNEY)

LUIS FELIPE SALOMAO FILHO (ATTORNEY)

RODRIGO CUNHA MELLO SALOMAO (ATTORNEY)

PAULO CESAR SALOMAO FILHO (ATTORNEY)

VANDERSON MACULLO BRAGA FILHO (ATTORNEY)

RODRIGO FIGUEIREDO DA SILVA COTTA (ATTORNEY)

THIAGO DIAS DELFINO CABRAL (ATTORNEY)

BEATRIZ VILLA LEAO FERREIRA (ATTORNEY)

DANIEL SOUZA ARAUJO (ATTORNEY)

~~LIGHT S/A (DEFENDANT)~~	[blank]
MARIANA FREITAS DE SOUZA (INTERESTED PARTY)	MARIANA FREITAS DE SOUZA (ATTORNEY)
LICKS CONTADORES ASSOCIADOS SIMPLES LTDA (BANKRUPTCY TRUSTEE)	GUSTAVO BANHO LICKS civil registration as GUSTAVO BANHO LICKS (ATTORNEY)
PUBLIC PROSECUTION OFFICE OF THE STATE OF RIO DE JANEIRO (INTERESTED PARTY)	[blank]
3RD PROSECUTOR’S OFFICE FOR BANKRUPTCY ESTATES (400137) (INTERESSADO)	[blank]

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 3

COUNSEL FOR THE MUNICIPAL GOVERNMENT OF RIO DE JANEIRO (INTERESTED PARTY)	[blank]
COUNSEL FOR THE STATE GOVERNMENT OF RIO DE JANEIRO (INTERESTED PARTY).	[blank]
national public treasury (INTERESTED PARTY)	[blank]
LUCIANO BANDEIRA ADVOGADOS ASSOCIADOS (BANKRUPTCY TRUSTEE)	LUCIANO BANDEIRA ARANTES (ATTORNEY)

Documents
Id	Date of Signature	Document	Type
11916 0203	5/18/2024 7:47 p.m.	Complaint	Complaint
11916 0207	5/18/2024 7:47 p.m.	20240518 - New Added PRJ	Other Exhibits
11916 0213	5/18/2024 7:56 p.m.	Complaint	Complaint
11916 0231	5/18/2024 7:56 p.m.	01 - Exhibit A	Other Exhibits
11916 0214	5/18/2024 7:56 p.m.	02 - Exhibit B	Other Exhibits
11916 0215	5/18/2024 7:56 p.m.	03 - Exhibit C	Other Exhibits
11916 0216	5/18/2024 7:56 p.m.	04 - Exhibit D	Other Exhibits
11916 0217	5/18/2024 7:56 p.m.	05 - Exhibit 5.1.8	Other Exhibits
11916 0218	5/18/2024 7:56 p.m.	06 - Exhibit 6.1.1	Other Exhibits
11916 0219	5/18/2024 7:56 p.m.	07 - Exhibit 6.1.1.3	Other Exhibits
11916 0220	5/18/2024 7:56 p.m.	08 - Exhibit 6.1.1.3.5	Other Exhibits
11916 0221	5/18/2024 7:56 p.m.	09 - Exhibit 6.1.1.4	Other Exhibits
11916 0232	5/18/2024 8:03 p.m.	Complaint	Complaint
11916 0242	5/18/2024 8:03 p.m.	10 - Exhibit 6.1.1.5	Other Exhibits
11916 0243	5/18/2024 8:03 p.m.	11 - Exhibit 6.1.1.6 - Terms and conditions	Other Exhibits
11916 0244	5/18/2024 8:03 p.m.	12 - doc	Other Exhibits
11916 0245	5/18/2024 8:03 p.m.	13 - Exhibit 6.1.2 - Instrument of Adhesion for Non-Converting Supporting Creditors	Other Exhibits
11916 0246	5/18/2024 8:03 p.m.	14 - doc	Other Exhibits
11916 0247	5/18/2024 8:03 p.m.	15 - Exhibit 6.1.4 - Instrument of Adhesion - SESA Financial Supporting Creditors	Other Exhibits
11916 0248	5/18/2024 8:03 p.m.	16 - doc	Other Exhibits
11916 0249	5/18/2024 8:03 p.m.	17 - Exhibit 6.1.6. - Excluded Energia Claims	Other Exhibits
11916 0250	5/18/2024 8:03 p.m.	18 - Exhibit 6.1.7 - Light - Indenture (non-convertible - non- opting)	Other Exhibits

[Logo of Galdino & Coelho Advogados]

[Logo of Salomão Advogados]

THE HONORABLE DR. JUDGE OF LAW OF THE 3RD BUSINESS COURT OF THE JUDICIAL DISTRICT OF THE CAPITAL CITY OF THE STATE OF RIO DE JANEIRO

Proceeding No. 0843430-58.2023.8.19.0001

LIGHT S.A. - UNDER COURT-SUPERVISED REORGANIZATION (“Light Holding” or “Company under Court-Supervised Reorganization”), already described in the case record of its Court-Supervised Reorganization, comes before Your Honor, to present and request the following.

1. Recently, the Company under Court-Supervised Reorganization communicated to the market a series of agreements that have been signed between the Light Group and its Creditors, with the aim of guaranteeing the restructuring of its liabilities. After the conclusion of these agreements, several negotiations continued - and continue - to take place between all those involved to improve the negotiated terms.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 4

2. As a result of these developments, the Company under Court-Supervised Reorganization requests the attachment of the New Amended and Consolidated Court-Supervised Reorganization Plan, accompanied by its respective exhibits (Doc.01).

3. Finally, the Company under Court-Supervised Reorganization informs that it has contact channels online at https://ri.light.com.br/, and they are at the Creditors’ disposal to answer any questions regarding the New Amended and Consolidated Court-Supervised Reorganization Plan.

On these terms,

Granting is requested.

Rio de Janeiro, May 18, 2024.

(sgd)

Flavio Galdino

OAB/RJ (Brazilian Bar Association/Rio de Janeiro Chapter ) 94.604

(sgd)

Luiz Roberto Ayoub

OAB/RJ No. 66,695

(sgd)

Luis Felipe Salomão Filho

OAB/RJ No. 234,563

(sgd)

Rodrigo Salomão

OAB/RJ (Brazilian Bar Association/Rio de Janeiro Chapter ) 211.150

[QR Code]

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 7:47:28 p.m. https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051819472836300000113362949 Document number: 24051819472836300000113362949

Number 119160203

DocuSign Envelope ID: E41456F7-A83C-4B39-B024-3A862B5C81CF

NEW AMENDED AND CONSOLIDATED COURT-SUPERVISED REORGANIZATION PLAN FOR LIGHT S.A. — A COMPANY UNDER COURT-SUPERVISED REORGANIZATION

[Logo of Light]

Rio de Janeiro, May 18, 2024.

NEW AMENDED AND CONSOLIDATED COURT-SUPERVISED REORGANIZATION PLAN

This New Amended and Consolidated Court-Supervised Reorganization Plan (“Plan”) is presented in the case record of Court- Supervised Reorganization case No. 0843430-58.2023.8.19.0001, assigned to the 3rd Business Court of the District of the Capital City of the State of Rio de Janeiro (“Court-Supervised Reorganization”), according to articles 50, 53 and 54 of Law No. 11101/2005 (“LRF”) by

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 5

As a debtor under reorganization:

LIGHT S.A. — UNDER COURT-SUPERVISED REORGANIZATION, a publicly-held corporation, registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 03.378.521/0001-75, headquartered in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Marechal Floriano 168 - second floor (segundo andar) - corridor A (corredor A), Centro, Postal Code (CEP) 20.080-002, (Light”, “Company under Court-Supervised Reorganization” or “Company”); and

Exclusively as intervening parties, co-obligors for the Bankruptcy Claims, under the terms of the decision under ID No. 58279881:

LIGHT — SERVIÇOS DE ELETRICIDADE S.A., a publicly-held corporation, registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 60.444.437/0001-46, with headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Marechal Floriano 168 , Centro, Postal Code (CEP) 20.080-002 (“Light SESA”); and

LIGHT ENERGIA S.A., a publicly-held corporation, registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 01.917.818/0001-36, with headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Marechal Floriano 168, part, second floor (segundo andar) - corridor B (corredor B), Centro, Postal Code (CEP) 20.080-002. (“Light Energia”; When referred to alongside Light SESA, the “Intervening Parties” or “Concessionaires”; and, with the Company under Court-Supervised Reorganization, “Light group”).

1. TERMS AND DEFINITIONS

1.1. The terms and expressions below, whenever used in capital letters, shall have the meanings assigned to them in this Section, in singular or plural, masculine or feminine, without thereby losing the meaning assigned to them. The terms defined below are in addition to and do not prejudice other defined terms eventually introduced throughout the Plan.

“Light Shares” are the common, registered shares with no par value issued by Light traded on B3 under the ticker LIGT3.

“Anchor Shareholder”: Means the investment fund Bavaro Fundo de Investimento em Ações, registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 50.568.751/0001-87, which, on the Plan Presentation Date, holds common shares issued by the Debtor representing twenty percent (20%) of the total and voting capital stock of the Company under Reorganization, and which undertook, before the Company, the commitment to participate in the New Funds Capital Increase and to make the contribution of new Funds in an amount corresponding to up to the Amount of Increase for Anchor Shareholder, according to the attached document (Exhibit A).

“Agreement to Support the Bondholders Plan”:”: This is the Restructuring Support Agreement and its exhibits, which may be signed by the Light Group and specific Bondholders, with a view to implementing the terms and conditions set out in the Plan and in the Term Sheet Bondholders and which will complement the Term Sheet Bondholders, the effectiveness of which will be subject to the minimum adhesion of Bondholders holding sixty percent (60%) of the Claim Notes covered by the Agreement to Support the Bondholders Plan itself and/or to the payment options set out in Sections 6.1.1 or 6.1.2 of this Plan.

“Amendment - SESA Financial Supporting Creditors”: Has the meaning assigned to it in Section 6.1.4.5.

“Bankruptcy Trustee”: Means, jointly, Licks Contadores Associados Simples Ltda., registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 05.32.015/0001-55, represented by its member, Mr. Gustavo Banho Licks, registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 035.561.567- 33, holder of OAB/RJ No. 176.184 and CRC/RJ No. 87.155/O-7, with address at Rua São José, 40 - Penthouse (Cobertura), Centro, City and State of Rio de Janeiro; and Escritório Luciano Bandeira Advogados Associados, registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 02.012.816/0001-60, represented by its member, Mr. Luciano Bandeira, registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 016.735.507-46, bearer of OAB/RJ No. 85.276, with address at Praça XV de Novembro, 34, 4th floor (quarto andar), City and State of Rio de Janeiro.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 6

“Affiliates”: Means, in relation to any person, any other person who, directly or indirectly, alone or through one or more intermediate entities, Controls, is Controlled by, or is under common Control with such person.

“Special General Meeting (AGE) on Capital Increase New Funds”: Has the meaning assigned to it in Section 5.1.3.

“Preparatory Special General Meeting (AGE)”: Has the meaning assigned to it in Section 4.1.5.

“Trustee”: is each trustee appointed under each of the following issues: 9th, 15th, 16th, 17th, 19th, 20th, 21st, 22nd, 23rd, 24th and 25th Light SESA Debenture Indenture, namely: (I) Pentágono S.A. Distribuidora de Títulos e Valores Mobiliários, registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 17.343.682/0001-38, with address at Avenida das Américas, 4.200, Block (Bloco) 8, Offices (Salas) 302 to 304, Barra da Tijuca, City and State of Rio de Janeiro, Postal Code (CEP) 22.640-102; (ii) Oliveira Trust Distribuidora de Títulos e Valores Mobiliários, registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 36.113.876/0001-91, with address at Avenida das Américas, 3.434, Block (Bloco) 7, 2nd floor (andar), Barra da Tijuca, City and State of Rio de Janeiro, Postal Code (CEP) 22.640- 102; (iii) Simplific Pavarini Distribuidora de Títulos e Valores Mobiliários Ltda., registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 15.227.994/0001-50, with address at Rua Sete de Setembro, 99, 24th floor (andar), Centro, City and State of Rio de Janeiro, Postal Code (CEP) 20.050-005; and (iv) Vórtx Distribuidora de Títulos e Valores Mobiliários Ltda., registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 22.610.500/0001-88, with address at Rua Gilberto Sabino, 215, Set (Conjunto) 41, Office (Sala) 2, Pinheiros, City and State of São Paulo, Postal Code (CEP) 05.425-020;

“ANEEL” Means the Brazilian Electricity Regulatory Agency.

“Approval of the Plan”: Means the approval of this Plan by the Bankruptcy Creditors at the General Meeting of Creditors, pursuant to Article 45 or Article 58, paragraph 1 of the LRF, or pursuant to Article 45-A of the LRF. For the purposes of this Plan, the Approval of the Plan is deemed to occur on the date on which the General Meeting of Creditors that approves the Plan is held. In cases where a court decision is required regarding the approval quorum (i.e., articles 45-A, paragraph 1 of the LRF), the Approval of the Plan is to be considered as having taken place on the date on which the decision that granted the Court- Supervised Reorganization is rendered, which is not to be confused with the Date of Homologation.

“General Meeting Of Creditors” or “AGC”: Means any general meeting of Creditors held pursuant to chapter II, section IV of the LRF.

“Capital Increase - New Funds”: It has the meaning set forth in Section 4.1.1(i).

“Authorized Capital Increases”: It means one or more increases in Light’s capital by resolution of the Board of Directors, by means of a public or private issuance of common shares, up to the limit established in Light’s Articles of Incorporation at the time of the respective capital increase, and may also, within said limit, (i) resolve on the issue of subscription warrants and debentures convertible into shares; or (ii) grant call option to managers, employees of the Company, or company under its Control and/or to individuals who provide services to them, pursuant to the Plan approved by the General Meeting of Creditors and the shareholders shall not have the right of first refusal for the subscription of these shares.

“B3”: Means B3 S.A. - Brasil, Bolsa, Balcão.

“Bondholders”: Means the Creditors holding and/or beneficiaries of the Notes Subject to the Reorganization, which include Light SESA and Light Energia as co-obligors.

“Subscription Bonus - Capital Increase - New Funds”: Has the meaning assigned to it in Section 5.1.6.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 7

“Subscription Bonus - Convertible Debentures - Light”: Has the meaning assigned to it in Section 6.1.1.4.

“Chapter 15”: It means the ancillary insolvency procedure provided for in Chapter 15 of Title 11 of the United States Insolvency Code, which may be initiated by Light before the competent court.

“Section”: Means each of the items identified with cardinal and Roman numbers within this Plan.

“Brazilian Civil Code” Means Federal Law No. 10406, of January 10, 2002, as in force on this date.

”Non-Litigation Commitment”: It has the meaning set forth in Section 10.4.

“Notice to the Market - Adhesion to the Options”: Means the Notice to the Market to be disclosed by the Company, within fifteen (15) days from the Date of Homologation, with information and details regarding the proceeding to be observed by the Unsecured Creditors to expressly express their choice and adherence to the payment option among those provided for in this Plan, the term of which shall not be less than thirty (30) days from the date of disclosure of the Notice to the Market - Adhesion to the Options.

“Notice to the Market - Result of the Options”: Means the Notice to the Market to be disclosed by the Company, within thirty (30) days, automatically renewable for another fifteen (15) days, as from the end of the period for exercising the Options, with information and details regarding the result of the proceeding provided for in the Notice to the Market - Adhesion to the Options regarding the choice and adhesion to the payment option among those provided for in this Plan.

“Light Energia Concession Agreement”: Means the Electricity Provision Concession Agreement No. 005/2017 - ANEEL - Light signed between the Federal Government and Light Energia for the provision of electricity for public service.

“Light SESA Concession Agreement”: Means Concession Agreement No. 001/96 entered into by the Federal Government and Light SESA for the distribution of electricity.

“Control”: Means, under the terms of Article 116 of the Brazilian Corporations Act, (i) the ownership of rights of members that ensure to their holder, permanently, the majority of the votes in corporate resolutions and the power to elect the majority of the company managers; and (ii) the effective use of such power to direct corporate activities and guide the operations of company bodies. The expressions and terms “Parent Company,” “Controlled by,” “under Common Control,” and “Controlled Company” have meanings logically deriving from this definition of “Control.”

“Claims”: Means all Claims existing on the Date of Filing against Light, including co-obligations with each Concessionaire, whether liquid or not, materialized or contingent, due or falling due, whether or not subject to judicial or arbitration proceedings, whether or not subject to the effects of the Court-Supervised Reorganization, including those represented by the SESA Debentures, the Restructuring Notes and the Swap Notes.

“Bankruptcy Claims”: Means the Claims existing against Light SESA and Light Energia and mirrored in Light by virtue of its co-obligation in relation to such Claims (being that, in relation to Light Energia, Bankruptcy Claims are only those relating to the debt securities issued on the international market by Light Energia, through the 4.375% Notes Due 2026) on the Date of Filing and therefore subject to the effects of the Court-Supervised Reorganization and, therefore, subject to the effects of the Court- Supervised Reorganization, according to the values provided in the List of Creditors and which, in the case at hand, are restricted only to Unsecured Claims, including those represented by the SESA Debentures, the Notes Subject to the Restructuring, Loan 4,131 and the SESA Light Swap Notes. Claims that are First-Priority Claims, Tax Claims and those arising from Intra-Sector Obligations are not Bankruptcy Claims.

“Excluded Energia Claims”: Means each of the Claims listed in Exhibit 6.1.6 to this Plan, which, subject to the terms and conditions of the Energia Transaction Instruments, are not bound by or subject to this Plan and the Court-Supervised Reorganization, considering that: (a) the debtor of such Claims is solely and exclusively Light Energia, and there is no link between such Claims and any other subsidiary or affiliate of Light; and (b) Light’s co-obligation was terminated.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 8

“First-Priority Claims”: Means each of the Claims and obligations existing against the Light Group that are not subject to the effects of the Court-Supervised Reorganization and that, as a result, shall not be restructured and novated due to the approval and Court Approval of the Plan, according to the provisions of Article 49, head paragraph and paragraphs 3 and 4 of the LRF, so that its restructuring may be implemented through bilateral negotiations with the respective First-Priority Creditors or by the adhesion of such First-Priority Creditors to the Plan (“Adhering First-Priority Creditors”). In the best understanding of the Company, there are no First-Priority Claims against the Light Group.

“Illiquid Claims”: Means the contingent or Illiquid Bankruptcy Claims, the subject matter of lawsuits, arbitration proceedings, or administrative proceedings, whose definition of amount is pending resolution of controversy or dispute, derived from any triggering events occurring up to and including the Date of Filing, which are considered Bankruptcy Claims and which, as a result, will be restructured by this Plan in the form of Section 6.2, under the terms of the LRF. In the best understanding of the Company, there are no Illiquid Claims against the Light Group.

“Claims Notes Subject to Restructuring”: Means the Unsecured Claims held by the Bondholders arising from the Notes Subject to Restructuring.

“Adjusted Unsecured Claims”: Means the Unsecured Claims held by the Unsecured Creditors to be paid as provided for in Sections 6.1.1, 6.1.2, 6.1.4 (as applicable) and 6.1.7, which will be increased by the amount corresponding to the compensation provided for in the respective original debt instruments (excluding fines and default interest), limited to the amount of four hundred and five million, five hundred thousand reais (BRL 405,500,000.00), for the period between May 12, 2023 and June 30, 2024 (including), as shown in Exhibit B.

“Unsecured Claims”: The Bankruptcy Claims held by Unsecured Creditors, according to Article 41, item III, of the LRF.

“Light SESA Unsecured Claims”: The Unsecured Claims arising from the SESA Debentures, the Notes Subject to the SESA Restructuring, Loan 4131 and the Light SESA Swap Notes.

“Late Claims”: It has the meaning set forth in Section 6.3.

“Tax Claims”: Claims held by Municipal, State or National Public Treasury, as applicable.

“Creditors”: Persons, individuals or legal entities, public or private, national or foreign, holders of Claims against Light, Light SESA and/or Light Energia. For all purposes, each Debenture Holder holding SESA Debentures, each Bondholder holding the Notes Subject to Restructuring, the holder of Loan 4131 and each holder of Swap Notes, to whom the proposals subject to this Plan are addressed, individually, are Creditors.

“Converting Supporting Creditors”: Has the meaning assigned to it in Section 6.1.1.

“SESA Financial Supporting Creditors”: Has the meaning assigned to it in Section 6.1.4.

“Non-Converting Supporting Creditors”: Has the meaning assigned to it in Section 6.1.2.

“Bankruptcy Creditors”: Creditors holding Bankruptcy Claims.

“Non-Opting creditors”: Has the meaning assigned to it in Section 6.1.7.

“Unsecured Creditors”: Creditors holding Unsecured Claims, as provided for by Article 41, item III, of the LRF, including Bondholders and Debenture Holders and holders of Swap Notes.

“Unsecured Creditor up to BRL 30,000.00”: Has the meaning assigned to it in Section 6.1.3.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 9

“Date of Presentation of the Court-Supervised Reorganization Plan”: May 17, 2024

“Date of Disclosure of the Notice to the Market - Adhesion to the Options”: The date on which Light publishes, in accordance with applicable Law, the Notice to the Market - Adhesion to the Options.

“Date of Disclosure of the Notice to the Market - Result of the Options”: Means the date on which Light publishes, in accordance with applicable Law, the Notice to the Market - Result of the Options.

“Restructuring Closing Date”: the date on which the Restructuring Closing Date - Local Instruments and the Restructuring Closing Date - New Foreign Notes have cumulatively occurred”.

“Restructuring Closing Date - Local Instruments”: The date on which all of the following events are cumulatively verified to have occurred: (i) the issuance of Light Convertible Debentures, in accordance with Section 6.1.1 and sub-sections; (ii) the formalization of the Non-Convertible Debentures - Converting Supporting Creditors under the terms of Section 6.1.1.6; (iii) the formalization of Debentures - Non-Converting Supporting Creditors, in accordance with Section 6.1.2; (iv) the formalization of the Debentures - SESA Financial Supporting Creditors, in accordance with Section 6.1.4; and (v) the issuance of Debentures to Non-Opting Creditors, under the terms of Section 6.1.7, which must occur within ninety (90) days and may be automatically extended for another thirty (30) days, counting from the Date of Disclosure of the Notice to the Market - Result of the Options.

“Restructuring Closing Date — New Foreign Notes”: The date on which the New Foreign Notes were issued, which must occur within ninety (90) days and may be automatically extended for another sixty (60) days, counting from the Date of Disclosure of the Notice to the Market - Result of the Options.

“Date of Homologation”: Means the day of publication of the decision of Court Homologation of the Plan in the Electronic Justice Gazette of the Court of Appeals of the State of Rio de Janeiro.

“Date of Filing”: May 12, 2023, the date on which Light’s Court-Supervised Reorganization was filed.

“Light’s Convertible Debentures”: Convertible unsecured debentures in a single series, for private placement, to be issued by Light, under the terms and conditions set out in the Light Convertible Debentures Indenture, and as set out in Section 6.1.1.3.

“Debentures - SESA Financial Supporting Creditors”: Has the meaning assigned to it in Section 6.1.4.4.

“Debentures - Non-Converting Supporting Creditors”: Has the meaning assigned to it in Section 6.1.2.2.

“Debentures - Non-opting Creditors”: Has the meaning assigned to it in Section 6.1.7.

“Non-Convertible Debentures - Converting Supporting Creditors”: Has the meaning assigned to it in Section 6.1.1.6.

“SESA Debentures”: Means the instruments issued through the 9th, 15th, 16th, 17th, 19th, 20th, 21st, 22nd, 23rd, 24th and 25th Debenture Indentures of Light SESA.

“Debenture Holders”: Means, jointly, the Unsecured Creditors holding the SESA Debentures.

“Lawsuit” It means, in any degree of jurisdiction or instance, any litigation, action, claim, process, complaint, arbitration procedure, enforcement of judgment, judicial protest, decision, inspection, request for information (including for the initiation of an inspection procedure), collection, notification (judicial or extrajudicial), a notice of violation, subpoena, procedure, investigation, judicial, arbitral, or administrative proceeding, or any other type of lawsuit or process, whether judicial, arbitral, or administrative.

“Business Day”: Means any day that is not Saturday, Sunday, a national holiday, state holiday in Rio de Janeiro, or municipal holiday in the judicial district of the capital of the State of Rio de Janeiro, and/or in which, for whatever reason, there are no banking hours in the city of Rio de Janeiro, and/or in which the Court where the Court-Supervised Reorganization is being processed is not suspended or closed due to a recess or forensic holiday.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 10

“Dollars” or “USD”: The currency of the United States of America, that is, the United States Dollars.

“Election Solicitation”: Means the electronic process to be launched by the Light Group through the Depositary Trust Company - DTC so that Bondholders can choose payment options for their Claim Notes Subject to Restructuring under the terms of this Plan.

“Loan 4131”: Means the financing operation subject to the Credit Agreement signed between Light SESA and Citibank N.A., on September 29, 2021, with Light’s co-obligation.

“Light Convertible Debentures Indenture”: Has the meaning assigned to it in Section 6.1.1.3.

“Cash Surplus”: Means Light SESA’s available Funds, including cash, cash equivalents and financial investments, classified as short-term and/or long-term, on September 30 of each year, after the Restructuring Closing Date - Local Instruments, after deducting the amount of one billion Reais (BRL 1,000,000,000.00) (“Minimum Cash”), updated by the IPCA as of the Approval Date, and adjusted by the regulatory liabilities net of Light SESA’s regulatory assets. The Minimum Cash shall be increased by the amount equivalent to the obligations to make repayments and pay interest on financial debts (loans, financing, issues in local and/or foreign capital markets) maturing by November 15 of the respective fiscal year, if any.

“Light Group”: It means Light, Light SESA and Light Energia together.

“Court Homologation of the Plan”: It means the court decision issued by the Court overseeing the Court-Supervised Reorganization that ratifies the Plan and grants the court-supervised reorganization to Light, according to Article 58, head provision, or Article 58, paragraph 1, both of the LRF, as published in the Justice Gazette of the Court of Appeals of the State of Rio de Janeiro.

Restructured Debt Instruments Means, collectively, the Light Convertible Debentures, the Non-Convertible Debentures of Converting Supporting Creditors, the SESA Financial Supporting Creditor Debentures, the SESA Financial Supporting Creditor Amendments, the Non-Converting Supporting Creditor Debentures, the New Foreign Notes (as applicable) and the Non-opting Creditors Debentures.

“Energia Transaction Instruments”: Means each of the transaction instruments signed individually in relation to the Excluded Energia Claims, presented in the Court-Supervised Reorganization under IDs No. 112416222, 112416224, 112416225, 112416227, 112416228 and 113051639, as disclosed by Light and Light Energia in a Material Fact dated April 11, 2024, by which, among other forecasts and subject to the terms and conditions set forth therein (i) the Excluded Energia Claims were renegotiated; (ii) the termination of Light’s co-obligation in relation to the Excluded Energia Claims was recognized; (iii) Light Energia was excluded from the effects of the Court-Supervised Reorganization of Light that had been extended to it, in relation to the Excluded Energia Claims; (iv) any payments by way of dividends of any amounts additional to those intended for distribution by Light Energia at the Special and Annual Meeting held on April 4, 2024, whose resolutions are, in any case, ratified by this Plan, was subordinated to the payment of the Excluded Energia Claims.

“IPCA”: Means the Broad Consumer Price Index, disclosed by the Brazilian Institute of Geography and Statistics (IBGE), or any other index that may legally replace it.

“Reorganization Court” or “Court-Supervised Reorganization Court”: Means the 3rd Business Court of the Judicial District of the Capital City of the State of Rio de Janeiro, to which the Court-Supervised Reorganization was assigned.

“Reports”: Means the economic-financial reports and appraisal reports of Light’s properties and assets, prepared according to Article 53, items II and III of the LRF.

“Law”: Means any law, regulation, order, judgment, or decree issued by any governmental authority.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 11

“Brazilian Corporations Act”: Means Federal Law No. 6,404, of Wednesday, December 15, 1976, as in force on this date.

“Light Energia”: Means Light Energia S.A., a publicly-held corporation, registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 01.917.818/0001-36, with headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Marechal Floriano 168, part, second floor, corridor B, Centro, Postal Code (CEP) 20.080-002.

“Light SESA”: Means Light Serviços de Eletricidade S.A., a publicly-held corporation, registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 60.444.437/0001-46, with headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Marechal Floriano no. 168, Centro, Postal Code (CEP) 20.080-002.

“Light”, “Company under Court-Supervised Reorganization” or “Company”: Means Light S.A. - a Company under Court-Supervised Reorganization, a publicly-held corporation, registered at the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under number 03.378.521/0001-75, with headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, on Avenida Marechal Floriano 168 - second floor - corridor A, Centro, Postal Code (CEP) 20.080-002.

“LRF”: Means Federal Law No. 11,101, February 9, 2005, as in force on this date.

“MME”: Means the Ministry of Mines and Energy.

“Amount of Anchor Shareholder Increase”: Has the meaning assigned to it in Section 4.1.1.

“New Foreign Notes”: Means the instruments to be governed by the laws of New York aimed at restructuring the Notes Subject to Restructuring, which will be issued under the terms and conditions set out in the Term Sheet Bondholders and this Plan, and in accordance with the terms and conditions set out in Section 6.1.5 and sub-sections.

“Notes Subject of the Restructuring of Energia”: Means debt instruments issued on the international market by Light Energia, through the 4.375% Notes Due 2026, with co-obligation by Light, negotiated jointly (unit) with the SESA Restructuring Notes.

“Notes Subject of the Restructuring of SESA”: Means debt instruments issued on the international market by Light SESA, through the 4.375% Notes Due 2026, with co-obligation by Light, negotiated jointly (unit) with the Energia Restructuring Notes.

“Notes Subject of Restructuring”: The combination of Notes covered by the Restructuring of Energia and Notes covered by the Restructuring of SESA.

“Light SESA Swap Notes”: Means the swap negotiation notes linked to the Notes covered by the Restructuring and Loan 4131.

“New Shares - Anchor Shareholder”: Has the meaning assigned to it in Section 4.1.1.

“New Shares - Market”: Has the meaning assigned to it in Section 4.1.1.

“Intrasectoral Obligations”: It means all the obligations applicable to Light SESA and Light Energia in the regulatory sphere, including those provided for in ANEEL Normative Resolution 917/2021 and any expenses linked to the Light SESA Concession Agreement and the Light Energia Concession Agreement that are enforceable by the Granting Authority or that are aimed at maintaining the provision of the public service. For the avoidance of doubt, Intrasectoral Obligations are not subject to Court- Supervised Reorganization and, therefore, are not, in any way, affected or modified by the Plan.

“Exempt Parties”: It means the Company under Court-Supervised Reorganization, Light SESA, Light Energia, the Anchor Shareholder, and their respective Affiliates, Controlled Companies, subsidiaries, associates, associated entities, and other companies belonging to the same group, and their respective shareholders, officers, directors, fiscal council members, advisory committee members, employees, lawyers, advisors, agents, representatives, current or former, including their predecessors and successors.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 12

“Calculation Period” Means, after the lapse of a period of thirty-six (36) months counting from the Restructuring Closing Date - Local Instruments, and not before the lapse of a period of forty-two (42) months counting from the Restructuring Closing Date - Local Instruments, the annual period in which Light SESA’s available cash funds are to be calculated to verify the existence of Cash Surplus to be used for early redemption or extraordinary repayment of Converting Supporting Creditors Non-Convertible Debentures or Non-Converting Supporting Creditor Debentures, as applicable and subject to priority in receipt of the Converting Supporting Creditors. The first measurement will take place on the last day of September after the grace period referred to above has elapsed, and the other measurements will take place annually, always based on Light’s audited financial statements as at September 30th of each year.

“Period of Institutional Stability”: It has the meaning set forth in Section 8.2.

“Plan”: Means this court-supervised reorganization plan, including all its Exhibits.

“Indicative Action Plan”: It means the indicative action plan contemplating the steps and measures to be adopted for the purpose of implementing the restructuring measures provided for in this Plan in relation to the SESA Debentures, substantially in the form described in Exhibit C, which may be adjusted or adapted, as necessary, to meet applicable regulatory and/or operational requirements and in order to allow the implementation of said measures, provided that any adjustments or adaptations do not impact the restructuring of the Unsecured Claims under the terms of the options to which the Unsecured Creditors have adhered in the form provided for in this Plan.

“Ancillary Proceedings Abroad”: Means the ancillary procedures for the recognition of Court-Supervised Reorganization abroad that may be filed by the Light Group to assist in the implementation of this Plan, including Chapter 15 and the Scheme of Arrangement.

“Brazilian Reais” or “BRL”: It means the national currency in the Federative Republic of Brazil, that is, the Real.

“Court-Supervised Reorganization”: It means Light’s Court-Supervised Reorganization proceeding, registered under No. 0843430- 58.2023.8.19.0001, being processed at the 3rd Business Court of the Judicial District of the Capital City of the State of Rio de Janeiro.

“Funds - Unsecured Claims - BRL 30,000.00”: Has the meaning assigned to it in Section 6.1.3.1.

“List of Creditors”: This means the list of creditors presented by the Bankruptcy Trustee on 09.12.2023 (ID no.76945637) and which may be amended from time to time, either due to judgments in the judicial phase of the claim verification procedure (as provided for in the LRF), in the context of claim qualifications and challenges, whether due to judicial or arbitration decisions that recognize new Bankruptcy Claims or alter the legitimacy, classification or value of already recognized Bankruptcy Claims, provided that they have become final and unappealable or that such recognitions, alterations, classifications or values take effect as a result of a specific court order issued by the Court processing the Court-Supervised Reorganization.

“Concession Renewal”: It means the date on which the new concession agreement regarding the renewal of Light SESA’s ownership concession was signed by Light SESA and the Granting Authority.

“Scheme of Arrangement”: Means the insolvency procedure in the United Kingdom provided for in the Companies Act 2006, which may be initiated in addition to the Court-Supervised Reorganization to implement the restructuring of the Claim Notes Subject to Restructuring.

“Exchange Rate - Conversion”: Means, for any event provided for in this Plan, the variation factor of the closing price of the sale rate of United States Dollars (PTAX), available on the Brazilian Central Bank’s website (https://www.bcb.gov.br/), which will be used with four (4) decimal places, used by the Bankruptcy Trustee to prepare the List of Creditors used on the date of the General Meeting of Creditors in which this Court-Supervised Reorganization Plan is approved.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 13

“Term Sheet Bondholders”: is the Restructuring Term Sheet and its respective exhibits, signed on May 9, 2024 by the Light Group and specific Bondholders, included in Exhibit D. The Term Sheet Bondholders may be replaced by the Bondholders Plan Support Agreement, aimed exclusively at implementing the terms and conditions set forth in the Plan and in the Term Sheet Bondholders, keeping in mind that the implementation of the transaction in the manner set forth in the Term Sheet Bondholders will be conditioned to the minimum adhesion of Bondholders holding sixty percent (60%) of the Claim Notes subject to Restructuring to the Bondholders Plan Support Agreement and/or to the payment options set forth in Sections 6.1.1 or 6.1.2 of this Plan.

“Instrument of Adhesion - Converting Supporting Creditors”: Means the adhesion instrument to be filled in and forwarded by the Converting Supporting Creditors who opt for the payment method provided for in Section 6.1.1.

“Instrument of Adhesion - SESA Financial Supporting Creditors”: Means the adhesion instrument to be filled in and forwarded by SESA Financial Supporting Creditors who choose the payment method provided for in Section 6.1.4.

“Instrument of Adhesion - Non-Converting Supporting Creditors”: Means the adhesion instrument to be filled in and forwarded by Non-Converting Supporting Creditors who opt for the payment method provided for in Section 6.1.2

“TJRJ (Court of Appeals of the State of Rio de Janeiro)”: Means the Court of Appeals of the State of Rio de Janeiro.

“Maximum Increase Amount - New Funds”: It has the meaning set forth in Section 4.1.1(i).

“Total Issue Amount”: Has the meaning assigned to it in Section 6.1.1.3.

“Maximum Volume - Conversion - Converting Supporting Creditors”: Has the meaning assigned to it in Section 6.1.1.2.

2. PRELIMINARY CONSIDERATIONS

2.1. Background

With more than 100 years of operations, Light’s origins date back to the establishment of The São Paulo Tramway (“SP Tramway”) in 1899, a company that operated in the public transport sector and in the generation and distribution of electricity, and was also authorized to operate lighting, telegraphy and telephony services. That same year, SP Tramway began construction of Brazil’s first large-scale power station, the Parnaíba Hydroelectric Power Plant (“UHE Parnaíba”), located on the Tietê River, which was completed in 1901. A few years later, surplus electricity from the Parnaíba HPP started being used for public lighting in the city of São Paulo.

Seeking to expand its operations to Rio de Janeiro - at the time, the federal capital of Brazil - in 1904, the same Canadian group that founded São Paulo Tramway established, in Toronto, The Rio de Janeiro Tramway, Light and Power Co. Ltd (“RJ Tramway, Light and Power”) which, in 1907, became directly responsible for lighting services in the city of Rio de Janeiro. As of July 1912, São Paulo Tramway and RJ Tramway, Light and Power came together under the same holding company, called Brazilian Traction Light and Power Co. Ltd.

In 1959, under the name Companhia Carris Luz e Força do Rio de Janeiro Ltd., RJ Tramway, Light and Power was nationalized and took on the name Rio Light SA - Serviços de Eletricidade e Carris, later changed to Rio Light SA - Electricity Services.

In 1967, with the unification of several concessionaires that belonged to Rio Light SA - Serviços de Eletricidade, which operated on the Rio-São Paulo axis, through its incorporation into São Paulo Light, Light Serviços de Eletricidade S.A. was formed. In 1979, the controlling interest in Rio Light SA - Serviços de Eletricidade was acquired by Eletrobrás.

With the creation of Eletropaulo, in 1981, the State Government of São Paulo took over the services provided by the group in the region. In Rio de Janeiro, the company, previously called Rio Light SA - Serviços de Eletricidade, took on the new name of Light - Serviços de Eletricidade S.A.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 14

In 1996, Light - Serviços de Eletricidade S.A. was privatized, with its controlling interest being acquired by the consortium formed by Eletricité de France - EDF; AES Corporation; Reliant Energy; and Companhia Siderúrgica Nacional. In 2002, the corporate reorganization process was completed, resulting in the consolidation of Eletricité de France - EDF as the controlling company of Light - Serviços de Eletricidade S.A.

In 2005, the company joined Bovespa’s Novo Mercado, becoming part of the listing segment characterized by the best corporate governance practices. In order to comply with current laws, the company was de-verticalized, which led to the creation of the holding company Light S.A. (Company under Court-Supervised Reorganization), which became the controller of Light Energia, responsible for electricity generation and transmission, and Light SESA, responsible for electricity distribution.

The following years were characterized by several changes in the Light Group’s corporate structure, as well as the continuation of major investments in its different operating segments, resulting in the current structure, as shown in item 2.2 below.

As can be seen from the brief background history described above, the Light Group’s operations are intrinsically linked to the urban and electricity development of the State of Rio de Janeiro, with relevant contributions in the city of São Paulo, one of the main commercial and urban centers in the country. Today, the Light Group and its Affiliates serve around 11.6 million Rio de Janeiro citizens, operating at all stages of the electricity supply chain, including generation, transmission, distribution and its commercialization. Therefore, the economic and social relevance of the Light Group is undeniable, whose contribution throughout its history with technology, innovation and the generation of several direct and indirect jobs has been fundamental to the development of the State of Rio de Janeiro.

2.2. Organizational and Operating Structure

The capital stock of the Light, fully subscribed and paid in, is BRL 5,473,247,477.89, represented by 372,555,324 common, registered and with no par value shares.

The corporate structure of the Light Group and its Affiliates is drawn out below:

[organizational chart]

Key:

Corporate Organizational Chart Distribution
Generation and Trading

From an operational standpoint, the activities of the Light Group (as defined in this Plan) are carried out as follows:

●	Light is the holding company and its activity is to have an interest in other companies, through which activities related to the generation, transmission, distribution and sale of electricity are explored and developed.

●	Light SESA is the Light Group company that, through a concession, operates in the electricity distribution segment, being the fourth largest electricity distributor in Brazil in terms of supply revenue and the sixth largest in terms of the amount of electricity distributed to the captive market, according to 2021 data from ANEEL’s Market Information Monitoring System for Economic Regulation.

●	Light Energia is Light’s wholly-owned subsidiary which, through a concession, operates in the electricity generation and transmission segment, as well as selling its own production. All electricity generated by it is exclusively from a hydraulic source, and is therefore considered “clean”. As for its assets, it owns, directly or indirectly, five hydroelectric plants and one small hydroelectric plant, namely: (i) Fontes Nova, Nilo Peçanha, Pereira Passos and PCH Lajes, which make up the Lajes Complex (in Piraí); (ii) Ilha dos Pombos, in the municipality of Carmo, State of Rio de Janeiro (border with the state of Minas Gerais) and (iii) Santa Branca, in the São Paulo municipality of the same name, in the State of São Paulo. The Lajes Complex also includes two pumping stations: Santa Cecília and Vigário, which generate electricity and supply water to the metropolitan region of Rio de Janeiro.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 15

2.3. Reasons Behind the Crisis

The Light Group’s performance is nationally recognized and, since its beginnings, has been marked by excellence in the provision of public services and tireless investment in innovation for the benefit of the Rio de Janeiro community. Like any company, countless were the challenges faced since the beginning of its journey. Some regional specificities also required the Light conglomerate to make decisions to minimize losses that were beyond its will and management.

However, in the midst of its constant efforts to optimize its obligations and preserve its operations, the reality of the Light Group has become serious and worrying, especially as a result of different factors, such as: (a) non-technical losses (euphemistic term for energy theft) have remained at a significant level; (b) drop in the consumer market of almost twenty percent (20%) since 2014 due to the economic degradation of the concession area; (c) the share of consumers who pay for electricity in Rio de Janeiro has gradually decreased in recent years; (d) the investments made by the Light Group have not paid off to the extent expected; (e) the company’s financial planning was impacted by the law that determined the full return to consumers of tax claims earned after the exclusion of ICMS from the PIS/COFINS calculation base; and (f) the COVID-19 pandemic, which hit the global and domestic market hard.

Non-technical losses, in particular, deserve more detailed consideration, due to their high contribution to the significant economic and financial effects suffered by the Light Group on its cash flow, which has been widely reported in the national press.

The increased restriction of access to areas within its concession, especially in areas dominated by paramilitary criminal groups, substantially affects the fight against theft and, consequently, the Light Group’s coffers, despite the large and repeated investments made to combat it, and has the potential to jeopardize the continuity of the concessions operated by the Light Group.

The fact that it is impossible for Light Group representatives to access these areas - called Areas of Severe Restrictions on Operation (ASRO) - to cut off irregular connections and collect retroactive invoices makes it impossible to combat energy theft and delinquency in these locations, with severe financial consequences for the Light Group.

ANEEL establishes a regulatory loss target. If losses exceed the established target, the excess is not fully covered by the fees charged. Therefore, it is up to the Light Group to bear the effects related to losses above the aforementioned percentage set by ANEEL, which end up translating into losses.

This is a complex issue, the resolution of which requires the adoption of measures that go beyond what can be done by the Light Group itself. In 2021 alone, the loss resulting from such thefts reached approximately BRL 680 million and, in that same year, 33% of the investments made by Light SESA - i.e. more than BRL 390 million - were allocated to combating these unlawful activities. In 2022, the loss resulting from electricity theft reached approximately BRL 550 million, and 49% of the investments made by Light SESA - i.e. more than BRL 610 million - were allocated to combating such unlawful activities. Despite the huge investments made by the Light Group, including the development of the so-called “sixth generation” of protection for the system where electricity thefts occur, the problem and its significant financial consequences persist.

However, billed consumption of low-voltage electricity in Rio de Janeiro has been gradually shrinking over the last decade, with a 12.5% reduction in the volume of electricity consumed between 2013 and 2022.

As disclosed in its consolidated financial statements for the fiscal year ended December 31, 2022, Light presented a loss of approximately BRL 5.6 billion.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 16

A substantial part of this loss is related to the recognition of a billionaire provision for the return of PIS/COFINS Claims to consumers. Law No. 14.385/2022 determined the full return to consumers of tax claims earned after the exclusion of ICMS from the PIS/COFINS calculation base in electricity bills, retroactively, based on the judgment of the Appeal to the Federal Supreme Court No. 574.706/PR, which gave rise to Matter No. 69 under the Federal Supreme Court’s General Repercussion.

Light managed to return the aforementioned claims in 2021, more specifically, BRL 374.2 million in the 2021 adjustment and BRL 1.05 billion in the 2022 adjustment. By the end of December 2022, there was an extraordinary fee review of -5.89% resulting from the return. Depending on what is decided in the context of the challenge to Law No. 14385/2022, either in the individual action filed by Light or in Direct Action for Unconstitutionality No. 7.324/DF, pending consideration by the Full Court of the Federal Supreme Court, in the year of 2023 the Light Group may be obliged to reimburse consumers a significant amount, by means of a discount on tariffs.

The reasons described above created a situation that presented difficulties for the Light Group, which worsened as a result of the events that took place from mid-2022 onwards, leading to the initiative adopted by Light to file for court-supervised reorganization so that, under the auspices of this procedure, it could proceed with the settlement of its financial liabilities covered by the Court-Supervised Reorganization, for which Light SESA and Light Energia are also co-obligors.

2.4. Light’s viability

Notwithstanding the reasons for the crisis pointed out above and the need for protection, under the terms of the LRF, to make it possible to settle the financial debt covered and subject to the effects of Court-Supervised Reorganization, the Light Group carries out undeniably viable activities, serving around 11.6 million consumers, and in fact, Light SESA appears in ANEEL’s ranking for 2022 as one of the best distributors for the “DEC” indicator (Equivalent Interruption Duration), as well as one of the best distributors for the “FEC” indicator (Equivalent Interruption Frequency), for companies with more than 1 million consumers, and, on September 2023, it had a DEC indicator of 6.88 hours. Such data demonstrates that it has robust and consolidated knowledge of the market in which it operates.

The Light Group has always paid attention to sectoral and intra-sectoral obligations and remains compliant with them and also with regard to meeting the quality targets established by ANEEL.

The Company under Court-Supervised Reorganization trusts in its operational capacity and that, by implementing the measures set out in this Plan, the crisis affecting the Light Group will be overcome, to the benefit of Light itself, its Bankruptcy Creditors, its customers and other stakeholders, providing for the preservation of the activities carried out and the provision of a quality service to its consumers, and, consequently, the maintenance of the productive source and the numerous existing jobs and the generation of others, promoting its social role and stimulating economic activity, which are the objectives stated in the LRF.

In addition, the viability of the Plan and the measures set out in it is attested to and confirmed by the Reports, which also present the valuation of Light’s assets and property, in compliance with the provisions of article 53, items II and III of the LRF.

2.5. Measures already adopted to benefit the restructuring process

Since the beginning of the restructuring process, the Company under Court-Supervised Reorganization has been adopting a series of measures to improve its operation and ensure favorable conditions for the renewal of the Light SESA Concession Agreement and the Light Energia Concession Agreement.

Despite the several different financial challenges, the Light Group has improved its operating indicators, especially DEC and FEC over the last few years, in the certainty that customer service is, and continues to be, a non-negotiable priority in its activities.

Additionally, a profound management intervention was imposed in order to improve the Light Group’s operating costs, in line with the specific plan of actions and measures that seek to address economic and financial sustainability, according to documents presented by Light SESA to ANEEL.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 17

On June 2, 2023, Light SESA and Light Energia filed requests for extension of their respective concessions with the MME, and the processes continue to be processed regularly, as they wait for a response from the MME.

As demonstrated above, the Company under Court-Supervised Reorganization has been striving to comply with the requirements necessary to renew its concession, and the equalization of its debt is a crucial measure for this purpose.

As informed to the market through the Material Fact disclosed by Light and Light Energia on April 11, 2024, the Unsecured Creditors holding the Excluded Energia Claims entered into the Energia Transaction Instruments with the Company under Court- Supervised Reorganization and Light Energia for, among other terms and conditions agreed, (i) the renegotiation of the Excluded Energia Claims, (ii) the termination of the Company under Court-Supervised Reorganization’s co-obligation of any and all obligations in relation to said Excluded Energia Claims, granting the Company under Court-Supervised Reorganization the broadest, fullest, unqualified, general, irrevocable and irreversible discharge in relation to all rights and claims it may have had before the Company under Court-Supervised Reorganization in relation to said Excluded Energia Claims, and (iii) revoking the protective effects of the stay period granted to Light Energia, by means of decision ID No. 58279881, in relation to the Excluded Energia Claims. The renegotiation of Excluded Energia Claims, as provided for in the Energia Transaction Instruments, was approved by the Court-Supervised Reorganization Court through decision ID No. 113451207, issued on April 18, 2024.

3. GENERAL PROVISIONS

3.1. The purpose of the provisions below is to present and clarify the bases and conditions necessary for the interpretation of this Plan, including its Exhibits.

3.2. Conflict between Sections. In the event of conflict between Sections, the Section that contains a specific provision will prevail over the Section that contains a generic provision.

3.3. Conflict with Exhibits. In the event of conflict between any provision of the Plan and any of the Exhibits, the provisions of this Plan shall prevail.

3.4. Conflicts with Agreements. In the event of conflict between any provision of this Plan and any provisions of any agreements and/or deeds relating to the Bankruptcy Claims, the provisions of this Plan shall prevail.

3.5. Legal Provisions. References to legal provisions must be interpreted as references to the Laws in force on this date, unless otherwise provided for in the Plan.

3.6. Terms. All deadlines set out in the Plan must be considered in accordance with article 132 of the Brazilian Civil Code, which establishes that the starting day of the term will be excluded and the last day of the term will be included. All terms and deadlines referred to in this Plan (whether counted in Business Days or not), whose final term falls on a day other than a Business Day, will be considered as immediately extended to the next following Business Day.

3.7. Construction Rules.

3.7.1. the headings and titles of the sections of this Plan are for convenience of reference only and shall not limit or affect the meaning of the sections, paragraphs or items to which they apply.

3.7.2. References to any documents or other instruments include all of their amendments, replacements and consolidations, and respective supplementations, except where expressively provided otherwise herein.

3.7.3.   the use of terms “include”, “including” and other similar terms herein, followed by any generic representation, term or matter shall not be construed to limit such representation, term or matter to the specific items or matters inserted immediately after such word - as well as to similar items or matters - and shall, on the contrary, be deemed to refer to all other items or matters that could reasonably be inserted within the broadest possible scope of such representation, term or matter, and such terms shall always be read as if they were accompanied by the term “for example”.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 18

3.7.4. Except where expressly provided otherwise in this Plan, the exhibits and documents mentioned in this Plan are integral parts of the Plan for all legal purposes and their content is binding.

3.8. General Rules Applicable to the Payment of Bankruptcy Claims. The Plan applies to all Bankruptcy Claims, and this Plan and/or the instruments that will be signed under this Plan, as the case may be, will replace or add and consolidate, as the case may be, all contracts and other instruments that gave rise to Unsecured Claims.

4. MAIN MEANS OF COURT-SUPERVISED REORGANIZATION

4.1. Overview. Light proposes adopting the measures listed below as a way of overcoming its current and momentary economic and financial crisis, which are detailed in the specific sections of this Plan, under the terms of the LRF and other applicable laws.

4.1.1. New Capitalization. Light S.A. will promote a capital increase of at least one billion Reais (BRL1,000,000,000.00) and a maximum of three billion seven hundred million Reais (BRL 3,700,000,000.00), which will comprise:

(i)	the contribution of new Funds in the amount of up to one billion, five hundred million Reais (BRL 1,500,000,000.00) (“Maximum Value of the Increase - New Funds”), with the consequent issuance by private subscription (i.e., without registration at the CVM) of new Light Shares and subscription warrants as an additional advantage to the subscribers, in the form of articles 77, 170, paragraph 1 and 171, paragraph 2 of the Brazilian Corporations Act and other applicable legal provisions, which enable the subscription and payment of the aforementioned new Light Shares (i) by the Anchor Shareholder (“New Shares - Anchor Shareholder”) , in the amount of up to one billion Reais (BRL 1,000,000,000.00) (“Amount of Increase - Anchor Shareholder”), including committing to subscribe to any surplus within the scope of said increase to ensure a contribution of new Funds in an amount corresponding to the Amount of Increase - Anchor Shareholder and (ii) by other shareholders holding Light Shares in circulation at the time of said capital increase who eventually exercise their respective right of first refusal, through a cash contribution, in which case the Amount of Increase - Anchor Shareholder must be reduced by the exact amount actually received by Light as a result of the subscription and payment of Light Shares by other shareholders holding Light Shares as a result of the exercise of the right of first refusal (“New Market Shares”) (“Capital Increase - New Funds”); and

(ii)	the issuance of Light Convertible Debentures in the amount of up to two billion and two hundred million Reais (BRL 2,200,000,000.00), through the subscription of said debentures and their payment with part of the Adjusted Unsecured Claims held by the Unsecured Creditors who have adhered to this payment option, which will be mandatorily converted into Light Shares, within ninety (90) days from the date of the Renewal of the Concession, as provided for in Section 5.

4.1.1.1. The Capital Increase - New Funds will be carried out through private subscription of New Shares - Anchor Shareholder and New Market Shares and Subscription Bonuses - Capital Increase - New Funds issued by Light granted as an additional advantage in the subscription of new Light Shares issued in scope of the Capital Increase, and the Subscription Bonuses - Capital Increase and New Funds will have the characteristics set out in Section 5.1.6.

4.1.2. Restructuring of Unsecured Claims. Light will carry out a restructuring and equalization of its financial liabilities, which make up the Bankruptcy Claims and correspond strictly to Unsecured Claims, adapting them to its payment capacity, through the formalization of debt instruments and securities to readjust the structure of the Light Group’s capital, under the terms established in Section 5.

4.1.3. New Funds. Without prejudice to the Capital Increase - New Funds, Light may also, after the Restructuring Closing Date and provided that the provisions of the Restructured Debt Instruments are observed, prospect and adopt measures, including during the Court-Supervised Reorganization and without the need for prior authorization from the Reorganization Court or the Bankruptcy Creditors at a new General Meeting of Creditors or in any other way, aiming to obtain new funds through the implementation of possible capital increases through public or private subscriptions, including the capital increases provided for in this Plan and Authorized Capital Increases, contracting new lines of credit, financing of any nature, setting up a Receivables Investment Fund, securitization of claims, or other forms of funding, including in the capital markets and with the offering of guarantees, to be approved under the terms of the respective articles of incorporation of the companies that make up the Light Group, as the case may be, in compliance with the terms set forth in this Plan and in articles 66, 67, 69-A et seq., 84 and 149 of the LRF, provided that the measures taken by Light do not harm or impact the fulfillment of this Plan, the guarantees to be provided to the Preliminary Creditors in the manner provided for in this Plan, or the capacity of Light to comply with this Plan. Any new funds raised in the capital market during the course of the Court-Supervised Reorganization will have a first-priority nature for the purposes of the provisions of the LRF.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 19

4.1.4. Corporate Restructuring. Light may, after the Restructuring Closing Date, subject to the terms of the Restructured Debt Instruments, carry out one or more corporate reorganization transactions aimed at obtaining a more efficient and adequate structure for the implementation of the proposals set forth in this Plan, for the continuity of the activities carried out by it, by Light SESA, by Light Energia, or by any of its Affiliates, for the implementation of its strategic business plan, or any other corporate reorganization that may be defined in due course by the Company under Court-Supervised Reorganization, pursuant to the terms of article 50 of the LRF, including for the purpose of admitting new shareholders into its shareholding base, provided that such transactions do not harm or affect the fulfillment of this Plan, the guarantees to be provided to the Bankruptcy Creditors in the manner provided for in this Plan, or Light’s ability to comply with this Plan and does not represent a burden and/or cost for the Bankruptcy Creditors.

4.1.5. Special General Meeting - Amendment to Light’s Articles of Incorporation.. Within up to forty-five (45) days from the date of the Date of Homologation, Light must call, in accordance with its Articles of Incorporation and current Laws, a special general meeting (AGE) of Light’s shareholders to decide on the amendment of its Articles of Incorporation to, among other things, increase the limit of its authorized capital and include the attribution to Light’s Board of Directors of the power to decide on the issuance of convertible debentures and subscription bonuses, in order to enable the implementation of the measures provided for in this Plan (“Preparatory AGE”). The Preparatory AGE must be installed and conducted in accordance with Light’s Articles of Incorporation, and the corresponding minutes must be disclosed in the Court-Supervised Reorganization records, for the information of the Creditors and the Bankruptcy Trustee, as soon as they are made available to the CVM.

5. CAPITAL INCREASE - NEW FUNDS

5.1. Capital Increase - New Funds. In view of the need for new funds to ensure the implementation of the terms and conditions of the restructuring of Bankruptcy Claims contemplated in this Plan, as well as the success of Light’s Court-Supervised Reorganization, Light undertakes to carry out the Capital Increase - New Funds in the form provided for in this Plan and in compliance with the applicable laws within a period of ninety (90) calendar days after the date of the Renewal of the Concession, including taking of all the necessary measures to carry out the Capital Increase - New Funds, subject to the following terms and conditions:

5.1.1. Amount of Capital Increase. The total amount of the Capital Increase - New Funds must correspond to the amount necessary to cover the Amount of Increase - Anchor Shareholder, plus the amounts eventually contributed by Light’s other shareholders at the time of the Capital Increase - New Funds due to the exercise of the right of first refusal provided for in Section 5.1.5 below. To this end, and observing the Maximum Amount of the New Funds Increase, the Capital Increase - New Funds must be approved in a volume interval sufficient to enable (i) the Anchor Shareholder, the right to subscribe and pay up the New Shares - Anchor Shareholder, in the amount of the Amount of Increase - Anchor Shareholder; and (ii) other Light shareholders have the right to subscribe and pay for new Light Shares in proportion to the number of shares they hold, in accordance with the Brazilian Corporations Act. It will be up to Light to confirm the final volume of the Capital Increase - New Funds as soon as possible after the end of the period for exercising the right of first refusal provided for in this Plan and in article 171, Paragraph 4 of the Brazilian Corporations Act.

5.1.2. Structure of the Capital Increase - New Funds. The Capital Increase - New Funds will be carried out through the private issuance of (i) New Shares - Anchor Shareholder, which will be paid in by the Anchor Shareholder through a cash contribution; (ii) the subscription and payment by Light shareholders of the New Shares - Market eventually issued due to the exercise of the right of first refusal provided for in Section 5.1.5 and paid in through a cash contribution; and (iii) Subscription Bonus - Capital Increase - New Funds issued by Light, assigned free of charge as an additional advantage to subscribers of the new Light Shares to be issued in the context of the Capital Increase - New Funds, all without unjustified dilution and observing the right of first refusal from Light’s shareholders provided for in Section 5.1.5 below.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 20

5.1.3. Special General Meeting. Within a period of forty-five (45) days from the date of the Renewal of the Concession, Light shall call , in accordance with its Articles of Incorporation and the Laws in force, a special general meeting of Light’s shareholders to decide on the Capital Increase - New Funds (“AGE Capital Increase - New Funds”). The AGE Capital Increase - New Funds must be installed and conducted in accordance with Light’s Articles of Incorporation, and the corresponding minutes must be disclosed in the Court-Supervised Reorganization records, for the information of the Creditors and the bankruptcy Trustee, as soon as they are made available to the CVM.

5.1.4. Criteria for Setting the Issue Price. The unit issue price of the New Shares - Anchor Shareholder and the New Shares - Market to be submitted by Light’s management for resolution at the AGE Capital Increase - New Funds will be six Reais and twenty-nine cents (BRL 6.29), calculated by the volume-weighted average price (VWAP) of Light’s shares traded on B3 in the sixty (60) trading sessions held on the days immediately preceding February 23, 2024 (including said date), defined under the terms of article 170, paragraph 1, of the Brazilian Corporations Act. For every one (1) Light Share subscribed in the Capital Increase - New Funds, two (2) Capital Increase - New Funds Subscription Bonuses will be issued as an additional advantage under the terms of Section 5.1.6 below.

5.1.5. Right of First Refusal. As per article 171 of the Brazilian Corporations Act, Light’s shareholders, on the occasion of the AGE Capital Increase - New Funds, will have rights of first refusal to subscribe for the New Shares - Market to be eventually issued as a result of the exercise of the rights of first refusal in proportion to the number of Light Shares they hold on the date of the AGE Capital Increase - New Funds, which may be exercised within a maximum period of thirty (30) days from the disclosure of the respective minutes, which must be carried out by the Company on the Business Day immediately following the holding of the AGE Capital Increase - New Funds. The issuance of the New Shares - Anchor Shareholder and the New Shares - Market shall comply with the terms and conditions set out in the Brazilian Corporations Act, especially the right of first refusal set out in article 171 and paragraphs 2 and 3 of the Brazilian Corporations Act, as applicable, and shall grant the same rights conferred by the other Light Shares in circulation.

5.1.6. Subscription Bonus - Capital Increase - New Funds.. In exchange for (i) the subscription and payment of the New Shares - Anchor Shareholder by the Anchor Shareholder; and (ii) in the event of the eventual subscription and payment of the New Shares - Market by the shareholders who exercise their right of first refusal pursuant to Section 5.1.5, subscription bonuses will be issued by Light, as an additional advantage to the issuance of the new common shares in the context of the Capital Increase - New Funds, which will be delivered, pro rata, to all subscribers of the Capital Increase - New Funds, in compliance with the applicable rules and the following terms and conditions (“Subscription Bonus - Capital Increase - New Funds”):

(i)	Right to Receive Common Shares: The Subscription Bonuses for Capital Increase - New Funds will be assigned free of charge as an additional advantage to all subscribers of the new Light Shares to be issued in the context of the Capital Increase - New Funds and will confer on their holders the right to receive Light Shares, upon payment of one cent of Real (BRL 0.01) for each new common share issued as a result of the exercise of each Subscription Bonus for Capital Increase - New Bonus.

(ii)	Term for Exercise: The Subscription Bonuses for Capital Increase - New Funds must be exercised (i) by the Anchor Shareholder and (ii) by Light shareholders who exercise their respective right of first refusal under the terms of Section 5.1.5, under the terms and conditions for its exercise, on the same date that the Restructuring Capital Increase is completed. Once the Subscription Bonuses for Capital Increase - New Funds have been validly exercised, Light must issue and deliver to the holder the corresponding number of shares within fifteen (15) Business Days.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 21

(iii)	Number of Subscription Bonuses for Capital Increase - New Funds: Subscription Bonuses will be issued for Capital Increase - New Funds, the exercise of which will grant two (2) Light Shares for every one (1) Light Share subscribed in the Capital Increase - New Funds.

5.1.7. Use of Funds Raised in Capital Increase - New Funds.. Except in the case provided for in Section 5.1.7.1, the Company under Court-Supervised Reorganization undertakes to use all of the new funds raised through the Capital Increase - New Funds to carry out, within 30 days from the date of completion of the Capital Increase - New Funds, a capital increase in Light SESA in an amount equivalent to the amount of new funds, through the subscription and payment of new common shares to be issued by Light SESA.

5.1.7.1. In the event that the Capital Increase - New Funds results in the Company under Court-Supervised Reorganization’s capture of new funds totaling an amount greater than one billion reais (BRL 1,000,000,000.00), the surplus must be used as follows: (i) seventy percent (70%) of the aforementioned surplus must be used by the Company under Court-Supervised Reorganization to carry out, within 30 days from the date of completion of the Capital Increase - New Funds, a capital increase in Light SESA in an amount equivalent to the said surplus amount, through the subscription and payment of new common shares to be issued by Light SESA; and (ii) thirty percent (30%) of the aforementioned surplus must be kept in the Company under Court-Supervised Reorganization to recover its cash, so as to allow the Company under Court-Supervised Reorganization to cover the costs of the restructuring provided for in this Plan.

5.1.8. Trading Restriction Period. The New Shares - Anchor Shareholder, the New Shares - Market and the new common shares to be issued by the Company under Court-Supervised Reorganization due to the exercise of the Subscription Bonus for the Capital Increase - New Funds will be subject to a period of restriction on any trading of such new shares in accordance with the schedule of release provided in Exhibit 5.1.8, which will be effective immediately after the delivery of said new shares to their respective subscribers.

6. RESTRUCTURING OF UNSECURED CLAIMS

6.1. Unsecured Claims. Payment of Unsecured Creditors shall be made in accordance with the terms and conditions described below.

6.1.1. Converting Supporting Creditors - Light Convertible Debentures. Unsecured Creditors who are in compliance with their Non-Litigation Commitment provided for in Section 10.4, and who have agreed to receive Light Convertible Debentures in payment of at least thirty-five percent (35%) of their respective Adjusted Unsecured Claims (“Minimum Conversion”), through the submission of the Converting Supporting Creditors Instrument of Adhesion (Exhibit 6.1.1) (“Converting Supporting Creditors”), according to the procedure to be informed in the Notice to the Market - Adhesion to Options and within a period of thirty (30) days from the Date of Disclosure of the Notice to the Market - Adhesion to the Options, will receive payment of their respective Adjusted Unsecured Claims under the terms and conditions set out in this Section 6.1.1 and subsections.

6.1.1.1. For the purposes of the Minimum Conversion, both (i) the Adjusted Unsecured Claims held by each Unsecured Creditor, individually, and (ii) the Adjusted Unsecured Claims held by different holders, in aggregate, will be considered, provided that the management of such Adjusted Unsecured Claims is carried out by the same manager, common to such holders (“Common Manager”), so that (a) once the Minimum Conversion Amount has been reached in aggregate, (b) the treatment applicable to the Converting Supporting Creditors shall be extended specifically to the individual Adjusted Unsecured Claims held by each of the respective holders under the management of the Common Manager, at the option provided for in Section 6.1.1.

6.1.1.2. Payment to Converting Supporting Creditors. Converting Supporting Creditors who choose the payment option provided for in Section 6.1.1 above in a timely manner and comply with the requirements described therein will receive payment of their respective Adjusted Unsecured Claims through the delivery of (a) Light Convertible Debentures, under the terms provided for in Section 6.1.1.3 and subsections, in the aggregate global limit, considering Adjusted Unsecured Claims in Reais and in Dollars, of two billion and two hundred million Reais (BRL 2,200,000,000.00) (“Maximum Conversion Volume - Converting Supporting Creditors”); (b) Subscription Bonuses issued by Light, assigned free of charge as an additional advantage to Unsecured Creditors who have adhered to the payment option provided for in Section 6.1.1 and subsections and to whom the Light Convertible Debentures will be delivered, under the terms set out in Section 6.1.1.4; (c) as applicable, if there is a remaining balance of Adjusted Unsecured Claims after allocation within the limits listed in item (a) of this Section 6.1.1.2, Non-Convertible Debentures Convertible Supporting Creditors, under the terms set forth in Section 6.1.1.6, within the aggregate global limit, considering Adjusted Unsecured Claims in Reais and in Dollars, of four billion one hundred million Reais (BRL 4,100,000,000.00); and (d) as applicable, if there is a remaining balance of Adjusted Claims after allocation within the limits listed in items (a) and (c) of this Section 6.1.1.2, Non-Convertible Debentures - Non-Converting Supporting Creditors.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 22

6.1.1.3. Light Convertible Debentures.. On the Restructuring Closing Date - Local Instruments, Light shall issue Light Convertible Debentures in the total amount equivalent to up to the Maximum Conversion Volume - Converting Supporting Creditors, under the terms of the Light Convertible Debentures indenture that constitutes Exhibit 6.1.1.3, which may be adjusted or adapted, as necessary, exclusively to meet applicable regulatory and/or operational requirements and in order to allow the implementation of the measure provided for herein, provided that any adjustments or adaptations (i) do not impact the restructuring of the Unsecured Claims under the terms of the option provided for in this Section 6.1.1.3 (“Light Convertible Debentures Indenture”), for payment of part of the Adjusted Unsecured Claims held by each Converting Supporting Creditor; (ii) do not have a negative effect in relation to the Converting Supporting Creditor; or (iii) in any way result in an advantage for any Bankruptcy Creditor in relation to the Converting Supporting Creditor vis-à-vis the conditions set out in the Plan. The effective total amount of the issuance of Light Convertible Debentures will be calculated based on the endorsements of Converting Supporting Creditors to the option provided for in Section 6.1.1 and subsections (“Total Issuance Amount”) and will be disclosed in the Notice to the Market - Result of the Options. The Light Convertible Debentures will be issued in a single series.

6.1.1.3.1. Criteria for Setting the Conversion Price of Light Convertible Debentures.. The conversion price of Light Convertible Debentures into Light’s common shares, to be issued as provided for in Section 6.1.1.3, will be six reais and twenty-nine cents (BRL 6.29), equivalent to the volume-weighted average price (VWAP) trading of common shares issued by Light on B3 in the sixty (60) trading sessions immediately prior to February 23, 2024 (including said date). Upon conversion of Light Convertible Debentures into Light Shares, as provided for in Section 6.1.1.3.2, for each one Real (BRL 1.00) of Light Convertible Debentures issued under the terms and in the form of the Light Convertible Debentures Indenture, one Real (BRL 1.00) of the balance of Adjusted Unsecured Claims held by the Converting Supporting Creditors will be paid.

6.1.1.3.2. Mandatory Convertibility. The Light Convertible Debentures will be automatically and fully converted into Light Shares, which will be delivered to the respective Converting Supporting Creditors, within ninety (90) calendar days from the date of the Concession Renewal, but only after the Capital Increase - New Funds has been completed under the terms set out in this Plan and in the Light Convertible Debentures Indenture.

6.1.1.3.3. Characteristics of Light Convertible Debentures. Pursuant to article 56 of the Brazilian Corporations Act, no interest, fixed or variable, profit sharing or reimbursement premium will be applicable to Light Convertible Debentures. The maturity of the Light Convertible Debentures will be August 31, 2027. Without prejudice to the provisions set out in Section 6.1.1.3.3, the total amount relating to the Light Convertible Debentures will only be owed by Light, and must be paid on the maturity date mentioned above if the Concession has not been Renewed.

6.1.1.3.4. Adhesion in an Amount Lower than BRL 2.2 billion. If the adhesion of Unsecured Creditors to the option provided for in Section 6.1.1 and subsections represents an amount of adhering Adjusted Unsecured Claims lower than the Maximum Conversion Volume of Converting Supporting Creditors, the amount equivalent to the difference between (i) the Maximum Conversion Volume - Converting Supporting Creditors and (ii) the sum of the Adjusted Unsecured Claims used by the Converting Supporting Creditors to adhere to the option provided for in Section 6.1.1 and subsections, shall represent a discount to be applied, pro rata, on the balances of the Adjusted Unsecured Claims to be paid by means of the delivery of Non- Convertible Debentures to Non-Convertible Supporting Creditors, as provided for in Section 6.1.2 and subsections below.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 23

6.1.1.3.5. Adhesion in an Amount Greater than BRL 2,2 billion. If the adhesion of Unsecured Creditors to the option provided for in Section 6.1.1 and subsections represents an amount of Adhering Adjusted Unsecured Claims greater than the Maximum Conversion Volume - Converting Supporting Creditors, the Light Convertible Debentures, up to the Maximum Conversion Volume - Converting Supporting Creditors, will be allocated among the Converting Supporting Creditors, in proportion to their respective offers to receive Convertible Debentures in payment of their respective Adjusted Unsecured Claims, as per Exhibit 6.1.1.3.5.

6.1.1.3.6. Non-Renewal of Concession. If the Concession Renewal does not occur, the Light Convertible Debentures will no longer be convertible into new common shares issued by Light, so that the debt represented by them will comply with the terms and conditions set out in Section 6.1.1.3.3 and in the Light Convertible Debenture Indenture.

6.1.1.4. Light Convertible Debentures Subscription Bonuses. In return for the subscription and payment of Light Convertible Debentures by the respective Unsecured Creditors in the manner provided for in Section 6.1.3 and subsections, subscription bonuses will be issued by Light, as an additional advantage to the issuance of said Light Convertible Debentures, which will be delivered, in on a pro rata basis, to all aforementioned Unsecured Creditors, subject to the applicable rules and the terms and conditions described in Exhibit 6.1.1.4 summarized below (“Light Convertible Debentures Subscription Bonuses”):

(i)	Right to Receive Common Shares: The Light Convertible Debentures Subscription Bonuses will be assigned free of charge as an additional advantage to all Unsecured Creditors subscribing to the Light Convertible Debentures issued as provided for in Section 6.1.1.3 and subsections and will grant their holders that, on the date of conversion of the Light Convertible Debentures, they will be also holders of Light Convertible Debentures in relation to which the Subscription Bonuses - Light Convertible Debentures were assigned as an additional advantage, the right to receive common shares of Light, upon payment of one cent of Real (BRL 0.01) for each new common share issued due to the exercise of each Light Convertible Debentures Subscription Bonuses.

(ii)	Term for Exercise: The Light Convertible Debentures Subscription Bonuses must be exercised by the Unsecured Creditors in question in accordance with the terms and conditions for their exercise, on the same date on which the Light Convertible Debentures are converted into common shares issued by Light, in the manner provided for in Section 6.1.1.3.2. Once the Light Convertible Debentures Subscription Bonus has been validly exercised, Light must issue and deliver to the holder the corresponding number of shares within fifteen (15) Business Days.

(iii)	Number of Light Convertible Debentures Subscription Bonuses: Light Convertible Debentures Subscription Bonuses will be issued, the exercise of which will grant one (1) Light Share for every two (2) Light Shares to be delivered to the Unsecured Creditors in question upon conversion of the Light Convertible Debentures in the manner provided for in Section 6.1.1.3.26.1.1.4(i).

6.1.1.5. Trading Restriction Period. By adhering to the payment option provided for in Section 6.1.1, the Converting Supporting Creditors agree and undertake, irrevocably and irreversibly, to adhere to the lock-up agreement, so that the new common shares to be issued by Light and delivered to them upon the conversion of the Light Convertible Debentures, under the terms of Section 6.1.1.3.2, and the exercise of the Light Convertible Debentures Subscription Bonus, under the terms of Section 6.1.1.4, will be subject to a period of restriction on any negotiation of such new shares, in accordance with the release schedule provided for in Exhibit 6.1.1.5 which will be effective immediately after the conversion of the Light Convertible Debentures and the exercise of the Light Convertible Debentures Subscription Bonus. For the sake of clarity, the trading restriction applies only to Light Shares and does not apply to Light Convertible Debentures and/or Light Convertible Debenture Subscription Bonuses.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 24

6.1.1.6. Non-Convertible Debentures - Converting Supporting Creditors. On the Restructuring Closing Date - Local Instruments, Light SESA will formalize the amendment to the SESA Debentures indentures, as described in the Indicative Action Plan, so that the SESA Debentures previously held by the Converting Supporting Creditors are amended to reflect the characteristics set out in this Section, in the amount corresponding to the sum of the balances of the Adjusted Unsecured Claims held by the Converting Supporting Creditors that have not been used, when adhering to the option provided for in Section 6.1.1, limited to the maximum volume, considering in this limit the Adjusted Claims in Reais and Dollars, of four billion and one hundred million Reais (BRL 4,100,000,000.00). The amendments to the indentures of SESA Debentures will substantially contain the terms and conditions reflected in Exhibit 6.1.1.6 that are applicable to Non-Convertible Debentures - Converting Supporting Creditors, as well as other provisions typically adopted in transactions of the same nature (“Non-Convertible Debentures - Converting Supporting Creditors”). The Non-Convertible Debentures - Converting Supporting Creditors represent the restructuring of the balances of Adjusted Unsecured Claims remaining after the payment of part of the aforementioned Adjusted Unsecured Claims through the delivery of Light Convertible Debentures, with nothing further to be claimed in this regard by the Converting Supporting Creditor. The financial volume corresponding to Non-Convertible Debentures - Converting Supporting Creditors will be calculated according to the proportion of the amount of the respective Adjusted Unsecured Claims with which they have adhered to the payment option provided for in Section 6.1.1, in relation to the total value of the respective issue of Non-Convertible Debentures - Converting Supporting Creditors. The Non-Convertible Debentures - Converting Supporting Creditors will reflect the following terms and conditions:

(a) Principal Amount: will correspond to up to four billion and one hundred million Reais (BRL 4,100,000,000.00), considering in this limit the Adjusted Claims in Reais and in Dollars, plus the compensation provided for in paragraph (d) below between July 1, 2024 (including said date) and the Restructuring Closing Date - Local Instruments (excluding said date);

(b) Payment of the Principal Amount: The amortization of the principal amount will begin on the forty-second (42nd) month counting from the Restructuring Closing Date - Local Instruments, and will be done every six months, on a straight-line basis, according to the schedule provided in Exhibit 6.1.1.6 (ii);

(c) Compensation: From the Restructuring Closing Date - Local Instruments, observing the compensation of the Adjusted Unsecured Claims, the new amount relating to the principal amount will be compensated in accordance with the variation of the IPCA, increased by five percent (5%) per year. Payment of compensation will begin on the sixth (6th) month counting from the Restructuring Closing Date - Local Instruments and will be made according to the schedule set out in Exhibit 6.1.1.6 (ii).

(d) Guarantees: (i) 1st degree fiduciary assignment, without privilege or competition from third parties (observing the sharing of Guarantees provided for in this Plan), on the net compensation of electrical assets referring to the Regulatory Compensation Base, in the form of the instrument that will be signed on the Restructuring Closing Date - Local Instruments, under terms previously agreed with the Converting Supporting Creditors, as per Section 9 below; (ii) 1st degree fiduciary assignment, without privilege or competition from third parties (observing the sharing of Guarantees provided for in this Plan), on Claim rights that will pass through a linked account, to which receivables limited to fifty million reais (BRL 50,000,000.00) will be allocated updated annually by the IPCA (limited to BRL 300,000,000.00 per year, updated annually by the IPCA, in case of pecuniary default), in the form of the instrument that will be signed on the Restructuring Closing Date - Local Instruments under terms previously agreed with the Converting Supporting Creditors; and (iii) guarantee of the Company under Court-Supervised Reorganization to be constituted within the scope of the Non-Convertible Debentures - Converting Supporting Creditors;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 25

(e) Early Redemption or Extraordinary Amortization:: Whenever, during the Calculation Period, and after deducting the amount referring to the Minimum Cash, the existence of a Cash Surplus is verified, the excess funds will be used by Light SESA for the early redemption of the entirety or the extraordinary amortization of the Non-Convertible Debentures - Converting Supporting Creditors. The early redemption or extraordinary amortization in question will always be carried out on the fifth (5th) day of the month following the disclosure of the revised financial statements relating to the Calculation Period in question. In any case, priority must always be given to early redemption or extraordinary amortization of Non- Convertible Debentures - Converting Supporting Creditors, in relation to Debentures - Non-Converting Supporting Creditors;

(f)   Optional Redemption and Partial Amortization: Light SESA may, at its sole discretion, without incurring any penalty, redeem all or partially amortize the Non-Convertible Debentures - Converting Supporting Creditors issued under the terms of this Section 6.1.1.6 and which are, at the time, in circulation.

6.1.2. Non-Converting Supporting Creditors. Unsecured Creditors who are in compliance with their Non-Litigation Commitment provided for in Section 10.4, and who have not opted to receive Light Convertible Debentures in payment of part of the balance of their Unsecured Claims, may expressly opt to receive payment of their respective Unsecured Claims under the terms and conditions set out in this Section 6.1.2 and subsections, through submission, in accordance with the procedure to be informed in the Notice to the Market - Adhesion to Options, and within thirty (30) calendar days from the Date of Disclosure of the Notice to the Market - Adhesion to the Options, of the Non-Converting Supporting Creditors Instrument of Adhesion (Exhibit 6.1.2) (“Non-Converting Supporting Creditors”).

6.1.2.1. Payment to Non-Converting Supporting Creditors. Unsecured Creditors who choose the payment option provided for in Section 6.1.2 above in a timely fashion and comply with the requirements described therein, qualifying as Non-Converting Supporting Creditors, will receive payment of the respective balance of Adjusted Unsecured Claims through the amendment of the debentures of which are entitled to adjust their characteristics to Debentures - Non-Converting Supporting Creditors, under the terms set out in Section 6.1.2.2.

6.1.2.2. Debentures - Non-Converting Supporting Creditors. On the Restructuring Closing Date - Local Instruments, Light SESA will formalize the amendment to the indentures of the SESA Debentures, as described in the Indicative Action Plan, so that the SESA Debentures until then held by the Non-Converting Supporting Creditors will be amended to reflect the terms of this Section in the amount corresponding to the sum of the balances of the Adjusted Unsecured Claims held by the Non-Converting Supporting Creditors who have expressly opted for the option provided for in Section 6.1.2 above, and after already considering any discount applied to the remaining balance of the Adjusted Unsecured Claims Indentures held by Non-Converting Supporting Creditors, in the event provided for in Section 6.1.1.3.4, plus the compensation provided for in paragraph (c) below between July 1, 2024 and the Restructuring Closing Date - Local Instruments. The amendments to the indentures of SESA Debentures will substantially contain the terms and conditions reflected in Exhibit 6.1.1.6 that are applicable to Non-Convertible Debentures - Converting Supporting Creditors, as well as other provisions typically adopted in transactions of the same nature (“Debentures - Non-Converting Supporting Creditors”) Debentures - Non-Converting Supporting Creditor will reflect the following terms and conditions:

(a) Principal Payment Date: The amortization of the principal amount will begin on the forty-second (42nd) month counting from the Closing Date - Local Instruments, and will be done every six months, in a non-linear manner, according to the schedule in Exhibit 6.1.2 (ii);

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 26

(b) Compensation: From the Restructuring Closing Date - Local Instruments, subject to the compensation of the Adjusted Unsecured Claims, the new principal amount will be compensated in accordance with the variation of the IPCA, plus three percent (3%) per year. Interest and adjustment for inflation incurred up to the twelfth (12th) month counting from the Restructuring Closing Date - Local Instruments will be fully incorporated into the new principal amount. Payment of compensation will begin from the eighteenth (18th) month counting from the Restructuring Closing Date - Local Instruments and will be made in accordance with the schedule set out in Exhibit 6.1.2 (ii).;

(c) Guarantees: (i) 2nd degree fiduciary assignment on the net compensation of electricity assets referring to the Regulatory Compensation Base, in the form of the instrument that will be signed on the Restructuring Closing Date - Local Instruments under terms previously agreed with the Converting Supporting Creditors, as per Section 9 below; (ii) 2nd degree fiduciary assignment on Claim rights that will pass through a linked account, to which receivables will be allocated limited to fifty million reais (BRL 50,000,000.00) updated annually by the IPCA (limited to BRL 300,000,000.00 per year, annually adjusted by the IPCA, in case of pecuniary default), in the form of the instrument that will be signed on the Restructuring Closing Date - Local Instruments under terms previously agreed with the Converting Supporting Creditors, as per Section 9 below; and (iii) guarantee of the Company under Court-Supervised Reorganization to be provided within the scope of the Debentures - Non-Converting Supporting Creditors;

(d) Early Redemption or Extraordinary Amortization: Whenever, during the Calculation Period, and after deducting the amount referring to the Minimum Cash and after the Non-Convertible Debentures - Converting Supporting Creditors have been fully redeemed or amortized, the existence of a Cash Surplus is verified, the excess funds will be employed by Light SESA for the early redemption of all or the extraordinary amortization of the Debentures - Non-Converting Supporting Creditors. The early redemption or extraordinary amortization in question will always be carried out on the fifth (5th) day of the month following the disclosure of the revised financial statements relating to the Calculation Period in question. In any case, the limit on the total value of Debentures - Non-Converting Supporting Creditors must always be observed;

(e) Optional Redemption and Partial Amortization: Light SESA may, at its sole discretion, without incurring any penalties, redeem all or partially amortize the Debentures - Non-Converting Supporting Creditors issued under the terms of this Section 6.1.2.2 and which are, at the time, in circulation.

6.1.3. Unsecured Claims of up to BRL 30,000.00. Each Unsecured Creditor who, at the moment the market closes on April 19, 2024, individually considered and taking into account all the SESA Debentures of which he/she/it is the holder, is the holder of Unsecured Claims in an amount equivalent to up to thirty thousand Reais (BRL 30,000.00) on the Date of Filing (“Unsecured Claim up to BRL 30,000.00”), shall receive in full the amount of his/her/its respective Unsecured Credit up to BRL 30,000.00, in a single installment and without adjustments, automatically and regardless of the exercise of an option, within ninety (90) days from the Date of Homologation, granting the Light Group and its Affiliates the broadest, fullest, general, irrevocable and irreversible discharge in relation to their respective Unsecured Claims (“Unsecured Creditor up to BRL 30,000.00”).

6.1.3.1. The amount of three hundred million Reais (BRL 300,000,000.00) (“Funds - Unsecured Claim - BRL 30,000.00”) will be made available by Light SESA for the payment of Unsecured Claims up to BRL 30,000.00. The Funds - Unsecured Claims - BRL 30,000.00 will be used for payment in the following order: firstly, the Unsecured Claims of up to BRL 30,000.00 of the lowest value among the Unsecured Claims of up to BRL 30,000.00 held by Unsecured Creditors up to BRL 30,000.00 covered by this payment method will be paid, and so on, until the Funds - Unsecured Claims - BRL 30,000.00 have been fully consumed. In the event that the Funds - Unsecured Claims - BRL 30,000.00 are insufficient to pay all Unsecured Claims up to BRL 30,000.00, the Unsecured Creditors who would be entitled to such payment and who were not covered will be automatically paid in the manner provided for in Section 6.1.2.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 27

6.1.3.2. In the event that any Unsecured Creditor up to BRL 30,000.00 has acquired Unsecured Claims after April 19, 2024, the portion of the Unsecured Claim held by the Unsecured Creditor up to BRL 30,000.00 in question that, on the Approval Date, exceeds the amount of Unsecured Claim up to BRL 30,000.00, it must be subject to a specific payment option, in accordance with this Plan.

6.1.3.3. In the event that any Unsecured Creditor up to BRL 30,000.00 has assigned, after April 19, 2024, in whole or in part, their respective Unsecured Claims, the assignee(s) will not be entitled to the payment in the manner provided for in Sections 6.1.3 and 6.1.3.1 and must exercise a specific payment option, in accordance with this Plan.

6.1.4. SESA Financial Supporting Creditors. Unsecured Creditors holding SESA Light Swap Notes, who (a) are in compliance with their Non-Litigation Commitment provided for in Section 10.4, who are classified as S1, S2 or S3 banks before the Central Bank of Brazil, (b) have a long-term national credit rating of at least AA-(bra), brAA- or AA-.br, issued by one of the three global ratings agencies (Fitch Ratings, S&P and Moody's), and which (c) undertake, when adhering to the option provided for in this section, to make available, for a minimum period of two (2) years from the Restructuring Closing Date - Local Instruments, exclusively at the request of Light SESA, foreign exchange and/or interest derivative lines in a notional amount equal to or greater than the amount of their respective Unsecured Claims, with a minimum term of three hundred and sixty-five (365) days, may expressly opt to receive payment of their respective Unsecured Claims arising from Light SESA Swap Notes under the terms and conditions set forth in this Section 6. 1.4 and subsections, by sending to Light, pursuant to Section 11.8 below, and within a period of up to thirty (30) calendar days from the Date of Disclosure of the Notice to the Market, the Instrument of Adhesion of SESA Financial Supporting Creditors (Exhibit 6.1.4) (“SESA Financial Supporting Creditors”).

6.1.4.1. Limit on Available Funds. The amount of up to six hundred and seventy million Reais (BRL 670,000,000.00) will be made available for payment of Unsecured Claims held by Unsecured Creditors who have adhered to the option provided for in Section 6.1.4.

6.1.4.2. Foreign Exchange and Interest Derivatives Lines. The foreign exchange and interest derivative lines will only be contracted with the respective SESA Financial Supporting Creditors after the Restructuring Closing Date - Local Instruments and upon request from Light SESA. The Claim risk arising from the derivative transaction may be fully guaranteed by the respective borrower, under terms and conditions to be defined in the Global Derivatives Agreement (“CGD”) or other applicable instrument, which shall, as may be requested by Light SESA, be signed and/or amended by the parties within a period of sixty (60) days from the Date of Notice to the Market - Result of the Options. The treatment provided for in this Section to the respective SESA Financial Supporting Creditor will take place regardless of the effective execution of the CGD or other applicable instrument by Light SESA, if there is no request by Light SESA, provided that the requirements set out in items (a) to (c) of Section 6.1.4 are observed.

6.1.4.3. Payment to SESA Financial Supporting Creditors. SESA Financial Supporting Creditors who choose the payment option provided for in Section 6.1.4 above in a timely fashion and comply with the requirements described therein will receive payment of the respective balance of Unsecured Claims upon delivery of Debentures - SESA Financial Supporting Creditors, under the terms set out in Section 6.1.4.4.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 28

6.1.4.4. Debentures - SESA Financial Supporting Creditors. On the Restructuring Closing Date - Local Instruments, Light SESA will issue simple debentures, not convertible into shares, of the unsecured type, in a single series, for private placement, whose terms and conditions will be substantially those described in Exhibit 6.1.1.6 (“Debentures - SESA Financial Supporting Creditors”) in the amount corresponding to the sum of the balances of Unsecured Claims, in Reais (or Dollars, as applicable), held by the SESA Financial Supporting Creditors who have expressly opted for the option provided for in Section 6.1.4 above. The Debentures - SESA Financial Supporting Creditors will be delivered to the SESA Financial Supporting Creditors on a pro rata basis as payment for the respective balances of the Unsecured Claims arising from the Light SESA Swap Notes, and will reflect the following terms and conditions:

(a) Date of Issuance: This will be the Restructuring Closing Date - Local Instruments;

(b) Payment of the Principal Amount: Amortization of the principal amount will begin on the last Business Day of the forty-second (42nd) month counting from the Restructuring Closing Date - Local Instruments, and will be carried out every six months on a linear basis, according to the schedule in Exhibit 6.1.4 (ii);

(c) Compensation: From the Restructuring Closing Date - Local Instruments, the new principal amount will be compensated according to the variation of the CDI rating plus half a percent (0.5%) per year. Payment of compensation will begin from the sixth (6th) month counting from the Restructuring Closing Date - Local Instruments and will be made in accordance with the schedule found in Exhibit 6.1.4 (ii);

6.1.4.5. Amendment - SESA Financial Supporting Creditors.. SESA Financial Supporting Creditors holding Unsecured Claims originally registered in Dollars and who have adhered to the payment option provided for in Section 6.1.4 will have their Unsecured Claims restructured through amendments to the respective original Claim instruments (“Amendment - SESA Financial Supporting Creditors” ), which will be signed on the same date of issuance of the Debentures - SESA Financial Supporting Creditors, will reflect the same amortization schedule referred to in item (c) of Section 6.1.4.4 and will have a compensation that ensures such SESA Financial Supporting Creditors effects economically equivalent to the compensation referred to in item (c) of Section 6.1.4.4.

6.1.4.6. Optional Redemption.: Light SESA may carry out partial early amortization, full early redemption, partial or total prepayment, as applicable, at its sole discretion, without the incidence of any penalties, of the Debentures - SESA Financial Supporting Creditors and the obligations under the Amendment - SESA Financial Supporting Creditors and that are, at the time, in circulation or open, as the case may be.

6.1.5. Notes Subject to Restructuring. Subject to the minimum adhesion of Bondholders holding sixty percent (60%) of the Claims - Notes Subject to Restructuring (“Minimum Adhesion - Bondholders”) who (i) are in compliance with the Non-Litigation Commitment provided for in Section 10.4, (ii) have undertaken to support and vote favorably with respect to their Claims - Notes Subject to Restructuring in any Ancillary Proceedings Abroad, and (iii) who have opted, in relation to Claims relating to Notes Subject to SESA Restructuring, for any of the options set out in Sections 6.1.1 and 6.1.2 above, the Light Group will implement the restructuring of the Notes Subject to Restructuring in accordance with the Bondholders Term Sheet (supplemented, as applicable, by the Bondholders Plan Support Agreement), through the delivery of the New Foreign Notes, observing that:

(i)	the Minimum Adhesion - Bondholders will be verified, jointly, through the execution of a Support Agreement for the Bondholders Plan and/or on the occasion of the valid election to any of the options provided for in Sections 6.1.1 and 6.1.2 above, through the Election Solicitation, within thirty (30) calendar days from the Date of Disclosure of the Notice to the Market - Adhesion to the Options;

(ii)	the election of the payment options provided for in this Plan will be carried out exclusively through the Election Solicitation, within thirty (30) calendar days from the Date of Disclosure of the Notice to the Market - Adhesion to the Options;

(iii)	Bondholders who have not validly elected any of the payment options provided for in this Plan will be considered, for all purposes, in relation to their Notes Subject to Restructuring, Non-Opting Creditors;

(iv)	Subject to any limitations of applicable law, the new instruments to be issued to Bondholders in replacement of the Notes Subject to the SESA Restructuring will contain terms and conditions equivalent (and not more favorable) to the other instruments to be issued or amended through this Plan, as provided for in the Term Sheet - Bondholders, including in relation to Non-Opting Creditors;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 29

(v)	Notes Subject to the Energia Restructuring held by Bondholders who have validly elected one of the payment options provided for in this Plan through the Election Solicitation in relation to the Notes Subject to the SESA Restructuring will be replaced by New Foreign Notes, under the terms and conditions set out in the Term Sheet - Bondholders, without co-obligation from the Company under Court- Supervised Reorganization and which will include Light Energia's obligation to carry out a reverse auction, as provided for in the Term Sheet - Bondholders;

(vi)	For the purposes of this Section, any references in other Section to “Light Convertible Debentures”, “Non-Convertible Debentures - Converting Supporting Creditors”, “Debentures - Non-Converting Supporting Creditors” and “Debentures - Non-Opting Creditors”, shall be read as the equivalent instrument to be delivered to Bondholders under the New Foreign Notes;

(vii)	If the Restructuring Closing Date - New Foreign Notes occurs after the Restructuring Closing Date - Local Instruments, (a) the compensation applicable to the New non-convertible Foreign Notes that replace the Notes Subject to Restructuring between July 1, 2024 and the Restructuring Closing Date - New Foreign Notes, will be incorporated into the principal; (b) grace periods, interest payments and amortization will be counted from the Restructuring Closing Date - Local Instruments.

6.1.6. Excluded Energia Claims. The Unsecured Creditors holding the Excluded Energia Claims listed in Exhibit 6.1.6. are not subject to the Court-Supervised Reorganization and are not impacted by this Plan, so the respective Creditors will receive payment of such Claims under the terms of the Energia Transaction Instruments signed with Light Energia and Light, already approved through the ID decision No. 113451207 of the Court-Supervised Reorganization.

6.1.7. Payment Method - Non-Opting Creditors. Adjusted Unsecured Claims held by Unsecured Creditors who (i) have not expressly and timely expressed their options to receive payment of the remaining balance of their respective Adjusted Unsecured Claims in the manner provided for in this Plan, or (ii) do not wish to undertake the Non-Litigation Commitment provided for in Section 10.4 (“Non-Opting Creditors”), will be paid through the delivery of simple debentures, not convertible into shares, of the unsecured type, in a single series, for private placement (“Debentures - Non-Opting Creditors”) to be issued on the Restructuring Closing Date - Local Instruments by Light in the amount corresponding to the sum of the balances of Adjusted Unsecured Claims held by Non-Opting Creditors, and after already considering the discount applied to the balance of Adjusted Unsecured Claims held by Non-Opting Creditors provided for in subparagraph (b) below, plus the compensation provided for in subparagraph (d) below between July 1, 2024 and the Restructuring Closing Date, under the terms of the indenture that constitutes Exhibit 6.1.7., which may be adjusted or adapted as necessary exclusively to meet applicable regulatory and/or operational requirements, and in to allow the implementation of the measure provided for herein, provided that any adjustments or adaptations (i) do not affect the restructuring of Unsecured Claims under the terms of option provided for in this Section 6.1.7, or (ii) in any way result in an advantage for any Bankruptcy Creditor in relation to the Converting Supporting Creditor vis-à-vis the conditions set out in the Plan and delivered to said Unsecured Creditors on a pro soluto basis, with the following features:

(a) Date of Issuance: The issuance will take place on the Restructuring Closing Date - Local Instruments;

(b) Amount to be paid: the amount corresponding to twenty percent (20%) of the balance of Adjusted Unsecured Claims to be restructured under the terms of this Section 6.1.7 will be paid;

(c) Payment of the Principal Amount: The principal amount will be paid in a single installment (bullet), on the fifteenth (15th) anniversary of the Restructuring Closing Date - Local Instruments;

(d) Compensation: From the Restructuring Closing Date - Local Instruments, the new principal amount will be compensated in accordance with the variation of the IPCA index. The compensation will be fully incorporated annually into the new principal amount for payment, together with it, in a single installment (bullet), on the fifteenth (15th) anniversary of the Restructuring Closing Date;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 30

(e) Optional Redemption: Light may, at its sole discretion, without incurring any penalties, redeem all or partially amortize the Debentures - Non-Opting Creditor issued under the terms of this Section 6.1.7 and which are, at the time, in circulation.

6.1.8. General Condition: For payment purposes under the terms referred to in Sections 6.1.1;6.1.2.6.1.3.6.1.4. 6.1.5 and 6.1.7 above, and for all legal purposes and this Plan:

(a) Unsecured Claims originally registered in Reais will be kept in Reais and paid in accordance with the provisions of this Plan regarding the payment of Unsecured Claims in Reais, according to the options chosen by the Unsecured Creditors in question;

(b) Unsecured Creditors holding Unsecured Claims originally registered in Dollars may choose to receive their Adjusted Unsecured Claims in Reais, converted at the Conversion Exchange Rate;

(c) Unsecured Creditors who do not hold SESA Debentures and who wish to receive their Unsecured Claims in Reais, through the Options Provided in Sections 6.1.1 and 6.1.2, will do so through debentures issued privately in Reais.

(d) In any case, for the purposes of determining the maximum aggregate volumes applicable to Convertible Debentures and Non-Convertible Debentures - Converting Supporting Creditors, the Adjusted Unsecured Claims originally registered in Dollars will have their values converted to Reais at the Conversion Exchange Rate; and

(e) The compensation rates for instruments in Dollars will be the equivalent in Reais for foreign exchange swap transactions, as determined on the Business Day immediately preceding the AGC that approves the Plan.

6.2. Illiquid Claims. Illiquid Claims are fully subject to the terms and conditions of this Plan and the effects of Court-Supervised Reorganization. Once materialized and recognized by a judicial or arbitration decision that makes them liquid, final and unappealable, or by agreement between the parties, the Illiquid Claims will be paid as provided for in Section 6.1.7, except when otherwise provided in this Plan.

6.3. Late Claims. In the event of recognition of Claims by a judicial or arbitration decision that has become final and unappealable, or by an agreement between the parties, after the Date of Presentation of the Plan to the Court-Supervised Reorganization Court, they will be considered Late Claims and must be paid in the manner provided for in Section 6.1.7.

6.4. Changes to the Claims’ Amounts. In the event of changes to the amounts of any of the Claims already recognized and included in the List of Creditors by a final and unappealable judicial or arbitration decision, or by an agreement between the parties, the new amount of the respective Claim must be paid as set forth in this Plan, provided that, if a certain Unsecured Claim has been increased, the increased portion of the Unsecured Claim in question must be paid pursuant to Section 6.1.7.

6.5. Adhering First-Priority Creditors. First-Priority Creditors who wish to receive their First-Priority Claims in accordance with this Plan may do so, as long as they inform the Company under Court-Supervised Reorganization within a period of up to thirty (30) days from the Date of Notice to the Market - Adhesion to the Options.

6.6. Adhesion to Payment Options. Each Unsecured Creditor holding Unsecured Claims may choose and adhere to the payment options provided for in this Plan, as applicable, provided that said choice and adhesion must be made exclusively individually, independently and directly, even if their Unsecured Claim has been listed in the List of Creditors under the name of the respective Trustee, trustee or securitization company, as applicable. The procedure for Unsecured Creditors to choose and adhere to the payment options provided for in this Plan will be detailed in the Notice to the Market - Adhesion to Options to be published in due course by Light, within fifteen (15) days from the Date of Homologation.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 31

7. ADDITIONAL OBLIGATIONS

7.1. In order for Light SESA to be able to meet its cash needs until the date of the Concession Renewal, the Company under Court-Supervised Reorganization undertakes to make a contribution to Light SESA, within ninety (90) days from the Date of Homologation, through a capital increase and through the subscription and payment of new common shares to be issued by Light SESA, in the amount of at least three hundred million Reais (BRL 300,000,000.00), and in order to do so, the Company under Court-Supervised Reorganization will make use of the funds available to it as cash.

7.2. Until the full payment of the Unsecured Claims restructured in accordance with this Plan, the Company under Court- Supervised Reorganization undertakes to ensure that Light SESA restricts itself to exclusively distributing the mandatory dividend provided for in the Articles of Incorporation of Light SESA on the Date of Presentation of the Plan, and the Company under Court- Supervised Reorganization undertakes to vote at the respective annual general meetings of Light SESA in order to comply with the provisions of this Section 7.2.

8. CORPORATE GOVERNANCE.

8.1. Corporate Governance. In carrying out its activities, Light's management shall comply with the best corporate governance practices, in addition to all the terms, conditions and limitations set out in this Plan and in the other instruments related to the Court-Supervised Reorganization.

8.2. Board of Directors. In order to provide institutional stability to its corporate and managing bodies, as well as to ensure the effective fulfillment of the Light Group's corporate purpose and the measures provided for in this Plan, from the Approval of the Plan, and until the expiry of the period of two (2) years from the date of the Annual General Meeting that resolves on Light's financial statements for the 2024 fiscal year (“Institutional Stability Period”), the current members of Light's Board of Directors will be maintained in their respective positions and roles, committing Converting Supporting Creditors, once they have become shareholders of Light as a result of the conversion of Light Convertible Debentures into Light Shares and the subscription of new Light Shares as a result of the exercise of the Light Convertible Debentures Subscription Bonus, to vote in favor at the aforementioned AGOE for the reappointment of the aforementioned members of the Company's Board of Directors.

8.2.1. The current members of Light's Board of Directors may not be dismissed, except for gross error, willful misconduct, serious fault, abuse of office or breach of their fiduciary duties, in accordance with the applicable Law, until the investiture of new members who may be elected after the Institutional Stability Period has elapsed.

8.2.2. In the event of a vacancy in a position on Light's Board of Directors, the provisions of article 150 of the Corporations Act will be observed.

8.2.3. The resolutions of the Board of Directors will be taken by a simple majority of those present and, in the event of a tie in the resolutions, the Chairperson of the Board of Directors will have the casting vote, in accordance with Paragraph Three of Article 10 of Light's Articles of Incorporation.

8.2.4. The rules set out in Section 8.2 and subsections will prevail over the provisions of Light's Articles of Incorporation until the end of the Institutional Stability Period.

9. MEETING OF CREDITORS

9.1. The Converting Supporting Creditors may resolve individually at a meeting of creditors, when called under the terms of this Plan by the Company under Court-Supervised Reorganization, on (i) the terms and conditions of the final instruments to be formalized for the implementation of the measures provided for in this Plan, the minutes of which are not attached to the Plan and, therefore, still depend on negotiations and agreement with the Light Group, as well as (ii) the exemption from conditions precedent provided for in this Plan (“Meeting of Creditors”), except in the cases listed below, provided that the terms and conditions of this Plan are observed:

(a) Ratification of the final terms and conditions relating to the restructuring of the SESA Debentures will be carried out at a Meeting of Creditors, attended only by the Conversion Supporting Creditors who have elected to receive their Claims in Reais, in accordance with this Plan;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 32

(b) The ratification of the final terms and conditions relating to the New Foreign Notes will be carried out between the Light Group and the Bondholders who are signatories to the Term Sheet - Bondholders, exclusively, with the Meeting of Creditors being waived;

(c) The ratification of the final terms and conditions relating to the Debentures - Financial Supporting Creditors and Amendments - Financial Supporting Creditors will be carried out between the Light Group and the respective Financial Supporting Creditors.

(d) The final instruments must not change the economic conditions provided for in this Plan or impose liens or costs not provided for in this Plan on any group of Bankruptcy Creditors.

9.2. Call Notice. The Meeting of Creditors will be virtual or hybrid, and must be called by Light, on its own initiative, by publishing the call notice on its website (https://ri.light.com.br/), without prejudice to the sending of e-mails to Converting Supporting Creditors, subject to the electronic addresses provided to Light in accordance with this Plan. The call notice will be sent at least five (5) calendar days in advance of the date on which it will be held and two (2) calendar days for the second call. The call must contain the date, time, place and agenda.

9.3. The Meetings of Creditors may be held virtually through digital platforms such as clickmeeting, Teams, Zoom, among others, and the right to voice and vote must be ensured to all Unsecured Creditors participating in the respective Meeting of Creditors, fully applying, mutatis mutandis, the rules for the Meeting of Creditors provided for in this Section 9 and subsections.

9.4. Quorum. The Meeting of Creditors will be held, on first call, with the presence of Converting Supporting Creditors holding more than fifty percent (50%) of the total value of the Unsecured Claims held by such Converting Supporting Creditors or their respective appointed attorneys. in accordance with Section 9.4.1 below; or, on second call, with the presence of any number of Converting Supporting Creditors; The Meeting of Creditors will be chaired by persons elected by the Converting Supporting Creditors holding more than fifty percent (50%) of the Unsecured Claims present at the Meeting of Creditors.

9.4.1. Representation of Creditors. Up to two (2) days prior to the scheduled date for holding a given Meeting of Creditors, Converting Supporting Creditors must send a communication to Light, in accordance with Section 11.8 of this Plan to indicate the attorney(s)-in-fact qualified to represent them at the Meetings of Creditors that may be called under the terms of the Plan, with the following data: (i) full identification; (ii) phone number; (iii) electronic address (email); and (iv) address.

9.5. Participation. The participation of any Converting Supporting Creditor holding an Unsecured Claim is authorized through an attorney appointed and informed to Light under the terms of Section 9.4.1 above.

9.6. Approval Quorum. The resolutions of the Meeting of Creditors will be taken by the Converting Supporting Creditors holding Unsecured Claims who represent a simple majority of the Unsecured Claims present, i.e. more than fifty percent (50%) of the total amount of the Unsecured Claims present at the Meeting of Creditors, pursuant to Section 9.4 above.

9.7. Minutes. The minutes will be drawn up by the Bankruptcy Trustee, or its representative or attorney-in-fact, which must be filed within forty-eight (48) hours after the Meeting of Creditors, in the case records of the Court-Supervised Reorganization.

9.8. Replacement of the Meeting of Creditors. The resolutions of the Meetings of Creditors may be replaced, with identical effects, by the presentation of the terms of the resolution containing the signatures of the Converting Supporting Creditors representing more than half of the amount of the Unsecured Claims held by such Converting Supporting Creditors, regardless of whether a call notice has been issued.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 33

9.9.   The rules provided for in the LRF for the installation and resolution of the General Meeting of Creditors (AGC) will be applied to the Meeting of Creditors, by analogy, in what is not expressly provided for in this Section 9.

10. EFFECTS OF THE PLAN

10.1. Binding Effect of the Plan. The provisions of the Plan bind Light and its Bankruptcy Creditors, their respective assignees and successors, as of the Homologation of the Plan.

10.2. Conditions Precedent. The implementation of the restructuring measures provided for in this Plan, including the formalization and/or issuance, as applicable, of the Restructured Debt Instruments, is subject to the verification of the following conditions precedent:

(i)	Approval of the Plan by Unsecured Creditors;

(ii)	Judicial Homologation of the Plan without there being a substantial change or annulment of the material provisions as provided for in this Plan, which impacts the formalization and/or issuance, as the case may be, of the Restructured Debt Instruments, and without there being any decision suspending the effects of such Judicial Homologation of the Plan that affects the formalization and/or issuance, as applicable, of any of the Restructured Debt Instruments; and

(iii)	Obtaining all sectoral and regulatory authorizations necessary to implement the restructuring measures provided for in this Plan, as applicable in each case; and

(iv)	Exclusively for the purposes of issuing New Foreign Notes, if Ancillary Proceedings Abroad are initiated, as applicable, obtaining an order recognizing this Plan within the scope of Ancillary Proceedings Abroad.

10.3. Novation. With the Judicial Homologation of the Plan, subsequent formalization of debt instruments in payment of the Bankruptcy Claims and compliance with the other conditions precedent referred to in Section 10.2, there will be novation of the Bankruptcy Claims, in accordance with the provisions set out in article 59 of the LRF, which consist only of Unsecured Claims, and which will be paid under the terms of this Plan. All terms, conditions, covenants, financial indexes, hypotheses of early maturity, restrictions, among others, and all obligations relating to Bankruptcy Claims that have been modified by this Plan will be terminated and will no longer be applicable to the Company under Court-Supervised Reorganization, Light SESA and to Light Energia due to the novation resulting from the Judicial Approval of the Plan, except to the extent that such obligations have been expressly recognized and admitted by this Recovery Plan, without prejudice to the obligations and provisions undertaken in the Restructured Debt Instruments. Accordingly, the novation resulting from the Judicial Homologation of the Plan will entail the dismissal and respective cancellation and/or termination, as the case may be, of any and all financial obligations subject to the effects of the Court-Supervised Reorganization arising from securities and financial instruments that have been expressly dismissed by this Plan, including through the payment in kind of new instruments.

10.4. Non-Litigation Commitment. Unsecured Creditors agree that, when opting to have their respective Unsecured Claims restructured in accordance with 6.1.1, 6.1.2, 6.1.3, 6.1.4, 6.1.5 and 6.1.7, as applicable, they undertake, in a irrevocable and irreversible manner, to (i) not be a party to any new Claim against the Company under Court-Supervised Reorganization, Light SESA, Light Energia, its Affiliates and other Exempt Parties, (ii) request the suspension (even if the suspension entails termination without judgment of merit) or withdraw from any and all Actions against the Debtor, Light SESA, Light Energia, its Affiliates and other Exempt Parties to which they are direct parties since the Approval of the Plan (except if such commitment has been made at a previous time); and/or (iii) refrain from taking any measures to enforce or file any Actions against the Company under Court- Supervised Reorganization, Light SESA, Light Energia, its Affiliates and other Exempt Parties, except, in any of the cases provided for in items (i) to (iii), Actions related to (a) the inclusion of their respective Claims in the List of Creditors or the amount of such Claims provided for in the List of Creditors (b) measures related to non-compliance with obligations undertaken in the Plan, including obligations in relation to the New Capitalization provided for in Section 4.1.1.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 34

10.5. Dismissal of Judicial Proceedings. With the Judicial Homologation of the Plan, all actions, enforcements, claims (even if not filed in court), judicial and arbitration proceedings in progress that have as their object the collection of Unsecured Credits and rights related to them, including against Light, Light SESA, Light Energia and its Affiliates and any company belonging to the same corporate or economic group as the Light Group will be dismissed, with the release of any and all liens, deposits as guarantee, or constrictions existing on the Date of Homologation, except for actions that are demanding an illiquid amount exclusively in relation to Claims, with the purpose of including the Claim in the List of Creditors, under the terms of article 4 of the Civil Code 6, paragraph 1 of the LRF, which shall be dismissed after the final and unappealable decision defining the net amount due.

10.6. Waiver of Protests. The Court's Homologation of the Plan shall result in the waiver of any and all protests filed at the Registry of Deeds and Documents that arise from Bankruptcy Claims, as well as the definitive exclusion of the name of the Company under Court-Supervised Reorganization, Light SESA and Light Energia in the records of any claim protection bodies when the indication originates from a Bankruptcy Claim.

10.7. Formalization of Documents and Other Provisions. Light, Light SESA, Light Energia, the Creditors and their representatives and attorneys shall perform all acts and sign all contracts and other documents that, in form and substance, are necessary or appropriate for the fulfillment and implementation of the provisions of this Plan.

10.8. Amendments to the Plan. Light may submit additions, amendments or modifications to the Plan at any time after the Date of Homologation, provided that such additions, amendments or modifications are accepted and approved by the Bankruptcy Creditors, pursuant to the LRF.

10.8.1. Binding Effect of Amendments Made to the Plan. The additions, amendments or modifications to the Plan shall bind Light, its Bankruptcy Creditors and their respective assignees and successors, as of their approval by the Bankruptcy Creditors pursuant to articles 45 or 58, head provision or paragraph 1 of the LRF.

10.9. Discharge. The payments made in the manner established in this Plan will automatically entail, in proportion to the amount actually received and regardless of any additional formality, the full, complete, irrevocable and irreversible discharge by the Bankruptcy Creditors of any and all Bankruptcy Claims novated against Light and its guarantors, sureties, successors and assignees, including interest, adjustment for inflation, penalties, fines and indemnities, whether for principal or accessory obligations, so that the Bankruptcy Creditors may no longer claim anything against the Light Group and its Affiliates, guarantors, sureties, successors and assignees in relation to the Bankruptcy Credits, at any time, in or out of court, in Brazil or in any other jurisdiction.

10.10. Liability Exemption and Waiver in relation to Exempt Parties. As a result of the Approval of the Plan, the Creditors expressly recognize and release the Exempt Parties from any and all liability for the acts performed and obligations contracted, before and after the Date of Filing and until the Restructuring Closing Date, granting the Exempt Parties the broadest, fullest, unrestricted, general, irrevocable and irreversible discharge of all material or pain and suffering rights and claims that may arise from the aforementioned acts in any capacity whatsoever, except in relation to acts performed and obligations contracted with willful misconduct by the Exempt Parties or in breach of the Law.

10.10.1. The Approval of the Plan also represents an express and irrevocable waiver, by the Creditors, of any claims, actions or rights to file, promote or claim, in or out of court, in any capacity and without reservations, at any time, in the present or in the future, reparation of damages and/or any other actions or measures against the Exempt Parties in relation to the acts performed and obligations undertaken by the Exempt Parties, including as a result of and/or in the course of the Court-Supervised Reorganization.

10.10.2. The exemption and waiver provided for in this Section 10.10 are excepted for those acts practiced with intent by the Exempt Parties in breach of the applicable Law, considering that, in these events, the Company under Court- Supervised Reorganization may seek liability from the respective Exempt Parties that acted intentionally in breach of the Law.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 35

11. GENERAL PROVISIONS

11.1. Creditors’ Consent and Commitment. Bankruptcy Creditors are fully aware that the deadlines, amounts, terms and conditions of satisfaction of their Claims are changed by this Plan. The Bankruptcy Creditors, in the exercise of their autonomy of will, represent that they expressly agree with the aforementioned changes, under the terms set out in this Plan, as well as undertake, irrevocably and irreversibly, to carry out any and all acts under their responsibility that are necessary for the implementation of the measures provided for in this Plan, and hereby authorize:

(a)	That Light, Light SESA, the Trustee, the Bookkeepers, the Settling Banks and Proxies, and B3 S.A - Brasil Bolsa Balcão (“B3”) take all the necessary measures to implement and make feasible the payments in the manner chosen by the respective Bankruptcy Creditors, as provided for in this Plan, as applicable;

(b)	That cash payments and the delivery or registration of additions to the Restructured Debt Instruments and other instruments to be issued for the implementation of this Plan, be made via B3, Bookkeepers/Settlement Agents and other necessary service providers, by means of orders from Light or Light SESA, as the case may be, through the account held by the Bankruptcy Creditor, considering that, in the existence of two or more accounts registered in the name of the same Bankruptcy Creditor, B3 and the Bookkeepers/Settlement Agents shall be authorized to carry out the payment and delivery in any of their accounts, and may deposit the amount in full in a single account or divide the amount between accounts, and the Bankruptcy Creditor shall be fully responsible for controlling any deposits made in the accounts held by it;

(c)	That the delivery of subscription bonuses and shares is carried out directly with the Bookkeeper, outside the B3 environment, as applicable, in accordance with the necessary rules and acts of the Bookkeeper;
(d)	That Light, Light SESA, B3 and Bookkeepers block negotiations and any transactions involving SESA Debentures on the B3 secondary market (and at the Bookkeeper, as applicable), from the Date of Homologation until the Restructuring Closing Date; and

(e)	That Light, Light SESA, the Trustee, the Bookkeepers, the Settlement Agents and B3 take all the necessary measures in order to operationalize the registration of amendments, delivery of payments and securities, and may even make adjustments between series and issues of securities in the case of Debenture Holders who have claims in more than one issue of debentures or other claims, observing and respecting any tax exemptions arising from incentivized debentures issued under the terms of Law no. 12433/2011, considering that each creditor/debenture holder will have the right to make only one payment option for their entire claim against Light and/or Light SESA, as provided for in this Plan.

(f)	That Light and Light Sesa are authorized to replace any of the Trustees, if necessary for the operationalization or implementation of the Plan, in compliance with applicable laws.

11.2. Maximum Payment. Bankruptcy Creditors shall not receive from the Light, under any circumstances, any amounts that exceed the amount established in this Plan for the payment of their Bankruptcy Claims, which must always comply with the provisions of the List of Creditors, subject to the compensation relating to the Adjusted Unsecured Claims.

11.3. Severability of Plan Provisions. In the event that any term or provision of the Plan is deemed invalid, null or ineffective, the remainder of the terms and provisions of the Plan shall remain valid and effective, provided that such issues giving rise to nullities or ineffectiveness do not impair or affect the compliance with this Plan, the guarantees to be provided to the Bankruptcy Creditors in the manner provided for in this Plan, or Light's ability to comply with this Plan.

11.4. Waiver and Maintenance of Rights. The waiver by either Party of any breach hereof, by the other party or of a different act taken by the other party provided herein, shall not constitute novation or waiver of the other obligations set forth herein.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 36

11.5. Taxes and Additional Measures. The Light Group and the Creditors shall cooperate to ensure that the implementation of the Plan is, as far as possible and within the best legal understanding, neutral from a tax standpoint for the Creditors, without this representing a result obligation for any party. Each Bankruptcy Creditor shall bear the taxes to which it is a taxpayer in accordance with applicable Laws, as in force at the time of compliance with any obligations arising from or related to this Plan and the Restructured Debt Instruments. In the event of a Law, act, manifestation or case law that invalidates the treatment applied by the Company, including in its capacity as tax liable party, in relation to taxes arising from or related to this Plan and the Restructured Debt Instruments, the Company may readjust the treatment applied in accordance with the Law, act, manifestation or case law, without prejudice to its obligation to cooperate with the Creditors in measures that seek to confirm and/or recognize the tax neutrality of the Plan’s implementing measures.

11.5.1.    Without prejudice to the provisions of Section 11.5 above, each Creditor shall be responsible for taking all necessary measures to comply with the terms and conditions of this Plan, including, but not limited to them, so that it can receive the instruments provided for herein and proceed with the necessary registrations at the Central Bank and other competent governmental authorities, in accordance with applicable Laws.

11.6. Conclusion of the Court-Supervised Reorganization. The Court-Supervised Reorganization shall be concluded in accordance with the provisions of articles 61 and 63 of the LRF;

11.7. Chapter 15. After the Judicial Homologation of the Plan, Light may file Chapter 15 with the aim of making this Plan effective in the US territory. Light may also file insolvency proceedings in other jurisdictions as necessary or convenient for the implementation of this Plan and/or the transactions contemplated therein.

11.8. Communications. All notices, requests and other communications to the Light Group in relation to this Plan must be sent in writing, with acknowledgment of receipt ("AR") to the Light address below, with a delivery protocol or by electronic means (via email) with proof of transmission. All communications must be addressed to:

LIGHT S.A.

Email: rjlight@light.com.br

Avenida Marechal Floriano 168 - second floor (segundo andar) - corridor (corredor) A, Centro
City of Rio de Janeiro, State of Rio de Janeiro, Brazil,

Postal Code (CEP) 20.080-002

11.9. Assignments of Bankruptcy Claims. Except for the provisions set out in Section 11.1(d), Bankruptcy Creditors may assign their Bankruptcy Claims or interest rights over such Bankruptcy Claims to other Bankruptcy Creditors or third parties, and such assignment shall only be considered effective and shall produce effects provided that (i) the assignment is notified to the Company under Court-Supervised Reorganization and the Bankruptcy Trustee at least five (5) days before the payment dates; (ii) the notice contains proof that the assignees have received and irrevocably accepted the terms and conditions set forth in this Plan (including, but not limited to the payment conditions), and that they are aware that the assigned claim is a Bankruptcy Claim subject to the provisions of the Plan; and (iii) the assignment or promise of assignment is immediately communicated to the Court-Supervised Reorganization Court, pursuant to article 39, paragraph 7 of the LRF. The provisions set out in this Section do not apply to Bankruptcy Creditors holding debentures issued on the national capital market, which may be negotiated or assigned freely and regardless of prior notice and/or agreement from the Companies under Court-Supervised Reorganization, the Bankruptcy Trustee or the Court where the Court-Supervised Reorganization is being processed.

11.10.   Amendments Prior to the Approval of the Plan. The Company under Court-Supervised Reorganization reserves the right to amend this Plan up to the date of the Approval of the Plan, including to supplement the protocol with additional documents and translations of related documents, provided that such amendments do no result in changes to the economic terms, as provided for Sections 4, 5 and 6 of this Plan.

11.11.   Enforceable Instrument. After the Judicial Homologation, this Plan shall constitute a judicial enforceable instrument, in accordance with article 59, paragraph 1 of the LRF. Bankruptcy Creditors may demand compliance with the Plan and payment of their respective Bankruptcy Claims in accordance with the terms set out in this Plan and the respective option elected under this Plan, regardless of the execution of Restructured Debt Instruments, in accordance with the LRF and other applicable laws.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 37

11.12. Governing Law. This Plan shall be governed and constructed by the laws of the Federative Republic of Brazil.

11.13.   Election of Jurisdiction. The following courts shall have jurisdiction to resolve any disputes in relation to the Plan: (i) the Court in which the Court-Supervised Reorganization is being processed, until the conclusion of the Court-Supervised Reorganization process; and (ii) the Business Courts of the Judicial District of the Capital City of the State of Rio de Janeiro, with express waiver of any other, however privileged it may be, after the conclusion of the Court-Supervised Reorganization process.

The Plan is signed by legal representatives duly appointed by the Company under Court-Supervised Reorganization and the Intervening Parties.

Rio de Janeiro, May 18, 2024.

LIGHT S.A. – UNDER JUDICIAL REORGANIZATION

COMPANY UNDER COURT-SUPERVISED REORGANIZATION

By: Alexandre Nogueira Ferreira / Renata Yamada Bürkle

LIGHT SERVIÇOS DE ELECTRICIDADE S.A.

Intervening party

By: Carlos Vinicius de Sá Roriz / Rodrigo Tostes Solon de Pontes

LIGHT ENERGIA S.A.

Intervening party

By: Carlos Vinicius de Sá Roriz / Rodrigo Tostes Solon de Pontes

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 38

[Logo of Galdino & Coelho Advogados]

[Logo of Salomão Advogados]

THE HONORABLE DR. JUDGE OF LAW OF THE 3RD BUSINESS COURT OF THE JUDICIAL DISTRICT OF THE CAPITAL CITY OF THE STATE OF RIO DE JANEIRO

Proceeding No. 0843430-58.2023.8.19.0001

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 39

LIGHT S.A. - UNDER COURT-SUPERVISED REORGANIZATION (“Light Holding” or “Debtor”), already qualified in the record of its Court-Supervised Reorganization, hereby requests the annexes that accompany the New Amended and Consolidated Court- Supervised Reorganization Plan with ID No. 119160207, which were not included in the records due to a systemic error.

On these terms,

Granting is requested.

Rio de Janeiro, May 18, 2024.

(sgd)

Flavio Galdino

OAB/RJ (Brazilian Bar Association/Rio de Janeiro Chapter ) 94.604

(sgd)

Luiz Roberto Ayoub

OAB/RJ No. 66,695

(sgd)

Luis Felipe Salomão Filho

OAB/RJ No. 234,563

(sgd)

Rodrigo Salomão

OAB/RJ (Brazilian Bar Association/Rio de Janeiro Chapter ) 211.150

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 7:53:15 p.m., BEATRIZ VILLA LEAO FERREIRA -  05/18/2024[illegible]

https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051819564427100000113366309

Document number: 24051819564427100000113366309

[illegible]

São Paulo - State of São Paulo, April 22, 2024.

To

Mr. Rodrigo Tostes Solon de Pontes

Chief Financial and Investor Relations Officer

LIGHT S.A. - CNPJ (Corporate Taxpayer ID) No. 03.378.521/0001-75

Ref.: Commitment to contribute resources - New Resources Capital Increase

Dear all,

BAVARO FUNDO DE INVESTIMENTO EM AÇÕES, enrolled with the CNPJ/MF (Corporate Taxpayers' Register of the Ministry of Finance) under No. 50.568.751/0001-87 (“Fund” or “Bavaro”), hereby represented by its Administrator and Manager TRUSTEE DISTRIBUIDORA DE TITULOS E VALORES MOBILIARIOS LTDA., institution with headquarters at Avenida Brigadeiro Faria Lima, nº 3.477, 11º andar, Torre A, Itaim Bibi, in the city of São Paulo, State of São Paulo, enrolled with the CNPJ/ME under No. 67.030.395/0001-46, which is authorized by the Brazilian Securities and Exchange Commission (CVM) to carry out the activity of managing investment funds and managing securities portfolios, through Declaratory Act No. 12.691, of November 16, 2012 (“Trustee”), as well as by its Co-Manager WNT GESTORA DE RECURSOS LTDA., a limited company, authorized to manage securities portfolios by the CVM through Declaratory Act No. 15,962, issued on November 14 of 2017, enrolled with the CNPJ/ME under No. 28.529.686/0001-21, with headquarters in the city and state of São Paulo, at Avenida Brigadeiro Faria Lima, nº 3477, Torre B, 8º Andar, Itaim Bibi, CEP (Postal Code): 04538-133 (“WNT”), both being duly represented according to their Articles of Organization, makes reference to the New Court-Supervised Reorganization Plan (“Plan”) of Light S.A. - Under Court-Supervised Reorganization (“Company”) which, as approved by the Board of Directors of the Company at a Meeting held on April 19, 2024, will be filed by the Company in its court-supervised reorganization proceedings, registered under No. 0843430- 58.2023.8.19.0001, in progress before the 3rd Business Court of the of the Judicial District of The Capital City of the State of Rio De Janeiro (“Court-Supervised Reorganization”).

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 40

Expressions beginning in capital letters will have the meaning assigned to them in the Plan, unless otherwise provided in this correspondence.

The Fund hereby confirms that it is a shareholder holding shares issued representing 20.00% (twenty percent) of the Company's Capital, and:

a) undertakes to comply with all the obligations set out in the Plan for the Anchor Shareholder;

b) subject to (i) the approval and ratification of the Plan, (ii) compliance with all precedent conditions established therein, including the Renewal of the Concession and all events foreseen in the definition of Restructuring Closing Date, and (iii ) to obtain the applicable corporate approvals, the Fund undertakes to carry out any and all acts that are necessary to comply with the obligations assumed by it as Anchor Shareholder in the Plan, including attending the EGM New Resources Capital Increase and approving the New Resources Capital Increase, and subscribe and pay in new shares to be issued by the Company within the scope of the aforementioned New Resources Capital Increase, corresponding to the full exercise of its preemptive right, as well as subscribe to any remaining shares that have not been subscribed by other shareholders, in order to ensure a cash contribution to the Company, in the amount of BRL 1,000,000,000.00 (one billion reais), resulting from the implementation of the New Resources Capital Increase; and

c) authorizes the Company to include its corporate name in the Plan to be filed with the Court-Supervised Reorganization before the General Meeting of Creditors, designated to take place, on first call, on April 25, 2024.

Please, do not hesitate to contact us should you need further explanations.

Sincerely,

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BAVARO FUNDO DE INVESTIMENTO EM AÇÕES, represented by its Administrator and Trustee Manager Distribuidora de Títulos e Valores Mobiliários LTDA., and its Co-Manager WNT Gestora de Recursos LTDA.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 41

Exhibit B - Apportionment of Adjusted Unsecured Credits

Agreement	Ticker	Currency	Cost	Debt Balance 05/12/2024
15th issue of debentures 1st series	LIGHA5	BRL	IPCA + 6.83% p.a.	BRL
16th issue of debentures 2nd series	LIGHB6	BRL	CDI + 1.25% p.a.	BRL
16th issue of debentures 3rd series	LIGHC6	BRL	CDI + 1.35% p.a.	BRL
17th issue of debentures 2nd series	LIGHB7	BRL	CDI + 1.75% p.a.	BRL
17th issue of debentures 4th series	LIGHD7	BRL	IPCA + 5.25% p.a.	BRL
Debentures 19th issue	LIGHA9	BRL	IPCA + 5.80% p.a.	BRL
Debentures 20th issue	LIGHB0	BRL	IPCA + 5.08% p.a.	BRL
Debentures 21st issue	LIGH1B	BRL	CDI + 2.60% p.a.	BRL
Debentures 22nd issue	LIGHD2	BRL	IPCA + 4.75% p.a.	BRL
23rd issue of debentures 1st series	LIGHC3	BRL	CDI + 1.65% p.a.	BRL
23rd issue of debentures 2nd series	LIGHD3	BRL	CDI + 1.95% p.a.	BRL
Debentures 24th issuance	LIGHB4	BRL	CDI + 1.95% p.a.	BRL
Debentures 25th issue	CRI	BRL	IPCA + 7.18% p.a.	BRL
9th issue of debentures 2nd series	LSVE29	BRL	IPCA + 5.74% p.a.	BRL
Bonds 2021 Sesa	Bonds	USD	CDI + 4.38% p.a.	USD
Credit Agreement - Citi	4131	USD	Libor + 1.18% p.a	USD

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 42

Apportionment	Prorated	Amount
(%)	(BRL)
BRL
BRL
BRL
BRL
BRL
BRL
BRL
BRL
BRL
BRL
BRL
BRL
BRL
BRL
BRL
BRL
BRL

[QR Code]

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 7:53:15 p.m., BEATRIZ VILLA LEAO FERREIRA - 05/18/2024

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https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051819564471300000113366310

Document number: 24051819564471300000113366310

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EXHIBIT C - INDICATIVE ACTION PLAN

All terms beginning in capital letters, and not expressly defined otherwise in this Indicative Action Plan, will have the meanings assigned to them in the Plan.

●	Preparatory ESM: Within 45 days of the Plan Approval Date, the Preparatory EGM will be called to amend Light's Articles of Incorporation in order to, among other things, adapt the authorized capital limit to the operations foreseen in the Plan and adjust the powers of the Board of Directors.

●	Debentures:

●	The deed of each issue will be amended to provide for 3 series, as follows:

First Series: Payment terms of the Converting and Supporting Creditor's Unsecured Credit not exchanged for Light Convertible Debentures.

Second Series: Payment terms for the Non-Converting and Supporting Creditor’s Unsecured Credit.

Third Series: Series created solely to be paid in upon the issuance of Light Convertible Debentures.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 43

Note: In issues encouraged under Law 12.431/2011, the incentive will be maintained, except in the case of a possible questioning of the tax treatment.

●	Light Convertible Debentures + Subscription Bonus Light Convertible Debentures: Convertible debentures will be issued by Light and delivered to the Converting and Supporting Creditors, upon mandatory payment by the Converting and Supporting Creditors of the Light Convertible Debentures with the Third Series debentures. As an additional advantage to the Light Convertible Debentures (through the Bookkeeper), the Light Convertible Debentures Subscription Bonus provided for in the Plan will be delivered.

●	Payment of BRL 30,000. Subject to the Limit (defined below), Unsecured Creditors holding debentures worth up BRL 30,000.00 (“Unsecured Creditor up to BRL 30,000.00”) on the cutoff date of 04/19/2024[1] (“First Cutoff Date”) will receive (based on the CPF/CNPJ and not by issuance) the full value of the debentures they hold on the date that will be defined within 90 days from the Approval Date (“Second Cutoff Date”)[2],limited to the number of debentures they held on the First Cut-off Date.

Payment will be made from the smallest to the largest Unsecured Credit up to BRL 30,000.00, observing the global limit of BRL 300 million (“Limit”). Payment of Unsecured Credits up to BRL 30,000.00 will be made without interest or other additions, to which discharge will be granted. Any (i) credits of debentures held by Unsecured Creditors up to BRL 30,000.00 that, on the Second Cutoff Date, exceed the amount of the debentures that were held by such creditors on the First Cutoff Date will be subject to an option to be exercised by the its holder under the terms of the Plan; and (ii) Unsecured Credits up to BRL 30,000.00 (in whole or in part) that are not included due to reaching the Limit, will be fully allocated in the Second Series.

●	SESA Financial Supporting Creditors: SESA Financial Supporting Creditors holding Unsecured Credits in Brazilian Reais will receive, in payment of their credits, simple debentures, not convertible into shares. SESA Financial Supporting Creditors holding Unsecured Credits in US Dollars will have their credits restructured through amendments to the respective original financial instruments.

●	Implementation procedures:

a.	Light expects to deliver (i) the restructured debentures and make payment to Unsecured Creditors of up to BRL 30,000.00, in accordance with B3 rules, and (ii) the Light Convertible Debentures Subscription Bonuses, in accordance with the rules of the bonus bookkeeper subscription. The instruments relating to the payment/restructuring of SESA Financial Supporting Creditors will be delivered privately with each of the institutions.

b.	Light will send to B3 and the bookkeeper information about the payment and allocation of all amounts, bonds and securities, by creditor, for the purposes of implementing the Plan.

c.	Trading of SESA Debentures will be blocked as of the Approval Date so that it is possible to implement the Plan.

d.	Subject to the other requirements set out in the Plan, only holders of SESA Debentures, on the Approval Date, will receive amounts, titles and securities resulting from the Plan.

[QR Code]

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 7:53:15 p.m., BEATRIZ VILLA LEAO FERREIRA - 05/18/2024

[illegible]

[1]	Note: nominal value calculated on May 12, 2023 (Order Date).
[2]	Note: Second Cutoff Date will be after the negotiation is closed and before the payment date.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 44

https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051819564491200000113366311

Document number: 24051819564491200000113366311

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[Text in English]

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Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 7:53:15 p.m., BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 [illegible] https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051819564512800000113366312

Document number: 24051819564512800000113366312

[illegible]

Exhibit 5.1.8 - Lock-Up

Lock-Up Quantity* (%)	Payment Date*	Slice Releasing Period (%)	Total Released (%)
1st Month
6th Month
12th month
18th month
24th month
30th Month

(*) The Lock-Up Date will start counting right after the Conversion.

[QR Code]

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 7:53:15 p.m., BEATRIZ VILLA LEAO FERREIRA - 05/18/2024

[illegible]

https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051819564531400000113366313

Document number: 24051819564531400000113366313

[illegible]

[Logo of Light]

EXHIBIT 6.1.1

INSTRUMENT OF ADHESION FOR SUPPORTING AND CONVERTING CREDITORS

To:

Light S.A. - Under Court-Supervised Reorganization

Av. Marechal Floriano, nº 168, parte, 2º andar, Corredor A, Centro, CEP 20.080-002 Rio de Janeiro/RJ

Checking account: Bankruptcy Trustee

Via [=] - [=]

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 45

Ref.: Adhesion Agreement for Supporting and Converting Creditors - Court-Supervised Reorganization Plan of Light S.A. - Under Court-Supervised Reorganization

[insert name/corporate name of the Creditor], enrolled with the [CPF/CNPJ] under number [insert document number], with address at [insert creditor's address] “Creditor”), hereby, [by itself/for through its legal representative] [insert name and document of legal representative if applicable], is in compliance with the Court-Supervised Reorganization Plan of Light S.A. - In Court-Supervised Reorganization (“Light Holding”) approved at the General Meeting of Creditors held on 05/29/2024 and approved by the Court-Supervised Reorganization Court in [=] (“Plano”),1 formalize your adherence to the Converting and Supporting Creditor, option, provided for in Section 6.1.1 of the Plan.

The Creditor states, for the due purposes, that:

(i)	Expressly agrees with the restructuring of the Light Group's financial debt under the terms of the Plan, irrevocably and irreversibly, to the greatest extent possible, without reservations;

(ii)	of its own free will, expressly chooses and agrees, irrevocably and irreversibly, to receive [=] % of your Adjusted Unsecured Credit in accordance with Section 6.1.1, observing all terms, criteria, limits and conditions therein willing;

(iii)	for the purposes of receiving Light Convertible Debentures and other applicable debt instruments, in accordance with stipulated global limits, authorizes the Light Group to adopt all administrative measures necessary to implement payment before the competent institutions, national and foreign (as applicable);

(iv)	for the purposes of receiving payment of the Light Convertible Debentures and other applicable debt instruments, it will collaborate in good faith with the Light Group, itself, its advisors and attorneys, with a view to implementing the Plan, to the extent applicable;

(v)	agrees and undertakes, irrevocably and irreversibly, to adhere to the lock-up agreement provided for in Section 6.1.1.5 of the Plan;

(vi)	is aware of, agrees with and complies with its Non-Litigation Commitment provided for in Section 10.4 of the Plan, recognizing that its effects apply for the duration of payments of Credits;

(vii)	acknowledges, for all legal purposes, that, upon payment of its respective Adjusted Unsecured Credit under the terms of Section 6.1.1 of the Plan, the Light Group will owe nothing more to the Creditor in any capacity or at any time in relation to the entirety of your Adjusted Unsecured Credit, with the new debt instrument issued as proof of full, irrevocable and irreversible settlement upon receipt of your Adjusted Unsecured Credit; and

(viii)	agrees, irrevocably and irreversibly, unrestrictedly and without reservations, with all the clauses and conditions set out in the Plan and its Exhibits, ratifying all the effects of the Plan and its Exhibits in relation to it and its Adjusted Unsecured Credit, of so that the signing and sending of this Term implies the irrevocable and irreversible acceptance of all the terms of the Plan.

(INCLUDE PLACE AND DATE).

[blank]

[NAME OF CREDITOR // NAME OF LEGAL REPRESENTATIVE]

[1]	Capitalized terms not defined in this Instrument of Adherence (“Instrument”) shall have the meaning assigned to them in the Plan.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 46

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 7:53:15 p.m., BEATRIZ VILLA LEAO FERREIRA - 05/18/2024

[illegible]

https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051819564549800000113366314

Document number: 24051819564549800000113366314

[illegible]

Indicative draft

PRIVATE DEED INSTRUMENT OF [=]th ISSUE OF SIMPLE DEBENTURES, CONVERTIBLE INTO SHARES, OF THE UNSECURED TYPE, IN A SINGLE SERIES, FOR PRIVATE PLACEMENT, OF LIGHT S.A. - UNDER COURT-SUPERVISED REORGANIZATION

by and between

LIGHT S.A. – UNDER JUDICIAL REORGANIZATION

as Issuer

and

[=]

As Trustee, representing the association of the Debenture Holders

Dated [=] [=], 2024

PRIVATE DEED FOR THE [=]th ISSUE OF SIMPLE DEBENTURES, CONVERTIBLE INTO SHARES, OF THE UNSECURED TYPE, IN A SINGLE SERIES, FOR PRIVATE PLACEMENT, OF LIGHT S.A. - UNDER COURT-SUPERVISED REORGANIZATION 11

By this private instrument, on the one side,

LIGHT S.A. - UNDER COURT-SUPERVISED REORGANIZATION, joint-stock company registered as a publicly-held corporation with the Brazilian Securities and Exchange Commission (“CVM”) as category A, under No. 01987-9, with headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Marechal Floriano, No. 168, 2º andar, Corredor A, Centro, CEP 20080-002, enrolled with the Corporate Taxpayers’ Register of the Ministry of Finance (“CNPJ/ME”) under No. 03.378.521/0001-75, herein represented in accordance with its Articles of Incorporation (“Company” or “Issuer”);

and, on the other side,

[=], [full qualification], herein represented in the form of its [Articles of Incorporation/Organization] (“Trustee”), as representative of the association of the Debentures holders (“Debenture Holder”)2;

the Issuer and the Trustee are hereinafter referred to jointly as "Parties" and individually and indistinctively as "Party";

WHEREAS

(A)	The Company and the Trustee executed the [Private Deed of the [●] Issue] (“[●] Issue”);;

[1]	Note to Draft: This deed will be subject to review, adjustments and discussion with B3.
[2]	Note to Draft: pending definition of the Trustee by the Issuer

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 47

(B)	The Company filed a request for court-supervised reorganization, which was filed under No. 0843430-58.2023.8.19.0001 and distributed before the 3rd Business Court of the Judicial District of the Capital of the State of Rio de Janeiro (“Court- Supervised Reorganization”);

(C)	Within the scope of the Court-Supervised Reorganization, the creditors approved the Company's court-supervised reorganization plan, which was approved by the Court-Supervised Reorganization court in [●] (“Court-Supervised Reorganization Plan”);

(D)	As provided for in section [●] of the Court-Supervised Reorganization Plan, the Company was required to issue convertible debentures to be paid in by creditors who have chosen to restructure their credits in accordance with section [●] of the Court-Supervised Reorganization Plan with part of the debentures of the [●] Issue;

hereby and in the best form of law, sign this ““Private Deed Instrument of the [=]th Issuance of Simple Debentures, Convertible into Shares, of the Unsecured Type, in a Single Series, for Private Placement, of Light S.A. - in Court-Supervised Reorganization” (“Deed” or “Deed of Issue”), subject to the following clauses and conditions:

SECTION I

AUTHORIZATION

1.1. This Deed of Issue is signed based on the authorization deliberated at a meeting [of the Board of Directors3] of the Issuer held at [=] (RCA of the Issuer), in which the [=]th Issue of Debentures was deliberated and approved Simple, Convertible into Shares, of the Unsecured Type, in a Single Series, for Private Placement by the Issuer (“Issue”) and its terms and conditions, under the terms of article 59, paragraph 2, of Law No. 6.404, of December 15, 1976, as amended (“Brazilian Corporation Law”). The Issuer's Approval, in addition to describing the characteristics of the Issue, also authorizes the increase in the Issuer's share capital within the limit of the Issuer's authorized capital upon the occurrence of the Debenture Conversion, as long as the limit of increase of [=] shares is observed ordinary shares, in accordance with article [=] of the Issuer's articles of incorporation.

SECTION II

REQUIREMENTS

The Issue shall be carried out in compliance with the following requirements:

2.1. Archiving and Publication of the Issuer's RCA

2.1.1. The minutes of the RCA of the Issuer that deliberated on this Issue will be duly filed at the Boart of Trade of the State of Rio de Janeiro (“JUCERJA”) and will be published in the Commercial Gazette, under the terms of item I of article 62 and item I of article 289 of the Brazilian Corporation Law.

2.1.2. The Issuer declares itself aware that the payment of the Debentures of this Issue will only be carried out after the Issuer's RCA has been filed with JUCERJA, as well as its publication has been sent, in accordance with Section 2.1.1 above.

2.2. Enrollment and Registration of this Deed and its amendments

2.2.1. This Deed and its eventual amendments will be registered with JUCERJA, in accordance with the provisions of article 62, item II, and paragraph 3 of the Brazilian Corporation Law, and one (1) electronic copy (PDF) containing the due digital seal of JUCERJA must be sent to the Trustee within two (2) Business Days after its effective filing. The Issuer must, within five (5) Business Days from the present date, file this Deed for registration with JUCERJA. Any amendments to this Deed must be registered with JUCERJA within a period of up to ten (10) Business Days from the date of its signature.

[3]	Note to Draft: issuance and approval by RCA pending amendment to the Articles of Incorporation

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 48

2.2.2. The Issuer declares itself aware that the payment of the Debentures of this Issue will only be carried out after the registration of this Deed with JUCERJA, under the terms of Section 2.2.1 above.

2.3. Absence of Registration with CVM and ANBIMA

2.3.1. The Issuance will not be registered with the CVM and/or ANBIMA - Brazilian Association of Financial and Capital Market Entities (“ANBIMA”) in view of the private placement procedure of the Debentures.

2.4. Distribution, Trading, and Electronic Custody

2.4.1. The Debentures will be subscribed privately.

2.4.2. [The subscription of the Debentures will be carried out (i) through the procedures established by B3 S.A. - Brasil, Bolsa, Balcão (“B3”), if the subscribing Shareholders (as defined below) have Shares held in custody at B3 and the Debentures are subscribed by Shareholders due to the exercise of the Preemptive Right, the Apportionment of Surplus (as defined below) or (ii) through the procedures established by the Bookkeeping Agent, in the case of subscription by the “Converting and Supporting Creditors - Light Convertible Debentures” in the form of Section 4.11] 4 .4.11]4.

2.4.3. The Debentures will be deposited for trading and electronic custody in the secondary market through CETIP21 - Bonds and Securities (“CETIP21”), with the trading being financially settled and the Debentures held electronically in custody on B3.

2.4.4. The Debentures will be traded on the secondary market, from the Business Day immediately following the last date of payment of the Debentures.

SECTION III

CHARACTERISTICS OF THE ISSUE

3.1. Corporate Purpose of Issuer

3.1.1. The Issuer's corporate purpose is to participate in other companies, as a shareholder or shareholder, and to operate, directly or indirectly, as the case may be, electrical energy services, including energy generation, transmission, commercialization and distribution systems. electricity, as well as other related services.

3.2. Allocation of Resources

3.2.1. Funding through Debentures will serve to re-profile the Issuer's debt profile, in accordance with the Court-Supervised Reorganization Plan. The Debentures, once paid in with the credits related to the Eligible Financial Debts (as defined below) will formalize part of the reprofiling of the Issuer's debt provided for in the Court-Supervised Reorganization Plan.

3.3. Placement and Distribution

3.3.1. The Debentures shall be subject to private placement, therefore, without (i) intermediation by institutions that are part of the securities distribution system; or (ii) any effort to sell to undefined investors.

[4]	Note to Draft: Pending confirmation by B3 and the Bookkeeper.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 49

SECTION IV

GENERAL CHARACTERISTICS OF THE DEBENTURES

4.1. Issuance Date

4.1.1. For all legal purposes and effects, the issue date of the Debentures will be the day [=], corresponding to the last day of the Preemptive Period (as defined below) (“Issuance Date”).

4.2. Form, Type and Proof of Ownership

4.2.1. Debentures will be issued in the registered and book-entry form, without issuing certificates and, for all legal purposes, the ownership of Debentures shall be evidenced through statement of deposit account issued by Bookkeeper and, additionally, in relation to Debentures held under electronic custody at B3, accordingly, shall be issued thereby on behalf of Debenture holder, which will be accepted as proof of ownership of these Debentures.

4.3. Convertibility

4.3.1. The Debentures will be automatically, fully and mandatorily convertible into ordinary, nominative shares with no par value issued by the Issuer (“Shares”), in accordance with article 57 of the Brazilian Corporation Law and in accordance with the conditions established in this Deed of Issuance (“Conversion”). Within a period of up to ninety (90) calendar days from the date on which the new concession contract was signed in relation to the renewal of the concession of ownership of Light Serviços de Eletricidade S.A. (“Light SESA”) purpose of the “Concession Contract of Public Electricity Services No. 001/96” (“Concession Agreement”) entered into between Light SESA and the Federal Union, on June 4, 1996, as amended (“Conversion Term”) and provided that the capital increase of the Issuer provided for in Section [=] of the Court-Supervised Reorganization Plan, the Issuer must notify the Bookkeeper in writing, with a copy to the Trustee, by electronic means, indicating the date on which the Conversion will be carried out (“Notification of Conversion”). The Issuer must also disclose the Conversion Date to the market on the Business Day following the Notification of Conversion.

4.3.2. If the Issuer does not provide notification under the terms set out in this Section, any Debenture Holder may do so by attaching proof of the execution of the new Concession Agreement within a period of up to thirty (30) days from the end of the Conversion Term, without prejudice to the adoption of any other applicable measure by the Trustee or by any Debenture Holder.

4.3.3. Non-Renewal of Concession. If the Concession Agreement has not been renewed by the Expiration Date, as referred to in Section 4.3.1, the Debentures will no longer be convertible into Shares, so that the total value of the Debentures must be paid on the Expiration Date.

4.3.4. Rights of the Shares resulting from the Conversion. The Shares resulting from the Conversion (i) will have the same characteristics and conditions and will fully enjoy the same rights and advantages statutorily attributed currently and in the future to shares issued by the Issuer, and (ii) will fully participate in the results decided and distributed, including dividends and interest on equity from the Debenture Conversion Date (defined below).

4.3.5. Conversion Date. For all legal purposes and this Deed of Issuance, the date of physical settlement of the conversion of the Debentures will be considered the third (3rd) Business Day counted from the receipt of the Notification of Conversion (“Debenture Conversion Date”).

4.3.5.1. Subject to the operational procedures of B3 and the Bookkeeper, as applicable, the number of Shares corresponding to the number of converted Debentures will be deposited with the Shares’ bookkeeping institution in the name of the Debenture Holder, on the Debenture Conversion Date.

4.3.6. Conversion Price. The number of Shares arising from the Conversion to be delivered in exchange for each converted Debenture will be calculated based on the following conversion ratio (“Conversion Ratio”):

Conversion Ratio = N × VNU/PC

Where:

N = Number of Debentures to be converted

VNU = Unit Par Value of Debentures

PC = Conversion Price (as defined below)

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
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Translation No. 99487	Book No. 1197	Page No. 50

4.3.6.1.	The conversion price of Debentures into Shares will be six reais and twenty-nine cents (BRL 6.29), which corresponds to the average price weighted by the traded volume (“VWAP”) of the share issued by the Issuer, traded under the LIGT3 ticker in the sixty (60) trading sessions immediately prior to February 23, 2024 (“Conversion Price”).

4.3.6.2.	From the Issuance Date and until the Conversion Date of the Debentures, if there is a private capital increase (or issuance of any instruments convertible into shares of the Issuer) by the Issuer whose issuance price of the new shares or conversion in the case of convertible instruments is lower than the Conversion Price (as defined above), the Conversion Price will be simultaneously and automatically adjusted, regardless of any formality, becoming equal to the aforementioned issue price of new shares or conversion in the case of convertible instruments, without any burden for the holders of the Debentures, except for the capital increase mentioned below. The Conversion Price will not be adjusted due to the capital increase provided for in Section 4.1.1(i) of the Court-Supervised Reorganization Plan.

4.3.7. Fraction of Shares. Only whole shares will be delivered to Debenture Holders. The fractions of shares will be grouped to form a whole number of Shares arising from the conversion, which will be submitted to a Share auction to be carried out by the Issuer, under the rules applicable by B3. The resources obtained by the Issuer from the sale of the Shares subject to the auction will be distributed pro rata among the Debenture Holders. The request for conversion into Shares made in the centralized custody system operated by B3 will be processed in the custody account of each debenture holder, that is, the fractional value will be treated individually.

4.3.8. Capital Increase. The Issuer’s capital increase arising from the Conversion (i) will be approved by the Issuer’s Board of Directors within a period of up to thirty (30) days from the Conversion Date, subject to the provisions of section III and the first paragraph of article 166 of the Brazilian Corporation Law and (ii) will not result in preemptive rights for Shareholders, as provided for in paragraph 3 of article 171 of the Brazilian Corporation Law.

4.3.9. Trading Restriction: The Shares issued as a result of the Conversion (“Lock-Up Shares”) will be subject to trading restrictions for a total period of thirty (30) months from the Conversion Date (“Trading Restrictions”), subject to the release schedule partial of Lock-up Shares provided for in Section 4.3.9. below. Any transfer or encumbrance of Lock-up Shares, in any capacity, in disagreement with the provisions of this Deed will be considered null and void.

4.3.10. Lock-Up Shares will be released from the Trading Restriction obligation according to the schedule below:

Lock-Up Quantity(%)	First Business Day of each month indicated below (counting from the Conversion Date)	Percentage released (%)	Total Released (%)
1st Month
6th Month
12th month
18th month
24th month
30th Month

4.3.10.1. As possible in accordance with the rules of the depository institution for the Issuer’s book-entry shares (“Bookkeeping Agent”), the release under the terms above will be carried out automatically by the Bookkeeping Agent. If automatic release by the Bookkeeping Agent is not possible, at the end of each period indicated in the table above, the Debenture Holder who wishes to release their Lock-Up Shares may, individually, at any time and without the need for the Issuer’s consent, request the Agent to Bookkeeper, under his exclusive responsibility, formalizing the request for the release of the respective Lock-Up Shares from the Trading Restriction obligation, signing the documents requested to effect the respective release with the Bookkeeping Agent.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
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Translation No. 99487	Book No. 1197	Page No. 51

4.3.10.2. Subject to the Trading Restriction release schedule, the released Shares may be sold freely and without observing the limits, procedures and conditions established in this Deed.

4.3.10.3. The Issuer undertakes to take all applicable measures to effect the respective release of the Lock-Up Shares with the Bookkeeping Agent within ten (10) days from the end of each period indicated in the table above.

4.4. Preemptive Right

4.4.1. The Issuer’s shareholders (“Shareholders”) will be guaranteed the preemptive right to subscribe to the Debentures, in proportion to the number of shares issued by the Issuer that they hold, in accordance with the Brazilian Corporation Law, according to their shareholding position on the date of publication of the notice to shareholders about the Issuance (“Preemptive Right” and “Notice to Shareholders”, respectively), to be exercised by 6 pm on the thirtieth (30th) day counted from the publication of the notice to the Issuer’s shareholders informing about the Issuance and about the deadline for exercising the Right of Preference (“Preemptive Period”).

4.4.2. Shareholders may, at their sole discretion, assign their respective Preemptive Rights to interested third parties (“Assignees”), in accordance with the sixth paragraph of article 171 of the Brazilian Corporation Law, including within the scope of trading on B3.

4.4.3. Holders of Preemptive Rights who are not held in custody on B3 who wish to exercise their Preemptive Right must appear exclusively at the Bookkeeping Agent’s branches indicated in the Notice to Shareholders about the beginning of the Preemptive Period, where they will sign the Debenture subscription report. If the subscriber is represented by an attorney-in-fact, the attorney-in-fact must carry the respective power of attorney proving powers of representation for the subscription of the Debentures. The Issuer will have up to three (3) Business Days from the end of the Preemptive Period to publish a notice to shareholders about the end of the Preemptive Period, containing, if applicable, the quantity of remaining unsubscribed Debentures. Shareholders whose shares are held in custody on B3 must exercise their respective Preemptive Rights through their custody agents and in accordance with the procedures and rules stipulated by B3.

4.4.4. Apportionment of Surplus

4.4.4.1. There will be no sharing of surplus. Debentures not subscribed by Shareholders During the Preemptive Period will be fully subscribed and paid in by Converting and Supporting Creditors under the terms of the PRJ (Court-Supervised Reorganization Plan).

4.5. Type

4.5.1. The Debentures will be unsecured, with Debenture Holders not enjoying preemption in relation to the Issuer’s other unsecured creditors, in accordance with article 58, caput, of the Brazilian Corporation Law.

4.6. Term and Maturity Date

4.6.1. Except in the cases of Conversion, early settlement of the Debentures due to their early maturity, Optional Acquisition (as defined below) for cancellation of all Debentures and/or Total Optional Early Redemption Offer (as defined below), as applicable, in the terms provided for in this Deed of Issuance, the maturity of the Debentures will be on August 31, 2027 (“Maturity Date”).

4.6.1.1. Upon maturity, the Issuer undertakes to pay the Debentures in full at the Unit Par Value.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
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Translation No. 99487	Book No. 1197	Page No. 52

4.7. Issuance Value

4.7.1. The Issuance value will be up to [two billion and two hundred million reais (BRL 2,200,000,000.00)]5, on the Issuance Date (“Issuance Value”).

4.8. Unit Par Value

4.8.1. The unit par value of the Debentures shall be one thousand reais (BRL 1,000.00) on the Date of Issuance (“Unit Par Value”).

4.9. Quantity of Debentures

4.9.1. Up to [two million and two hundred thousand (2,200,000)] Debentures will be issued.

4.10. Number of Series

4.10.1. The Issue shall be in a single series.

4.11. Subscription Price and Payment Method

4.11.1. The Debentures will be subscribed and paid in cash, (i) in national currency by the Shareholders in accordance with Section 4.4. and/or (ii) through the use of Eligible Financial Debts (as defined below) against the Issuer by Debenture Holders and Supporting and Converting Creditors - Light Convertible Debentures, at their Unit Par Value on the date of the first payment (“First Payment Date”), through the MDA, in accordance with the settlement rules applicable to B3 or by the Bookkeeper (“Payment Price”).

4.11.2. Debenture Holders and Supporting and Converting Creditors - Light Convertible Debentures who have adhered to the payment option “and Supporting and Converting Creditors - Light Convertible Debentures”, under the terms set out in section [●] of the Court-Supervised Reorganization Plan, must pay in the Debentures with part of their Adjusted Unsecured Credits (as defined in the PRJ) (“Creditors”).

4.11.3. For the purposes of this Deed of Issuance, “Eligible Financial Debts” are considered to be Adjusted Unsecured Credits (as defined in the Court-Supervised Reorganization Plan) held by unsecured creditors who have adhered to the payment option “Converting and Supporting Creditors - Light Convertible Debentures” , under the terms set out in section [●] of the Court- Supervised Reorganization Plan. These debts may, under the terms of article 171, second paragraph of Law 6.404/76 be used to pay in debentures.

4.11.4. The amounts paid by shareholders who exercise preemptive rights as payment for debentures will be distributed pro rata to Debenture Holders and Supporting and Converting Creditors.

4.12. Monetary Adjustment of Debentures

4.12.1. The Unit Par Value will not be adjusted for inflation.

4.13. Debenture Yield

4.13.1. Pursuant to article 56 of the Brazilian Corporation Law, no interest, fixed or variable, profit sharing or reimbursement premium will be applicable to the Debentures.

4.14. Payment of the Unit Par Value

[5]	Note to Draft: Pending confirmation.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
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Translation No. 99487	Book No. 1197	Page No. 53

4.14.1. Except in the event of Conversion, early redemption of the Debentures resulting from a Total Optional Early Redemption Offer, Optional Acquisition and/or early maturity of obligations arising from the Debentures, under the terms set out in this Deed of Issuance, the Unit Par Value of the Debentures will be paid in full on the Maturity Date.

4.15. Place of Payment

4.15.1. The Issuer shall make the payments of Debentures in their respective maturity, using, where applicable: (i) the procedures adopted by B3, for the Debentures held in electronic custody on B3; and/or (ii) the procedures adopted by the Bookkeeper for the Debentures not held under electronic custody on B3.

4.16. Extension of Terms

4.16.1. Terms for the payment of any obligation provided for in this Issuance Deed shall be considered extended until the 1st (first) subsequent Business Day, if its due date coincides with a non-Business Day, and no increase shall be due to the amounts to be paid. For the purposes of this Deed of Issuance, “Business Day” means (i) with respect to any pecuniary obligation, including for calculation purposes, any day other than Saturday, Sunday or a national holiday; and (ii) with respect to any non-pecuniary obligation under this Deed of Issuance, any day on which commercial banks are open in the City of São Paulo, State of São Paulo, and which is not a Saturday or a Sunday.

4.17. Late Payment Charges

4.17.1. Without prejudice to the fact that the Debentures do not include compensation, in case of late payment by Issuer of any amount owed to the Debenture Holders, debts in arrears and unpaid by Issuer, shall be subject to, regardless of notice or notification, judicial or extrajudicial notification: (i) an irreducible and non-compensatory conventional fine for late payment of two (2%) percent on the overdue amount; and (ii) interest for late payment at the rate of one percent (1%) per month calculated from the date of default to the actual payment date; both calculated over the due and unpaid amount (“Late Payment Charges”).

4.18. Loss of Right to Increases

4.18.1.   Without prejudice to provisions of Section 4.17 above, if Debenture Holder does not appear to receive the amount corresponding to any Issuer’s monetary obligation on the dates provided for herein, or in notice published by Issuer in newspaper indicated in Section 4.20 below, referred Debenture Holder shall not be entitled to receive any amounts, including Late Payment Charges, in the period related to late receipt, however, he shall be ensured the rights acquired until the date of respective maturity or payment.

4.19. Renegotiation

4.19.1. The Debentures will not be subject to scheduled renegotiation.

4.20. Advertising

4.20.1 All acts and decisions to be taken resulting from this Issuance that, in any way, involve the interests of Debenture Holders, will be published in the form of notices in the newspaper “Diário Comercial”, observing the provisions of article 289 of the Brazilian Corporation Law and on the Issuer’s page on the international computer network, which is located within the page of its economic group (www.light.com.br/ri). If the Issuer changes its publication newspaper after the Issue Date, it shall send notice to the Trustee informing about the new vehicle.

4.21. Immunity of Debenture Holders

4.21.1. Any Debenture Holder to enjoy any type of immunity or tax exemption, shall send to the Settlement Bank, to the Bookkeeper and to the Issuer, at least, ten (10) Business Days in advance of the date estimated to receive any amounts referring to Debentures, a supporting documentation of referred immunity or tax exemption, and if Debenture Holder does not send referred documentation, the Issuer shall carry out the tax withholding provided for by prevailing tax laws over the earnings of such Debenture Holder.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 54

4.21.2. The Debenture Holder that submitted documentation proving the tax immunity of exemption pursuant to Section 4.21.1 above, and has its status changed by a regulatory provision or fails to meet any requisites that may be set forth in the applicable regulation, or further, has its status disputed by a judicial, tax or regulatory authority, shall inform such fact in detailed and written manner to the Settlement Bank, with a copy to the Issuer, and further provide any additional information on the subject that the Settlement Bank or the Issuer may request.

4.21.3. Even if it has received the documentation referred to in Section 4.21.1 above, and as long as it has a legal basis for doing so, the Issuer is entitled to deposit in court or deduct from any amounts related to the Debentures the taxation it deems due, without this fact being able to generate claim for compensation against the Issuer or the Settlement Bank by any Debenture Holder or third party.

4.22. Settlement Bank and Bookkeeper6

4.22.1 The Issuance Settlement Bank will be [=] (“Settlement Bank”, the definition of which includes any other institution that may succeed the Settlement Bank in providing services relating to the Debentures).

4.22.2. The Bookkeeper of the Debentures will be [=] (“Bookkeeper”, the definition of which includes any other institution that may succeed the Bookkeeper in providing services relating to the Debentures).

4.22.3. The Settlement Bank and the Bookkeeper may be replaced at any time, if so approved by an AGD (Debenture Holders’ Meeting), by the Debenture Holders together with the Issuer, as provided for in Section 9.4 of this Deed.

SECTION V

FULL OPTIONAL EARLY REDEMPTION, EXTRAORDINARY AMORTIZATION, EARLY REDEMPTION OFFER AND OPTIONAL PURCHASE

5.1. Optional Early Redemption

5.1.1. The Issuer may, only after verifying the Non-Renewal of the Concession under the terms of Section 4.3.3, carry out the full optional early redemption of the Debentures (“Full Optional Early Redemption”). On the occasion of the Full Optional Early Redemption, the amount owed by the Issuer will be equivalent to the Unit Par Value of the Debentures or the balance of the Unit Par Value of the Debentures plus overdue charges, if applicable, up to the date of the Full Optional Early Redemption.

5.1.2. The Full Optional Early Redemption shall only be carried out by sending an individual communication to the Debenture Holders, or publishing an announcement, pursuant to Section 4.20 above, in both cases with a copy to the Trustee and B3, ten (10) Business Days prior to the date on which the effective Full Optional Early Redemption is to be carried out (“Redemption Notice”), and the said communication must include: (i) the Full Optional Early Redemption date, which must be a Business Day; (ii) the mention that the amount corresponding to the Full Optional Early Redemption Value; and (iii) any other information necessary for carrying out the Full Optional Early Redemption;

5.1.3. Full Optional Early Redemption for Debentures held in electronic custody on B3 will follow the event settlement procedures adopted by it. If the Debentures are not electronically held in custody on B3, the Full Optional Early Redemption will be carried out through the Settlement Bank.

5.1.4. The Debentures redeemed by the Issuer, as provided for in this Section, will be mandatorily cancelled.

[6]	Settlement Bank and Bookkeeper to be hired

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
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Translation No. 99487	Book No. 1197	Page No. 55

5.1.5. The partial early redemption of Debentures shall not be admitted.

5.2. Extraordinary Amortization

5.2.1. The Issuer may, only after verifying the Non-Renewal of the Concession under the terms of Section 4.3.3, carry out the optional extraordinary amortization of the Debentures, as applicable (“Optional Extraordinary Amortization”). On the occasion of the Optional Extraordinary Amortization, the amount due by the Issuer will be equivalent to the portion of the Unit Par Value or portion of the balance of the Unit Par Value of the Debentures to be amortized.

5.2.2. The Optional Extraordinary Amortization shall only be made upon individual notice to the Debenture Holders, or upon publication of an announcement, pursuant to the terms of Section 4.20 above, in both cases with a copy to Trustee and B3, ten (10) Business Days before the date on which the effective Optional Extraordinary Amortization is intended to be carried out (“Extraordinary Amortization Notice”), provided that said notice shall specify: (i) the date on which the Optional Extraordinary Amortization will take place, which must be a Business Day; (ii) mention of the Optional Extraordinary Amortization Value; and (iii) any other information necessary to carry out the Optional Extraordinary Amortization.

5.2.3. The Optional Extraordinary Amortization for Debentures held in electronic custody at B3 will follow the event settlement procedures adopted by it. If the Debentures are not electronically held in custody at B3, the Optional Extraordinary Amortization shall be made through the Settlement Bank.

5.2.4. The carrying out of the Optional Extraordinary Amortization shall comprise, proportionally, all the Amortization , and shall comply with the amortization limit of ninety-eight percent (98%) of the Unit Par Value of the Debentures.

5.3. Optional Acquisition

5.3.1. The Issuer may, at its sole discretion, provided that through B3, acquire the Debentures, subject to acceptance by the selling Debenture Holder and provided that, as applicable, they comply with the provisions of article 55, paragraph 3, of the Brazilian Corporation Law, (a) for an amount equal to or less than the Unit Par Value; or (b) for a value higher than the Unit Par Value, given that, in this case, the optional acquisition must necessarily comply with the terms and conditions of CVM Resolution No. 77, of March 29, 2022, as amended, and other rules issued by the CVM. All Debentures acquired by the Issuer will be cancelled.

SECTION VI

EARLY MATURITY

6.1. Early Maturity

6.1.1. The Trustee must convene the AGD, to be held within the minimum period provided by law, and communicate to the Issuer, within two (2) Business Days after becoming aware of any of the events listed below, to decide on the possible non- declaration of the early maturity of all the Issuer’s obligations relating to the Debentures (“Early Maturity Event”):

(i)	failure by the Issuer to fulfill any pecuniary obligation relating to the Debentures and/or provided for in this Deed on the respective payment date, not remedied within two (2) days;

(ii)	(a) liquidation, dissolution or extinction of the Issuer, and/or any of its respective controlled or affiliated companies, except in the case of liquidation and/or dissolution; and/or (b) bankruptcy of the Issuer and/or any of its respective controlled or affiliated companies;

(iii)	Issuer’s transformation from a corporation into any other corporate type, pursuant to articles 220 to 222 of the Brazilian Corporation Law;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
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Translation No. 99487	Book No. 1197	Page No. 56

(iv)	declaration of early maturity or automatic early maturity of any issue of debentures by the Issuer or Light SESA arising from the PRJ;

(v)	judicial declaration of invalidity, nullity or unenforceability of (a) this Deed and/or (b) any of its provisions, provided that no court decision is obtained suspending the effects of such declaration and, provided that, in the case of subparagraph (b) above, such declaration makes it impossible to comply with and/or fulfill the provisions agreed in this Deed;

(vi)	reduction of the Issuer’s capital, except if carried out (i) to absorb accumulated losses, (ii) to carry out redemption or amortization of shares issued by the Issuer, or (iii) with prior approval of the Debenture Holders, in accordance with the Brazilian Corporation Law;

(vii)	payment, by the Issuer of dividends, interest on equity or any other profit sharing provided for in the Issuer’s articles of incorporation, if the Issuer is in default regarding the fulfillment of any of its pecuniary obligations provided for herein, except for the payment of the dividend mandatory minimum limited to twenty-five percent (25%) of the net profit of each fiscal year, as provided for in the Issuer’s current articles of incorporation.

6.1.2. Once the AGD has been commenced, it will be necessary to approve the non-declaration of early maturity of the Debentures by the quorum of Debenture Holders established in Section 9.4 below.

6.1.3. Once the Debentures mature in advance, the Trustee must immediately send notification (a) to the Issuer, with a copy to B3, as applicable; and (b) the Settlement Bank.

6.1.4. Upon early maturity of the Debentures, payment must be made within five (5) Business Days from the date of receipt of the notice of early maturity, subject to the provisions of Section 6.1.5 below, and the Trustee must require the Issuer to pay the Unit Par Value, plus Late Payment Charges, if any, and any other amounts eventually owed by the Issuer under the terms of the Deed.

6.1.5. If the Issuer does not pay the Debentures as stipulated in the previous Section, the Late Payment Charges shall be added to the Unit Par Value, incurred from the early maturity date of the Debentures to the date of their effective payment.

6.1.6. If the payment of all the Debentures provided for in Section 6.4 above is made through B3, the Issuer shall notify B3, through correspondence together with the Trustee, of such payment, at least three (3) Business Days before the date stipulated for it to take place.

SECTION VII

ADDITIONAL OBLIGATIONS OF THE ISSUER

7.1. Without prejudice to the other obligations set out in this Deed, the Issuer undertakes the following obligations:

(i)	to provide to the Trustee the following documents and information:

(a)   to send within, at most, 90 (ninety) days after the end of each fiscal year or on the date of publication of the Issuer’s financial statements, whichever comes first, (a) copy of the Issuer’s financial statements relating to the respective fiscal year ended, accompanied by an audit report prepared by independent auditors, as well as making it available on their respective page on the world wide web; and (b) a statement signed by Issuer’s officers, as provided in its bylaws, certifying: (i) the provisions in the Issuance remain valid; and (ii) the non-occurrence of any of the cases of early maturity and lack of non-compliance of the Issuer’s obligations before the Debenture Holders and the Trustee;

(b) within a period of up to ten (10) Business Days from the date of receipt of the respective request, information and/or documents that may be justifiably requested by the Trustee or within a shorter period if so determined by the competent authority;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
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Translation No. 99487	Book No. 1197	Page No. 57

(c)   within one (1) Business Day after its acknowledgment or receipt, as applicable, (i) information regarding the occurrence of any Early Maturity Event; (ii) to send a copy of any mail or judicial or extrajudicial notification received by the Issuer related to an Early Maturity Even; or (iii) information regarding the occurrence of any event or situation that may, directly or indirectly, cause any adverse effect on the Issuer’s ability to comply with any of its obligations under this Deed and/or any other debt that, if overdue may result in the early maturity of the Debentures (“Relevant Adverse Effect”);

(d) copies of notices to Debenture Holders, relevant facts, as defined in CVM Resolution No. 44, of August 23, 2021, as amended (“CVM Resolution 44”), as well as minutes of general meetings and meetings of the Issuer’s board of directors that, in any way, involve the interest of the Debenture Holders, within five (10) Business Days counted from the date on which they are published or, if they are not published, from the date on which they are carried out, as well as making them available on its respective page on the world wide web;

(e) electronic copy (PDF) containing JUCERJA’s due digital seal on this Deed and any amendments, duly filed with JUCERJA, within the terms set out in this Deed;

(f) electronic copy (PDF) containing JUCERJA’s digital seal on the acts and meetings of Debenture Holders, duly filed with JUCERJA, as well as the original physical copy containing the attendance list;

(ii)	to keep its accounting updated and keep the respective records according to the accounting principles generally accepted in Brazil;

(iii)	convene within one (1) Business Day an AGD to deliberate on any of the matters related to this Issuance, if the Trustee must do so according to this Deed and does not do so within the applicable period;

(iv)	comply with laws, regulations, administrative standards and determinations of government bodies, authorities or courts related to the exercise of its activities, except for those whose non-compliance (a) is being discussed in good faith in the judicial and/or administrative areas; and/or (b) cannot, directly or indirectly, compromise the timely and full fulfillment, by the Issuer, of any of its obligations set forth in this Deed;

(v)	to keep up to date the payment of all tax obligations (municipal, state and federal), labor, social security, environmental and any other obligations imposed by law regarding which the Issuer has been summoned or notified, except for those of which non-compliance can not, directly or indirectly, compromise the timely and full fulfillment, by the Issuer, of any of its obligations set out in this Deed;

(vi)	to always maintain valid, effective, in perfect order and in full force all authorizations and licenses, including environmental ones, necessary for the regular exercise of its activities, except for those of which lack can not, directly or indirectly, compromise the punctuality and completeness fulfillment, by the Issuer, of any of its obligations set out in this Deed and, when related to environmental issues, in a relevant reputational impact on the Issuer;

(vii)	to always maintain valid, effective, in perfect order and in full force, all authorizations necessary for the signature of this Deed and for fulfillment with all obligations provided herein;

(viii)	to notify the Trustee, within one (1) Business Day from the date of awareness, of any act or fact that causes the Issuer’s financial statements to no longer reflect, in a substantial manner, its real and current economic and financial condition;

(ix)	to bear all costs (a) arising from the placement of the Debentures, including all costs related to their registration with B3; (b) registration and publication of the acts necessary for the Issue; and (c) for hiring the Trustee, Settlement Bank and Bookkeeper;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
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Translation No. 99487	Book No. 1197	Page No. 58

(x)	to hire and maintain hired during the term of effectiveness of the Debentures, at their expense, the Settlement Bank, the Bookkeeper, B3 and the Trustee and the Debentures trading system in the secondary market, and carry out any and all other measures necessary to maintain the Debentures;

(xi)	not to transfer or anyhow grant or promise to grant to third parties the rights and obligations it acquires and undertakes in this Deed, without prior authorization of the Debenture Holders, decided in a Debenture Holders’ Meeting specially convened for this purpose;

(xii)	to present all documents and information required by B3, ANBIMA and/or the CVM within the deadline established by these entities;

(xiii)	to maintain the Debentures deposited for trading in the secondary market during the term of effectiveness of the Debentures, bearing the costs of said deposit;

(xiv)	to forward the information regarding any advance payment of the Debentures to the Settlement Bank, informing the Unit Par Value under the conditions and terms established by said bank;

(xv)	to observe and comply, as well as make its best efforts so that its controlled and affiliated companies, executive officers, administrators, employees and board members, who act at the behest or in favor of the Issuer, in any form, comply, during the term of effectiveness of the Debentures, (a) environmental legislation, including, without limitation, the provisions of the National Environmental Policy provided for in Law No. 6,938, of August 31, 1981, as amended (“National Environmental Policy”), in the Resolutions of CONAMA - National Environment Council(“CONAMA”) and in other supplementary environmental legislation and regulations, adopting preventive or reparatory measures and actions, aimed at avoiding and correcting possible environmental damage, as well as taking all required steps for the activity of the species, preserving the environment and complying with the determinations of municipal, state and federal bodies that may subsequently legislate or regulate the environmental standards in force, except for those non-compliances that cannot reasonably result in a Relevant Adverse Effect and, when related to environmental issues, with a reputational impact on the Issuer; and (b) the labor legislation and regulation, particularly those related to occupational health and safety, being certain that they do not encourage prostitution, nor use, directly or indirectly, or encourage child labor and/or labor in a condition analogous to that of slavery, or in any way infringe the rights of forestry workers, in particular, but not limited to, the right over areas of indigenous occupation, as declared by the competent authority (“Socio- Environmental Legislation”); and

(xvi)	to observe, comply with, in the exercise of their functions and acting on behalf of the Issuer, observe and comply with the laws, standards or regulations, national or foreign, against the practice of financing terrorism, money laundering, corruption or acts harmful to public administration, including, without limitation, Laws No. 6.385, of December 7, 1976, No. 7.492, of June 16, 1986, No. 8.137, of December 27, 1990, No. 8.429, of June 2, 1992, No. 8.666, of June 21, 1993, No. 14.133, of April 1, 2021 (or other public administration bidding and contract rules), No. 9.613, of March 3, 1998, No. 12.529, of November 30, 2011, No. 12.846, of August 1, 2013, Decree No. 8.420, of March 18, 2015, Decree-Law No. 2.848/40, Decree No. 5.687, of January 31, 2006, which promulgated the United Nations Convention against Corruption, adopted by the United Nations General Assembly on October 31, 2003, U.S. Foreign Corrupt Practices Act of 1977, and the UK Bribery Act, the ordinances and normative instructions issued by the Office of the Federal Controller General under the terms of the aforementioned law and decree, as well as all laws, decrees, regulations and other normative acts issued by a governmental authority with jurisdiction over the Issuer, related to these matters (“Anti-Corruption Laws”), and other applicable laws and regulations that provide for acts harmful to public administration, crimes of corruption and other types of criminal offenses of a similar nature, together, as applicable to the Issuer, and must (a) maintain internal policies and procedures that ensure full compliance with Anti-Corruption Laws in all jurisdictions in which the Issuer operates; (b) make all professionals with whom they may liaise aware of the Anti-Corruption Laws prior to the beginning of their activities within the scope of this document; (c) to abstain from committing acts of corruption and acting in a manner prejudicial to the public administration, national and foreign, in their interest or for their benefit, exclusive or not, as applicable; and (d) if it becomes aware of any act or fact related to violation of said rules, notify the Trustee within two (2) Business Days after becoming aware of such act or fact;

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Translation No. 99487	Book No. 1197	Page No. 59

SECTION VIII

TRUSTEE7

8.1 The Issuer appoints as Trustee of the Issuance to [=] identified in the preamble of this Deed, which hereby and in the best form of law accepts its appointment to represent the association of the Debenture Holders under the law and this Deed.

8.2 Representations

8.2.1  The Trustee of the Debenture Holders, appointed in this Deed, represents and warrants to the Issuer, under the penalties of the law, that:

(i)	it does not have any legal impediment, under the terms of article 66, paragraphs 1 and 3, of the Brazilian Corporation Law and CVM Resolution No. 17, of February 9, 2021 (“CVM Resolution 17”), or, in the event of a change, the one who replaces it, to perform the role conferred on it;

(ii)	it accepts the role assigned to it, fully assuming the duties and obligations provided for in the specific legislation and in this Deed;

(iii)	it fully accepts this Deed, and all its sections and conditions;

(iv)	it has no relationship with Issuer that prevents it from exercising its duties;

(v)	it does not fall under any of the situations of conflict of interests set forth in article 6 of CVM Instruction 17;

(vi)	it is aware of the applicable regulations issued by the Central Bank of Brazil and CVM;

(vii)	it is a financial institution duly organized and validly existing pursuant to the Brazilian laws;

(viii)	it is a duly authorized (including with respect to legal, corporate, regulatory and third-party authorizations, as applicable) and have obtained all authorizations, including, as applicable, legal, corporate, regulatory and third-party authorizations, necessary to enter into this Deed and to comply with its obligations set out herein, having satisfied all legal and statutory requirements required for this purpose;

(ix)	it is duly qualified to perform the trustee’s activities, as set forth in the prevailing applicable regulation;

(x)	this Deed constitutes a legal, valid, binding, and effective obligation of the Trustee, enforceable in accordance with its terms and conditions;

(xi)	the execution of this Deed and the fulfillment of its obligations hereunder do not violate any obligation previously undertaken by the Trustee;

(xii)	it verified the accuracy of the other information in this Deed;

(xiii)	the legal representative who signs this Deed has corporate and/or delegated powers to do so, being able to comply with the obligations set out herein, having satisfied all legal and statutory requirements necessary for this purpose;

[7]	Note to Draft: Trustee to be hired and subject to comments

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
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Translation No. 99487	Book No. 1197	Page No. 60

(xiv)	on the date of signature of this Deed, according to the organization chart sent by the Issuer, the Trustee identified that it does not provide trustee´s services in issue of public or private securities carried out by the Issuer itself, by an affiliated, controlled or controlling company or by a company belonging to the same group of the Issuer:

[=]

(xv)	it ensures and shall ensure, pursuant to paragraph 1, of article 6, of CVM Resolution 17, equal treatment to all holders of agribusiness receivables certificates of any issues carried out by the Issuer, affiliate, Subsidiary, Parent company, or member of the same group as the Issuer, which it may serve as the trustee, subject to collaterals, obligations, and specific rights attributed to the respective holders of securities.

8.3 Replacement

8.3.1  In the event of impediment, resignation, intervention or judicial or extrajudicial liquidation of the trustee, within no more than thirty (30) consecutive days from the event determining it, an AGD shall be held to choose a new Trustee, which meeting may be called by the Trustee to be replaced, the Issuer, the Debenture Holders representing at least ten percent (10%) of the Outstanding Debentures, or by CVM, in accordance with the terms set out in Section 9.4 below. In the event that the call is not made within fifteen (15) consecutive days prior to the expiration of the aforementioned term, Issuer shall perform it, subject to the term of fifteen (21) days for the first call and eight (8) days for the second call, being certain that the CVM may appoint a provisional replacement, until the process of choosing the new Trustee is completed. The compensation of the new trustee shall be the same as that of the Trustee, subject to the provisions of Section 8.3.6 below.

8.3.2  In the event that the Trustee is unable to continue performing its duties due to circumstances superseding this Deed, it must notify the fact to the Issuer immediately, and the fact to the Debenture Holders, upon convening an AGD, requesting its replacement.

8.3.3  Debenture Holders are entitled, after the Issuance Date, to replace the Trustee and appoint his replacement, in an AGD specially convened for this purpose.

8.3.4  The permanent replacement of the Trustee must be the subject of an amendment to this Deed, which must be filed with JUCERJA and registered at the Registry of Deeds and Documents, in the manner provided for in this Deed. The replacement of the Trustee must be reported to the CVM, within a period of up to seven (7) Business Days, counted from the filing of the amendment to this Deed with JUCERJA and with the Registry of Deeds and Documents, whichever happens last.

8.3.5  The Trustee shall begin exercising its functions on the date of this Deed or any amendment relating to the replacement, and must remain exercising its functions until the Debentures are fully paid in or until its effective replacement.

8.3.6  In the event of effective replacement of the Trustee, its replacement shall the replacement shall earn, in proportion to the period until the Debentures are fully paid in or until its effective replacement, the same compensation received by the Trustee in all its terms and conditions, and the first amount due to the replacement shall be calculated pro rata temporis, as from the starting date of its duties as trustee. This compensation may be amended by mutual agreement between the Issuer and the replacement trustee, provided that it is previously approved by the AGD.

8.3.7  The rules and precepts in this regard enacted by acts of the CVM are applicable to the cases of replacement of the Trustee.

8.4 Duties

8.4.1  The duties and attributions of the Trustee, in addition to those provided for in law, CVM regulatory act or this Deed, include:

(i)	to assume full responsibility for the contracted services, on the terms of applicable legislation;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
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Translation No. 99487	Book No. 1197	Page No. 61

(ii)	to protect the rights and interests of the Debenture Holders, employing, when exercising its function, care and diligence that any active and honest person customarily employs in the management of his/her own business;

(iii)	to waive the exercise of its duties in the event of conflicts of interests or any other type of ineptitude, and immediately convene the meeting referred to in article 7 of CVM Resolution 17 to resolve on its replacement;

(iv)	to keep well stored, all documentation related to the exercise of their functions;

(v)	to check, when accepting the duty, the accuracy of the information relating to the guarantees, and the consistency of the other information set out in this Deed, by making efforts to solve any omissions, failures, or defects that it is aware of;

(vi)	to take the measures, jointly with the Issuer, so that the Deed and amendments thereto are filed with the competent authorities, adopting, in the case of the Issuer’s omission, the measures provided for by law, and without prejudice to the occurrence of non-compliance with a non-pecuniary obligation by the Issuer;

(vii)	to monitor the provision of periodic information by the Issuer, alerting the Debenture Holders, in the annual report referred to in subparagraph (xiii) below, on inconsistencies or omissions of which it is aware;

(viii)	to comment on the adequacy of the information provided in the proposals for changes in the conditions of the Debentures;

(ix)	to request, when necessary, for the full performance of its duties, the Issuer’s updated certificates from civil distributors, of the courts of the National Revenue Office, Protest Offices, Labor Courts, the Attorneys’ Office of the Federal Revenue Office, at the place where the Issuer’s has its principal place of business or domicile;

(x)	to call, when it deems necessary, the Issuer’s external audit;

(xi)	to convene, when necessary, an AGD, respecting the rules related to publication contained in the Brazilian Corporation Law and this Deed;

(xii)	to attend AGDs in order to provide the information requested;

(xiii)	to prepare an annual report for Debenture Holders, in accordance with article 68, paragraph 1, paragraph (b), of the Brazilian Corporation Law and in accordance with CVM Resolution 17, in order to describe the relevant facts that occurred during the year relating to the performance of the obligations assumed by the Issuer:

(xiv)	compliance by the Issuer with its obligations to provide periodic information, indicating the inconsistencies or omissions of which it is aware;

(xv)	amendments to the articles of incorporation occurred during the fiscal year, with relevant effects to Debenture Holders;

a.	comments on Issuer’s economic, financial and capital structure indicators related to contractual clauses designed to protect the interests of Debenture Holders and which lay down conditions that should not be disregarded by Issuer;

b.	number of Debentures issued, number of Outstanding Debentures and balance canceled in the period;

c.	redemption, amortization, conversion, re-pricing, and payment of interest of the Debentures effected in the period;

d.	follow-up on the allocation of funds raised through the Debentures, according to information provided by the Issuer;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
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Translation No. 99487	Book No. 1197	Page No. 62

e.	compliance with other obligations assumed by the Issuer in this Deed;

f.	statement on the non-existence of a conflict of interest that prevents the Trustee from continuing to perform its duties;

g.	to maintain the sufficiency and enforceability of the guarantee; and

h.	existence of other public or private issues of securities by the Issuer, by an affiliated, controlled, controlling company or member of the same group as the Issuer in which it has acted as a trustee in the period, as well as the following data on such issues (I) name of the Issuer; (II) amount of the issue; (III) number of securities issued; (IV) type and guarantees involved; (V) maturity date and interest rate; and (VI) default in the period.

(xiv)	to make the report provided in item (xiii) above available to Debenture Holders within four (4) months from the end of the Issuer’s fiscal year, on its own website;

(xvii)	to maintain the Debenture Holders’ relationship and their addresses updated, including by requesting information from Issuer, Bookkeeper, Settlement Bank and B3, and for the purposes of complying with this item, Issuer and Debenture Holders, as well as which subscribe for, repurchase or acquire Debentures, expressly authorize Bookkeeper, Settlement Bank and B3 to comply with any requests made by the Trustee, including any disclosure of the position of Debentures and their respective Debenture Holders;

(xviii)	to supervise compliance with the sections in this Deed, especially those imposing obligations to do and not to do;

(xix)	to notify the Debenture Holders of any default by the Issuer on the financial obligations under this Deed, including contractual sections designed to protect the interest of Debenture Holders and set forth the conditions that should not be breached by Issuer, indicating the consequences for Debenture Holders and the actions it intends to take on the subject, within seven (7) Business Days after becoming aware of such fact;

(xx)	to make available to Debenture Holders and market participants, through its call center and/or website, the outstanding balance of the Debentures to be calculated by the Issuer;

(xxi)	to follow up with the Issuer, the Settlement Agent and the Bookkeeper, on each payment date, the full and timely payment of the amounts due, as set forth in this Deed;

(xxii)	to perform its activities in good faith, with transparency and loyalty before Debenture Holders;

(xxiii)	to keep available on its web page an updated list of the issues in which it performs the duties of Trustee;

(xxiv)	disclose, on its web page, any information provided for in article 16 of CVM Instruction 17, making it available for public consultation for a period of three (3) years;

(xxv)	to maintain, for a period of at least five (5) years, or for a longer term, as expressly determined by the CVM, all documents and information required by CVM Resolution 17, provided that such documents and information may be stored in physical or electronic means, and replacement of documents by their respective scanned images is allowed. and

8.5 Specific Duties

8.5.1  In case of default of any of the Issue’s conditions, the Trustee shall use any and all measures provided by the law or this Instrument to protect the Debenture Holders’ rights or interests, as provided for in article 12 of CVM Resolution 17.

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Translation No. 99487	Book No. 1197	Page No. 63

8.6 Trustee’s Compensation

8.6.1  The Issuer shall own the Trustee fees for the performance of their duties and responsibilities, pursuant to the legislation in force and this Deed, corresponding of:

(i)	annual compensation of BRL[=], with the first installment due up to the fifth (5th) Business Day after the signing of this Deed and the remaining installments on the same day in subsequent years, calculated pro rata die, if necessary up to the maturity of the Issuance. The first installment shall be due even if Issue is not paid for structuring and implantation. The compensation shall be due event after the final maturity of the Debentures, if the Trustee is still performing the activities inherent to its duty in relation to the issue, which compensation shall be calculated pro rata die;

(ii)	the payment of compensation installments described above shall be made to the Trustee, plus the amounts regarding taxes and contributions levied on invoicing: (a) Service Tax (ISS); (b) Employees’ Profit Participation Program (PIS); (c) Social Security Financing Contribution (COFINS); and (d) Social Contribution on Net Profit (CSLL), (e) Withholding Tax (IRRF) and (f) any other taxes that may be levied on the Trustee’s compensation, at tax rates in force on each payment date;

(iii)	the installments mentioned above shall be annually adjusted by the accumulated positive variation of the IPCA or, if it is absent or may not be applied, by the official index that may replace it, as of the payment date of the first installment, up to the payment dates of each subsequent installment, calculated pro rata die, if necessary and if applicable;

(iv)	in case of default in the payment of any amount due to the Trustee, late payments shall be subject to a one percent (1%) interest rate per month and a non-compensatory fine of two percent (2%) over the outstanding amount, and the late amount shall be subject to adjustment for inflation by the IPCA, applicable from the default to the effective payment, calculated pro rata die; and

(v)	if there is a need to hold an AGD or enter into amendments or legal instruments regarding the Issue, an additional compensation equivalent to BRL [=] per man-hour dedicated to activities related to the Issue shall be due to the Trustee, to be paid within five (5) days after proof of delivery, by the Trustee, to the Issuer of the timesheet. For the purposes of concept of the AGD, all activities regarding the meeting are included, and not just the analysis of the draft and in-person or virtual attendance in it. Thus, these activities include, but are not limited to:

a.	bid notice analysis;

b.	attendance in calls or meetings;

c.	verification of a quorum prior to the meeting;

d.	verification of power of power of attorney prior to the meeting;

e.	amendments and agreements resulting from the meeting.

For clarification purposes, the “timesheet” is the material to be sent by the Trustee with the indication of the task performed (for example, analysis of a certain document or attendance in a meeting), of the Trustee’s employee, of the time spent in the position and the value regarding the time spent.

8.7 Expenses

8.7.1  The Issuer shall reimburse all reasonable and usual expenses evidently incurred by the Trustee to protect and defend the Debenture holders’ rights or realize their claims, within third (15) days from the delivery of a copy of evidentiary documents thereof, provided that such expenses, whenever possible, have been previously approved by the Issuer, which shall be considered approved if the Issuer makes no statement in up to five (5) Business Days as of the receipt of the respective request by the Trustee.

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Translation No. 99487	Book No. 1197	Page No. 64

8.7.2  In case of Issuer default, all expenses that the Trustee may incur in order to safeguard the interests of the Debenture Holders shall be, whenever possible, previously approved and advanced by the Debenture Holders and subsequently reimbursed by the Issuer. Such expenses include legal fees, including third parties’, deposits, indemnities, legal costs and fees of lawsuits proposed by the Trustee, provided they are related to the default settlement, as a representative of the Debenture Holders. Any expenses, deposits and legal costs arising from the loss of suit shall also be borne by the Debenture Holders, as well as the compensation and reimbursable expenses of the Trustee, in the event that the Issuer remains in default with respect to the payment thereof for a period exceeding ten (10) calendar days, and the Trustee may request a guarantee from the Debenture Holders to cover the risk of loss of suit.

8.7.3  The compensation does not include travel, accommodation, transport, and publication expenses necessary for the performance of the Trustee’s duties, during or after service deployment, to be covered by the Issuer, after, whenever possible, prior approval. Also not included, and which shall be borne by the Issuer, are expenses with publications in general, costs incurred in telephone contacts related to issuance, notifications, extraction of certificates, photocopies, scanning, mailing of documents, travels, food and accommodation, expenses with specialists, such as auditing and/or inspection, among others, or legal advisory to Debenture Holders. Any expenses, deposits, legal fees, as well as indemnities, arising from actions brought against the Trustee resulting from the exercise of its function or from its performance in defense of the structure of the operation, shall also be borne by Debenture Holders. Such expenses include attorney’s fees for the defense of the Trustee and must also be paid in advance by the Debenture Holders and reimbursed by the Issuer.

SECTION IX

DEBENTURE HOLDERS’ GENERAL MEETING

9.1.1  General Call Rules. The Debenture Holders may, at any time, hold an AGD in accordance with the provisions of article 71 of the Corporations Act.

9.1.2  The provisions of the Corporations Act on shareholders meetings shall apply to the AGD. In this way, the call formalities are waived when there is unanimous presence of Debenture Holders to the AGD, in which case the location of the AGD shall be the headquarters of the Issuer, observing the quorums established in this Deed.

9.1.3  The AGD may be called (i) by the Trustee; (ii) by the Issuer; (iii) by Debenture Holders representing at least ten percent (10%), of the Outstanding Debentures, as applicable; or (iv) by the CVM.

9.1.4  The AGD call shall be made by means of a notice published, at least, three (3) times in the mass circulation newspaper used by the Issuer to publicize its acts, as provided for in Section 4.20 of this Deed, complying with other rules related to the publication of notices calling for general meetings set out in the Brazilian Corporation Law, applicable regulations and this instrument.

9.1.5  The AGD must be carried out in compliance with the call deadlines set out in the Brazilian Corporations Act and other applicable regulations.

9.1.6  The presence of the Issuer’s legal representatives at the AGD convened by the Issuer shall be mandatory, while at the meetings called by the Debenture Holders or the Trustee, the presence of the Issuer’s legal representatives shall be optional, unless requested by the Debenture Holders or by the Trustee, as the case may be, in which case it shall be mandatory.

9.1.7  The Trustee shall attend the AGD and provide to Debenture Holders the information requested from it.

9.2 Installation Quorum

9.2.1  The AGD will be installed, on the first call, with the presence of Debenture Holders representing at least half of the Outstanding Debentures, and on the second call, with the presence of Debenture Holders representing at least ten per cent (10%) of Outstanding Debentures.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
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Translation No. 99487	Book No. 1197	Page No. 65

9.3 Presiding Board

9.3.1  The presidency of the AGD will be held by (i) the person elected by the Debenture Holders, (ii) the Trustee, or (iii) the person designated by the CVM.

9.4 Resolution Quorum

9.4.1  In the resolutions of the AGD, each Debenture shall be entitled to one vote, and the appointment of an agent, whether Debenture Holder or not, is permitted. Except as provided in Section 9.4.2 below, deliberations will be taken, on first call, by Debenture Holders representing at least fifty percent (50%) plus one (1) of the Outstanding Debentures, or, on second call, fifty percent (50%) plus one (1) of the Debentures held by those present at the AGD, observing the provisions of paragraph 5 of article 71 of the Brazilian Corporation Law.

9.4.2	The quorum referred to in Section 9.4.1 above does not include:

(i)	the quorums expressly provided for in other items and/or Sections of this Instrument;

(ii)	the following changes relating to the characteristics of the Debentures, which shall depend on the approval of Debenture Holders representing, in the first or second call, fifty percent (50%) plus one (1) of the Outstanding Debentures: (a) change in any payment dates for any amounts provided for in this Deed; (b) change in the terms of effectiveness of the Debentures; (c) change in the quorums expressly provided for in this Deed; (d) change in the amount and form of compensation; (e) change in the conditions and procedures of the Full Optional Early Redemption Offer; (f) amendment to Section VI; and (g) amendments to this Section IX; and

(iii)	(a) requests for prior waiver (waiver) or temporary forgiveness relating to Early Maturity Events and (b) non-declaration of early maturity will depend on the approval of Debenture Holders representing fifty percent (50%) plus one (1) of the Debentures held by those present at AGD on the first or second call.

9.4.3  The resolutions taken by Debenture Holders, within the scope of their legal competence, subject to the quorums established in this Deed, shall be in place, valid, and effective before the Issuer and shall bind all holders of outstanding Debentures, regardless of having attended the AGD or of the vote given in the respective AGD.

SECTION X

ISSUER’S REPRESENTATIONS AND WARRANTIES

10.1 Issuer hereby represents and warrants to Trustee that:

(i)	it is a company duly organized, incorporated, and existing as a corporation, according to the Brazilian laws, registered as a publicly-held corporation with the CVM;

(ii)	the Issuer’s publicly-held corporation registration is updated with the CVM, as required by CVM Resolution No. 80, of March 29, 2022, as amended (“CVM Resolution 80”), and its information contained therein and made public are updated in accordance with applicable regulations;

(iii)	it is duly authorized and has obtained all the authorizations, including, as applicable, legal, corporate, regulatory and third- party authorizations, needed to execute this Deed, and to comply with all obligations set forth herein, to carry out the Issuance, having fully complied with all the legal and corporate requirements necessary for that purpose;

(iv)	regulatory authorization is not required to execute this Deed and carry out the Issuance;

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Translation No. 99487	Book No. 1197	Page No. 66

(v)	the legal representatives of the Issuer who sign this Deed have corporate or delegated powers to undertake, on behalf of the Issuer, the obligations set forth herein and, as agents, have had the powers lawfully granted, with the respective powers of attorney being in full force;

(vi)	this Deed and the obligations set forth herein are lawful, valid, binding and effective obligations of the Issuer, enforceable in accordance with its terms and conditions;

(vii)	the execution, terms, and conditions of this Deed and the fulfillment of the obligations set forth herein, and the performance of the Issue (a) do not violate the Issuer’s Articles of Incorporation;: (b) do not violate any agreement or instrument to which the Issuer is a party and/or to which any of its assets is subject; (c) shall not result in (I) early maturity of any obligation set forth in any agreement or instrument to which the Issuer is a party and/or to which any of its assets is subject; or (II) termination of any such agreement or instrument; (d) shall not result in the creation of any rights and options, commitment to sell, mortgage, pledge, fiduciary sale, fiduciary assignment, use, usufruct, trust, shareholders’ agreement, inalienability or unseizability clause, preference or priority, security interests or personal guarantees, promise to sell, or commitments in relation to any of the businesses described, purchase option, preemptive right, judicial or extrajudicial, voluntary or involuntary charge or encumbrance, any actions filed, based on actions or personal actions for repossession, taxes (federal, state or municipal), of any nature, including due to involuntary acts, or other act that has a practical effect similar to any of the expressions above (“Encumbrances”) on any asset of the Issuer, except as provided for in this Deed; (e) it does not violate any legal or regulatory provision to which the Issuer is subject and/or any of its assets are subject; and (f) it does not violate any administrative, judicial, or arbitration order, decision, or award affecting the Issuer or any of its assets;

(viii)	it is in compliance with the obligations set out in this Deed, and no Early Maturity Event has occurred and does not exist on this date;

(ix)	in relation to the Issuer’s Reference Form, (a) it was prepared in accordance with the relevant rules, including CVM Resolution 80; and (b) the information contained in the Issuer’s Reference Form is true, consistent, correct and sufficient, allowing investors to make an informed decision regarding the Issuance;

(x)	the documents, information and material provided to the Debenture Holder are true, consistent, accurate, and sufficient and are up-to-date as of the date they were provided and include the documents and information relevant to the investment decision-making on the Debentures;

(xi)	[the Issuer’s financial statements for the fiscal years ended December 31, 2023, 2022 and 2021 correctly represent the Issuer’s equity and financial position on those dates and for those periods and were duly prepared in accordance with the accounting principles determined by applicable regulations, and since the most recent statements there have been no relevant changes in its cash generation or indebtedness nor has there been a reduction in capital;]

(xii)	it is complying with the laws, regulations, administrative rules and determinations of government agencies, authorities or courts applicable to the exercise of its activities, including the provisions of current legislation pertinent to the National Environmental Policy, CONAMA Resolutions and the other environmental legal and regulatory provisions that are equally relevant to the performance of its activities, adopting preventive or remedial measures and actions aimed at avoiding or correcting possible environmental damage resulting from the exercise of the activities described in its corporate purpose, except for those non-compliances that do not may reasonably result in a Relevant Adverse Effect and, when related to environmental issues, in a relevant reputational impact on the Issuer;

(xiii)	it is up to date with the payment of all tax obligations (municipal, state and federal), labor, social security, environmental and any other obligations imposed by law regarding which the Issuer has been summoned or notified, except by those of which non-compliance can not, directly or indirectly, compromise the timely and full fulfillment, by the Issuer, of any of its obligations set out in this Deed;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 67

(xiv)	has valid, effective, in perfect order and in full force all authorizations and licenses, including environmental ones, applicable to the regular exercise of its activities, except for those whose lack can not, directly or indirectly, compromise the timely and full compliance, by the Issuer, with any of its obligations set forth in this Deed;

(xv)	there is no (a) non-compliance with any relevant contractual (except in relation to the effects of Court-Supervised Reorganization), legal provision or any other judicial, administrative or arbitration order; or (b) any judicial, administrative or arbitration proceeding, police investigation or any other type of governmental investigation, in any of the cases of this section, which is not subject to Court-Supervised Reorganization (1) that may compromise timely and full compliance by the Issuer of any of its obligations provided for in this Deed; or (2) aiming to annul, change, invalidate, dispute or in any way affect this Deed;

(xvi)	the Issuer declares to be aware of the terms of the laws and regulations that provide for harmful acts against the public administration, in particular the Anti-Corruption Laws, and undertakes to refrain from any activity that constitutes a violation of the provisions contained in these laws. The Issuer further represents that they devote their best efforts so any of their subcontractors and employees undertake to observe the provisions established herein, and the Issuer shall also, fully inform such rules to all their professionals that may relate to the Issuer, prior to the commencement of their activities. The Issuer further represents that its employees, executives, officers, representatives and attorneys, as well as employees, executives, officers, representatives and attorneys, to the best of their knowledge, are not undergoing criminal investigation and have not been subject to any civil or criminal legal actions in the country or abroad, for inappropriate conduct related to bribery, corruption or other wrongful act related to Anti-Corruption Laws;

(xvii)	there is no connection between the Issuer and the Trustee that prevents the Trustee from fully exercising its duties; and

10.1.1 The Issuer undertakes to indemnify the Debenture Holders and the Trustee for any and all losses, direct damages, losses, costs and/or expenses (including legal costs and attorneys’ fees) directly incurred and proven by the Debenture Holders and/or the Trustee due to of the falsity, inconsistency and/or incorrectness of any of the statements made under Section 10.1 above.

10.2   Without prejudice to the provisions of Section 10.1.1 above, the Issuer undertakes to notify the Trustee, within a period of up to 3 (three) Business Days from the date on which it becomes aware, if any of the statements made in the terms of Section 10.1 above has become false, inconsistent and/or incorrect.

SECTION XI

MISCELLANEOUS

11.1. Communications

11.1.1.	The communications to be sent by any of the Parties pursuant to this Indenture shall be sent to the following addresses:

(i)	to the Issuer:

LIGHT S.A. – IN COURT-SUPERVISED REORGANIZATION

Avenida Marechal Floriano, 168, parte, 2ª parte, Corredor A, Centro

22080-002 - Rio de Janeiro - State of Rio de Janeiro

Attn.: Mr. [=]

Phone: (55 21) 2211-2560 / (55 21) 2211-2623

email: [=]

(ii)   to the Trustee:

[=]

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 68

(iii) to the Settlement Bank:

[=]

(iv) to the Bookkeeping Agent:

[=]

11.2. The communications shall be deemed delivered when received with registration of receipt or with “return receipt” issued by the Brazilian Postal Service (Empresa Brasileira de Correios), at the addresses listed above. Notices by email will be deemed to be received on the date they are sent, provided that the receipt is confirmed (receipt issued by the machine used by the sender).

11.3. The change of any of the above addresses must be communicated to the other Party by the Party whose address has changed, within 2 (two) Business Days of its occurrence.

11.4. Waiver

11.4.1.   The waiver of any of the rights deriving from this Indenture shall not be presumed, hence no delay, omission or forbearance in the exercise of any right, option or remedy of any of the Parties by reason of any default by the other Party shall affect such rights, options or remedies, or shall be construed as a waiver thereof or acceptance of such default, nor shall it characterize a novation or a modification of any other obligations undertaken in this Indenture or a precedent with regard to any other default or delay.

11.5 Expenses

11.5.1.   The Issuer shall bear all costs related to the Issuance and placement, including but not limited to, expenses with the contracting of Trustee, legal advisors, Settlement Bank and Bookkeeping Agent and records of documents.

11.6 Instrument Enforceable Out of Court and Specific Performance

11.6.1. This Indenture and the Debentures are extrajudicial enforcement instruments under the terms of article 784, items I and III, of the Code of Civil Procedure, and the Parties hereby acknowledge that, regardless of any other applicable measures, the obligations undertaken under the terms of this Indenture are subject to specific performance, being subject to the provisions of articles 497, 815 et seq. of the Code of Civil Procedure, without prejudice to the right to declare the early maturity of the Debentures pursuant to this Indenture.

11.7. Final Provisions

11.7.1. Without prejudice to the duty of diligence of the Trustee, the Trustee will assume that the original documents or certified copies of documents sent by the Issuer or third parties, as requested by it, were not subject to fraud or tampering. It will also not, under any circumstances, be responsible for preparing the Issuer’s corporate documents, which will remain under the Issuer’s legal and regulatory obligation to prepare them, in accordance with applicable legislation.

11.7.2. The Trustee shall not be responsible for checking the sufficiency, validity, quality, truthfulness or completeness of the technical and financial information contained in any document sent to it, for the purpose of informing, completing, clarifying, rectifying or ratifying the information contained in this Indenture and other documents of the Issuance (“Transaction Documents”).

11.7.3. The acts or statements by Trustee that entail a liability to Debenture Holders and/or release third parties from obligations to them, as well as those related to the due compliance of the obligations under this instrument, will only be valid where previously resolved by the Debenture Holders at the AGD.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 69

11.7.4.   The performance of Trustee is limited to the scope of CVM Resolution 17 and the applicable articles of the Brazilian Corporations Act, being the latter exempt, in any form or pretext, from any additional liability that did not result from applicable law.

11.7.5. This Indenture is entered into an irrevocable and irreversible manner and is binding upon the parties and their respective successors on any account whatsoever.

11.7.6. The Parties hereby declare that they are aware, know and understand the terms of the Anti-Corruption Laws and (a) the Issuer, for itself and for its administrators, directors, employees and agents, as well as its partners who may act on its behalf, if obliges to refrain from any activity that constitutes a violation of the provisions of the terms of the Anti-Corruption Laws and the (b) Trustee, for itself and for its administrators, directors, employees and agents, acting on its behalf, as well as its partners who come to act on its behalf, undertakes to refrain from any activity that constitutes a violation of the provisions of the terms of Law No. 12,846, of August 1, 2013 and Law No. 9,613, of March 3, 1998, as amended. Upon the enforcement of this Indenture, neither any of their officers, employees, agents or quotaholders shall give, offer, pay, promise or authorize the payment of, either directly or indirectly, any money or anything of value to any governmental authority, consultants, complainants, partners or any other third parties, with the purpose of influencing any act or decision by the public official or the government, or to ensure any undue advantage or which violates the anticorruption rules.

11.7.7. For the purposes of article 10, paragraph 2, of Provisional Presidential Decree 2,200-2, of August 24, 2001, the Issuer and the Trustee acknowledge and expressly agree to electronically sign this Indenture, as well as any amendments, through any platform of electronic signatures, it being agreed that, in any case, they must be issued with a digital certificate by ICP-Brasil, constituting a legitimate and sufficient form to prove the identity and validity of the declaration of will of the respective Parties to execute this Indenture, as well as any amendments.

11.7.8. The invalidation or nullity, in whole or in part, of any of the sections of this Indenture shall not affect the other sections, which shall always remain valid and effective until the fulfillment by the parties of all of their obligations provided for herein. In the event of declaration of invalidation or nullity of any Section of this Indenture, the Parties hereby agree to negotiate, as soon as possible, in substitution of the Section declared invalid or null, the inclusion in this Indenture of valid terms and conditions that reflect the terms and conditions of the invalidated or annulled Section, with due regard for the intention and goal of the parties on the occasion of negotiation of the invalidated or annulled Section and the context in which it is inserted.

11.7.9. A General Meeting of Debenture Holders to resolve on the matters below is hereby waived: (i) correction of material errors, be it a gross, typing or arithmetic error, (ii) amendments to any Issue documents already expressly permitted under the terms of the respective Issue document(s), (iii) amendments to any Issue documents due to requirements from the CVM, B3 or ANBIMA, or (iv) as a result of updating the Parties’ registration information, such as changes to the name, address and telephone number, among others, provided that the changes or corrections referred to in items (i), (ii), (iii) and (iv) above may not cause any loss to the Debenture Holders or any alteration in the flow of Debentures, and provided that there is no additional cost or expense to the Debenture Holders.

11.7.10. This Indenture shall be governed and interpreted in accordance with the laws of Brazil.

11.8. Jurisdiction

11.8.1.  The courts of the Judicial District of the Capital of the State of Rio de Janeiro are hereby elected, expressly waiving any other, however privileged it may be or may become.

In witness whereof, the Parties enter into this Indenture, together with the two (2) witnesses indicated below, through digital signatures certified according to the Brazilian Public Key Infrastructure (ICP-Brazil) standard. Once digitally signed by the Parties and witnesses, this duly signed Indenture will be available in the digital platform, and each Party shall be responsible for obtaining one or more counterparts and keeping it/them in their files and records.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 70

The signatory Parties and witnesses acknowledge the form of contracting through electronic, digital and computing means as valid and fully effective, constituting an instrument enforceable out of court, for all legal purposes.

The issuance of an unlimited number of counterparts of this Indenture is hereby authorized, it being agreed that each of these counterparts will be considered an original for all legal purposes, and may be presented electronically or physically (by printing) to JUCERJA and/or any federal, state and/or municipal body, registry office, bureau, autarchy, agency and/or authority.

Rio de Janeiro, [=]

(Signatures on the following pages)

(The remainder of the page was intentionally left blank)

(Signature Page 1/3 of the Private Indenture of [=] Issue of Simple Unsecured Debentures, Convertible into Shares, in a Single Series, for Private Placement, of Light S.A., entered into between Light S.A. and [=])

LIGHT S.A. – IN COURT-SUPERVISED REORGANIZATION

[blank]

Name: [blank]

Title: [blank]

[blank]

Name: [blank]

Title: [blank]

(Signature Page 2/3 of the Private Indenture of [=] Issue of Simple Unsecured Debentures, Convertible into Shares, in a Single Series, for Private Placement, of Light S.A., entered into between Light S.A. and [=])

[TRUSTEE]

[blank]

Name: [blank]

Title: [blank]

[blank]

Name: [blank]

Title: [blank]

(Signature Page 3/3 of the Private Indenture of [=] Issue of Simple Unsecured Debentures, Convertible into Shares, in a Single Series, for Private Placement, of Light S.A., entered into between Light S.A. and [=])

Witnesses:

[blank]

Name: [blank]

Identity Card: [blank]

CPF: [blank]

[blank]

Name: [blank]

Identity Card: [blank]

CPF: [blank]

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 07:53:16 PM, BEATRIZ VILLA LEAO FERREIRA - 05/18/2024

[illegible]

https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051819564573600000113366315

Document number: 24051819564573600000113366315

[illegible]

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 71

Exhibit 6.1.1.3.5

For example purposes:

Considering three creditors, named A, B and C, with the following credit amounts:

Creditor A: BRL 1.60 billion

Creditor B: 2.40 billion

Creditor C: 4.00 billion

If these creditors choose to convert 35% of their credits, the total adhered to the Convertible Debenture would be BRL 2.80 billion, distributed as follows:

Creditor A: 35% x BRL 1.60 billion = BRL 560 million

Creditor B: 35% x BRL 2.40 billion = BRL 840 million

Creditor C: 35% x BRL 4.00 billion = BRL 1.40 billion

The proportion of each creditor is calculated by dividing the amount to which it adhered by the total to which all creditors adhered:

Creditor A: BRL 560 million - BRL 2.80 billion = 20.0%

Creditor B: BRL 840 million - BRL 2.80 billion = 30.0%

Creditor C: BRL 1.40 billion - BRL 2.80 billion = 50.0%

With an amount available for apportionment of BRL 2.2 billion, the distribution will be proportional:

Creditor A: 20% x BRL 2.2 billion = BRL 440 million

Creditor B: 30% x BRL 2.2 billion = BRL 660 million

Creditor C: 50% x BRL 2.2 billion = BRL 1.1 billion

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 72

The excess BRL 600 million will be allocated to the amount of BRL 4.1 billion of the Converting Supporting Creditor Option:

Creditor A: BRL 560 million - BRL 440 million = BRL 120 million

Creditor B: BRL 840 million - BRL 660 million = BRL 180 million

Creditor C: BRL 1.4 billion - BRL 1.1 billion = BRL 300 million

Thus, the credits eligible for the Converting Supporting Creditor Option would total BRL 5.8 billion:

Creditor A: 65% x BRL 1.60 billion + BRL 120 million = BRL 1.16 billion

Creditor B: 65% x BRL 2.40 billion + BRL 180 million = BRL 1.74 billion

Creditor C: 65% x BRL 4.00 billion + BRL 300 million = BRL 2.9 billion

However, considering the established limit of BRL 4.1 billion, an apportionment will be made proportional to the amounts (that each creditor has) eligible for this section, as exemplified below:

The proportion of each creditor is calculated by dividing the amount to which it adhered to the section by the total amount to which all creditors adhered:

Creditor A: BRL 1.16 billion divided by BRL 5.80 billion results in 20%

Creditor B: BRL 1.74 billion divided by BRL 5.80 billion results in 30%

Creditor C: BRL 2.90 billion divided by BRL 5.80 billion results in 50%

Therefore, the amount that each creditor will receive from the amount of BRL 4.1 billion will be:

Creditor A: 20% x BRL 4.1 billion = BRL 820 million

Creditor B: 30% x BRL 4.1 billion = BRL 1.23 billion

Creditor C: 50% x BRL 4.1 billion = BRL 2.05 billion

Given this, the excess BRL 1.7 billion will be available to integrate the amount referring to the Non-Convertible Supporting Creditor Option, as illustrated below:

Creditor A: BRL 1.16 billion - BRL 820 million = BRL 340 million

Creditor B: BRL 1.74 billion - BRL 1.23 billion = BRL 510 million

Creditor C: BRL 2.90 billion - BRL 2.05 billion = BRL 850 million

STOCK WARRANT

CERTIFICATE NO. [=]/2024

ISSUER:

LIGHT S.A. - IN COURT-SUPERVISED REORGANIZATION, a publicly-held corporation, registered with the CNPJ/MF under No. 03.378.521/0001-75, with headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Marechal Floriano nº 168 - segundo andar - corredor A, Centro, CEP 20.080-002 (“Company”).

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 73

HOLDER:

[Insert identification of the holder of the debenture in question.] (“Holder”).

1. AUTHORIZATION

1.1. This stock warrant (“Stock Warrant”) is issued as resolved by the Meeting of the Company’s Board of Directors held on [=] [=] 2024 (“MBD”).

1.2. This Stock Warrant is issued in accordance with and for the purposes of implementing measures provided for in the Company’s court-supervised reorganization plan (“Plan”), presented within the scope of its court-supervised reorganization procedure (case records No. 0843430-58.2023.8.19.000) (“Court-Supervised Reorganization”), in progress before the 3rd Lower Business Court of the Judicial District of the Capital of the State of Rio de Janeiro (“RJ Court”), which was approved at a general meeting of creditors held on [=] [=] 2024 and ratified by the RJ Court on [=] [=] 2024.

2. CAPITAL

2.1. The Company’s capital is five billion, four hundred and seventy-three million, two hundred and forty-seven thousand, four hundred and seventy-seven Reais and eighty-nine centavos (BRL 5,473,247,477.89), divided into three hundred and seventy-two million, five hundred and fifty-five thousand, three hundred and twenty-four (372,555,324) common, registered, book-entry shares, with no par value.

2.2. The Company’s capital may be increased, in accordance with article 168 of Law No. 6,404/76, through the issuance of up to [=] ([=]) common, registered, book-entry shares with no par value.1

3. ISSUE AND FORM OF EXERCISE

3.1. This Stock Warrant was issued free of charge and attributed to the Holder, as an additional advantage, due to the subscription of debentures within the scope of the [=] Issue of Simple Unsecured Debentures, Convertible into Shares, in a Single Series, for Private Placement by the Company (“Debentures”), as provided for in the Plan, the issuance of which was approved by the MBD, under the terms of the Private Indenture of the [=] Issue of Simple Unsecured Debentures, Convertible into Shares, in a Single Series, for Private Placement, of Light S.A. – In Court-Supervised Reorganization (“Indenture”).

3.2. This Stock Warrant gives the Holder the right to subscribe, on the same date that the Debentures are converted into shares issued by the Company, as provided for in the Indenture, [=] ([=]) new common, registered, book-entry shares without par value of the Company (“New Shares”)2.

3.3. The New Shares will be issued at a unit issue price of BRL 0.01 (one centavo of Real), totaling BRL [=] ([=]) (“Issue Price”).

3.4. The Stock Warrant will be exercisable only once, as provided for in this instrument, on the same date on which the conversion of the Debentures occurs, as provided for in the Indenture.

3.4.1.   In the event that (i) the early maturity of the Debentures is declared, in accordance with the Indenture; (ii) the conversion of the Debentures does not occur, as provided for in the Indenture; or (iii) it is verified, on the date of conversion of the Debentures, that the Holder of this Stock Warrant is not the holder of the Debentures in relation to which this Stock Warrant was attributed to the subscribers of the Debentures as an additional advantage, in the manner provided for in the Plan, this Stock Warrant will be terminated by operation of law, regardless of any notification by the Company in this regard, in which case the Holder will have nothing to claim by virtue of the termination of this Stock Warrant.

[1]	Note to draft: The bylaws will be amended to increase the authorized capital limit and to establish the authority of the Board of Directors to approve the issuance of the stock warrant, the exercise of which will result in a capital increase within the new limit.

[2]	Note to draft: number of shares calculated based on the unit par value of the Debentures (BRL 1,000.00) and the conversion price of the debentures into shares (BRL 6.29).

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 74

3.5. The Holder expressly agrees, irrevocably and irreversibly, that on the same date on which the conversion of the Debentures occurs, as provided for in the Indenture, this Stock Warrant will be exercised by the Company, in the name and on the account and order of the Holder, through the sending of a notice to the Company’s Board of Directors, with a copy to the Company’s Investor Relations Officer and to the bookkeeping agent of the Stock Warrant (“Exercise Notice”).

3.5.1. Within fifteen (15) business days from the date of receipt, by the Company’s Board of Directors, of the Exercise Notice, the Company’s Board of Directors must approve the increase in the Company’s capital, through the issuance of New Shares for subscription and payment (payment of the Issue Price of the New Shares) by the Holder in accordance with Section 4.

3.5.2. For the purposes of the provisions of item 3.5, the Holder appoints and constitutes the Company, irrevocably and irreversibly, as its lawful and legitimate representative, granting it full powers to, in its “own behalf”, on the date on which the conversion of the Debentures occurs, as provided for in the Indenture, exercise the Stock Warrant in the name and for the account and order of the Holder, as well as perform, in the name of the Holder, including before the Stock Warrant bookkeeping agent, any and all acts and sign all and any documents that are necessary for the implementation of all measures provided for in this Stock Warrant for the subscription, payment and receipt of New Shares.3

4. SUBSCRIPTION AND PAYMENT OF SHARES

4.1. On the date of the meeting of the Board of Directors that approves the capital increase arising from the exercise of the Stock Warrant, the Company must, in the name and on behalf of the Holder, subscribe the New Shares and pay them in full, in Brazilian currency, at the Issue Price, in accordance with item 3.3 above.

4.1.1. To implement the provisions of this Stock Warrant, when issuing the Stock Warrant the Company will deduct from the Unsecured Credit (as defined in the Plan) held by the Holder the amount of [=] (BRL [=]), which will be reserved and must be used by the Company, as representative of the Holder for the purposes of this Stock Warrant, exclusively to pay the New Shares that will be issued and delivered to the Holder as a result of the exercise of this Stock Warrant.

4.2. The New Shares, once subscribed and paid up as provided for in this Stock Warrant, will be subject to the provisions of the Company’s Bylaws and the Plan, including the period of restriction on trading the New Shares provided for in Section 6.1.1.5 of the Plan.

5. MISCELLANEOUS

5.1. All capitalized terms not expressly defined otherwise in this certificate will have the meanings attributed thereto in the Plan or Indenture, as applicable.

5.2. This Stock Warrant will only be exercisable if and when the Debentures are converted into common, registered, book-entry shares, with no par value, issued by the Company, in the manner provided for in the Indenture.

5.3. In the event of loss, theft or erasure of this Stock Warrant, upon submission by the Holder of proof of such loss, theft or erasure, the Company must immediately cancel this Stock Warrant and issue another one, in replacement, on the same terms and conditions in force and applicable to this Stock Warrant.

5.4. Except as otherwise provided for in the Plan, any notifications or other forms of communication that are necessary, under the terms of this Stock Warrant, must be sent to the Company or the Holder at the addresses indicated in the preamble above.

[3]	Note to draft: pending definition of the granting of powers in a separate document.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 75

5.5. This Stock Warrant is binding upon the parties and their respective successors, and nothing in this Stock Warrant, expressly or implicitly, shall be understood as, or shall confer upon any other person, any rights, benefits or remedies of any nature within the scope of or due to this Stock Warrant.

5.6. The provisions of this Stock Warrant shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil. Any disputes or controversies arising from this Stock Warrant must be settled by the judiciary branch in the judicial district of the Capital of the State of Rio de Janeiro.

Rio de Janeiro, [=] [=], 2024.

[Remainder of page intentionally left blank.]

[Signature page of Certificate No. [=]/2024 of the Stock Warrant issued by Light S.A. - in court-supervised reorganization, and subscribed by [=], on [=] [=], 2024.]

Issuer:

LIGHT S.A. – IN COURT-SUPERVISED REORGANIZATION

[blank]

Name: [=]

Title: [=]

[blank]

Name: [=]

Title: [=]

Holder:

[=]

[blank]

Name: [=]

Title: [=]

[blank]

Name: [=]

Title: [=]

[QR Code]

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 07:53:16 PM, BEATRIZ VILLA LEAO FERREIRA - 05/18/2024

[illegible]

https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051819564609500000113366317

Document number: 24051819564609500000113366317

Number 41619160221

[Logo of Galdino & Coelho Advogados]

[Logo of Salomão Advogados]

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 76

THE HONORABLE DR. JUDGE OF LAW OF THE 3RD BUSINESS COURT OF THE JUDICIAL DISTRICT OF THE CAPITAL CITY OF THE STATE OF RIO DE JANEIRO

Proceeding No. 0843430-58.2023.8.19.0001

LIGHT S.A. - IN COURT-SUPERVISED REORGANIZATION (“Light Holding” or “Company under Reorganization”), already identified in the records of its Court-Supervised Reorganization, hereby requests the submission of the missing exhibits that accompany the New Amended and Restated Court-Supervised Reorganization Plan under ID No. 119160207, which were not included in the records due to a system error, to complement the other exhibits already submitted, under ID 19160213.

On these terms,

Granting is requested.

Rio de Janeiro, May 18, 2024.

(sgd)

Flavio Galdino

OAB/RJ (Brazilian Bar Association/Rio de Janeiro Chapter) 94.604

(sgd)

Luiz Roberto Ayoub

OAB/RJ No. 66,695

(sgd)

Luis Felipe Salomão Filho

OAB/RJ No. 234,563

(sgd)

Rodrigo Salomão

OAB/RJ 211.150

[QR Code]

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 08:03:46 PM, BEATRIZ VILLA LEAO FERREIRA - 05/18/2024

[illegible]

https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051820034609700000113366328

Document number: 24051820034609700000113366328

Number 21719160232

Exhibit 6.1.1.5 - Lock-Up

Lock-Up Quantity*(%)	Payment Date*	Slice Releasing Period (%)	Total Released (%)
1st Month
6th Month
12th month
18th month
24th month
30th Month

(*)	The Lock-Up Date will start counting right after the Conversion.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 77

[QR Code]

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 08:03:46 PM https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051820034625200000113366338

Document number: 24051820034625200000113366338

Number 119160242

Exhibit 6.1.1.6 - Terms and Conditions of Non-Convertible Debentures of Converting

Supporting Creditors; Non-Convertible Supporting Creditors and SESA

Financial Supporting Creditors.

The purpose of this exhibit is to briefly present the main terms and conditions of payment of the Non-Convertible Debentures of: (i) Converting Supporting Creditors in case of remaining balance of Adjusted Unsecured Credits under the terms of Section 6.1.1.2(c) of the Court-Supervised Reorganization Plan; (ii) Non-Convertible Supporting Creditors, under the terms of Section 6.1.2 of the Court-Supervised Reorganization Plan, and which will be provided for in the draft amendment to the SESA Debentures issue indentures; and lastly, (iii) SESA Financial Supporting Creditors.

1 Characteristics:

The amendment to the SESA Debentures issue indentures will set out the following conditions:

Characteristics of the amendment to the SESA Debentures issue indentures
Issue Date	For all legal purposes and effects, the date of issue of Debentures was [●] [●], [●] (“Issue Date”).
Renegotiation Date	For all legal purposes and effects, the date of issue of the Debentures was [●] [●], [●] (“Debentures Renegotiation Date”), which is the Restructuring Closing Date - Local Instruments, defined in Section 1 of the Plan.
Monetary Adjustment and Remuneration Start Date:	For all legal purposes and effects, the profitability start date is the Debentures Renegotiation Date (“Monetary Adjustment and Remuneration Start Date”)
Form, Type and Proof of Ownership	The Debentures were issued in the registered and book-entry form, without issue of titles and certificates and, for all legal purposes, the ownership of Debentures shall be evidenced through a statement of deposit account issued by the Bookkeeping Agent and, additionally, in relation to Debentures held under electronic custody at B3, as the case may be, the statement issued by B3, in the name of each Debenture holder, shall be accepted as proof of ownership of the Debentures.
Convertibility	The Debentures shall be simple, that is, non-convertible into shares issued by Issuer.
Type	The First Series Debentures and the Second Series Debentures are of the security interest type, in accordance with article 58, head provision, of the Brazilian Corporations Act, with additional personal guarantee. The Third Series Debentures will be unsecured, with Debenture Holders not enjoying preference in relation to the Issuer’s other unsecured creditors, in accordance with article 58, head provision, of the Brazilian Corporations Act.
Term and Maturity Date	Except in the event of early settlement of the Debentures due to their early maturity, Optional Acquisition (as defined below) for cancellation of all Debentures and/or Full Optional Early Redemption Offer (as defined below), as applicable, under the terms set out in this Issue Indenture, the maturity date will be as defined below. Upon maturity, the Issuer undertakes to pay the Debentures at the Unit Par Value, plus the Remuneration (as defined below), calculated in the manner provided for in this Indenture.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 78

First Series: [●] ([●]) years from the Renegotiation Date, with maturity thus occurring on [●] [●], [●] (“First Series Maturity Date”);

Second Series: [●] ([●]) years from the Renegotiation Date, with maturity thus occurring on [●] [●], [●] (“Second Series Maturity Date”);

Third Series: [●] ([●]) years from the Renegotiation Date, with maturity thus occurring on [●] [●], [●] (“Third Series Maturity Date”), the Third Series Debentures will be used to pay up the Convertible Debentures issued in accordance with the Plan;

Issue Amount:	The total amount of the Issue is [●] ([●]), on the Renegotiation Date.
Unit Par Value:	The Unit Par Value of the Debentures, on the Renegotiation Date, will be as established below: First Series: [●] Reais (BRL [●]). Second Series: [●] Reais (BRL [●]). Third Series: [●] Reais (BRL [●]).
Number of Debentures:

[●] ([●]) Debentures were initially issued.

Due to the effects of the Plan [●] ([●]) Debentures were acquired by the Issuer and subsequently canceled by the Issuer[1].

Due to the effects of the Plan and the renegotiation provided for in this [●] Amendment, the following number of Debentures are in circulation on the Renegotiation Date:

First Series: [●] ([●]) First Series Debentures, the First Series Debentures correspond to the Non-Convertible Converting Supporting Creditors Debentures provided for in Section [●] of the Plan.

Second Series: [●] ([●]) Second Series Debentures correspond to the Non- Convertible Supporting Creditor Debentures provided for in Section [●] of the Plan

Third Series: [●] ([●]) Third Series Debentures correspond to the Debentures for Subscription of the Light[2] Convertible Debentures provided for in Section [●] of the Plan.

Number of Series:

The Issue will be carried out in [●] ([●]) series.

Due to the effects of the Plan and the renegotiation provided for in this [●] Amendment to the Debentures, on the Renegotiation Date the Debentures are divided into Three Series (each, a “Series” and “First Series”, “Second Series” and “Third Series” respectively).

The Issue is carried out in three (3) series (each, a “Series” and “First Series”, “Second Series” and “Third Series”, respectively), being that: (i)

The First and Third Series will be intended for the Converting Supporting Creditors, as defined in the Plan, with the First Series being intended for the restructuring of the portion of the debentures of the Converting Supporting Creditors that is not converted into Light shares and the Third Series will be intended for the portion of the debentures of the Converting Supporting Creditors that will be used to pay up the Convertible Debentures that will be issued in accordance with the Plan.

The Second Series will be used to restructure the debentures of Non-Convertible Supporting Creditors, as defined in the Plan.

Subscription Price and Payment Method:

[The Debentures were subscribed and paid in cash, in Brazilian currency, upon subscription, for their Unit Par Value on the First Payment Date, through an MDA, in accordance with the settlement rules applicable to B3 (“Payment Price”). If the subscription and payment of Debentures occurs on more than one date, the Payment Price in relation to the Debentures that are paid up after the First Payment Date will be the Unit Par Value, plus the Remuneration, calculated pro rata temporis from the First Payment Date until the date of actual payment, in accordance with the settlement rules applicable to B3.

[1]	Sum of Creditors up to BRL 30,000.00 and Non-Opting Creditors.
[2]	Include Definition in the JRP.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 79

Monetary Adjustment of the Debentures:

The Unit Par Value of the First Series Debentures or balance of the Unit Par Value of the First Series Debentures of the Second Series Debentures will be adjusted monthly, from and including the first Renegotiation Date, until and excluding the date of its actual payment, by the accrued variation of the Broad Consumer Price Index - IPCA, calculated and published by the Brazilian Institute of Geography and Statistics - IBGE (“IPCA”, “Monetary Adjustment of First Series Debentures” and “Monetary Adjustment of Second Series Debentures” respectively) calculated pro rata temporis per Business Day elapsed, with the product of the Monetary Adjustment of the First Series Debentures and the Monetary Adjustment of the Second Series Debentures automatically incorporated into the Unit Par Value of the First Series Debentures or to the balance of the Unit Par Value of the Second Series Debentures, as applicable (“Adjusted Unit Par Value of First Series Debentures” or “Adjusted Unit Par Value of Second Series Debentures”, as applicable), according to the following formula:

VNa = VNe x C

Where:

VNa = Adjusted Unit Par Value of the First Series Debentures or Adjusted Unit Par Value of the Second Series Debentures, as the case may be, calculated with eight (8) decimal places, without rounding up or down;

VNe = Unit Par Value of the IPCA Debentures or balance of the Unit Par Value of the IPCA Debentures, as applicable, calculated with eight (8) decimal places, without rounding up or down.

C = Accrued factor of the monthly IPCA variations, calculated with eight (8) decimal places, without rounding up or down, determined as follows:

Where:

k = number of NIk order, varying from 1 to n;

n = total number of indexes used in the Monetary Adjustment of the First Series Debentures or the Monetary Adjustment of the First Series Debentures, as applicable, with “n” being an integer;

dup = number of Business Days between the First Renegotiation Date or the immediately preceding Anniversary Date (as defined below) of the First Series Debentures or the Second Series Debentures, as the case may be, and the calculation date, limited to the total number of Business Days of effectiveness of the index used, where “dup” is an integer;

dut = number of Business Days between the last and the next Anniversary Date, where “dut” is an integer;

NIk = value of the index number of the IPCA of the month preceding the adjustment month; and

NIk-1 = value of the index number of the month preceding the “k” month. Notes:

The factor resulting from the expression described below is considered with eight (8) decimal places, without rounding up or down:

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 80

The final product is executed based on the most recent factor, then adding the most remote ones. The intermediary results are calculated with sixteen (16) decimal places, without rounding up or down.

The IPCA will apply to the shortest period allowed by the legislation in force and will not require modifications to the Issue Indenture or any other formality.

The IPCA must be used considering an identical number of decimal places disclosed by the IBGE;

“Anniversary Date” is considered to be the business day preceding the anniversary date of the Debentures of the respective series.

The adjustment month is considered to be the monthly period between two consecutive anniversary dates of the First Series Debentures or the Second Series Debentures, as applicable.

If the NIk has not been disclosed by the Anniversary Date of the Debentures, the latest available index number shall be used.

The Unit Par Value of the Third Series Debentures shall not be adjusted.

IPCA Unavailability

In the event of discontinuance, limitation and/or non-disclosure of the IPCA for more than five (5) Business Days from the expected date of its disclosure (“IPCA Absence Period”), or also in case of its discontinuance due to legal prohibition or court order, its legal substitute will be used. In the absence of a legal substitute, the Trustee must convene, within a period of up to two (2) Business Days following the IPCA Absence Period, and in the form stipulated in this Indenture, a General Meeting of Debenture Holders for the Debenture Holders to define, in common agreement with the Issuer, observing the applicable regulations, including the requirements set out in article 2 of Law No. 12,431/11, the new parameter to be applied, which must be as similar as possible to the remuneration system adopted until then, aiming to preserve the economic and financial balance of the contractual relationship (“IPCA Replacement Rate”). The General Meeting of Debenture Holders will be carried out within a maximum period of 30 (thirty) days counting from the last day of the IPCA Absence Period or the discontinuance or inapplicability due to legal or judicial imposition of the IPCA, whichever occurs first. Until the resolution regarding the IPCA Replacement Rate, the last available variation of the IPCA officially published will be used to calculate the “C” factor, with no financial offset being due between the Issuer and the Debenture Holders, if the Monetary Adjustment has been paid until the date of resolution regarding the IPCA Replacement Rate.

In the event the IPCA is published prior to the holding of the General Meeting of Debenture Holders, said general meeting shall no longer be held and the IPCA, as of its publication date, shall be used again to calculate the Monetary Adjustment. Until the date of publication of the IPCA, the last available variation of the IPCA officially published will be used for the purpose of calculating the Monetary Adjustment.

If, in the General Meeting of Debenture Holders held in accordance with the items above, there is no agreement on the IPCA Replacement Rate between the Issuer and the Debenture Holders representing at least fifty percent (50%) plus one of the Outstanding Debentures, in any call, or if the abovementioned General Meeting of Debenture Holders is not convened, and as long as permitted by the rules issued by the CMN and applicable legislation and regulations, the Issuer hereby undertakes to redeem all of the Debentures, with their consequent cancellation, within fifteen (15) days from the date of holding of the General Meeting of Debenture Holders provided for above or on the Maturity Date, whichever occurs first, at the Adjusted Unit Par Value of the Debentures, plus the Remuneration of the Debentures, calculated pro rata temporis from the Date of First Payment, or the immediately preceding Remuneration Payment Date, whichever has occurred last, until the date of actual payment, in which case, when calculating any pecuniary obligations relating to the Debentures provided for in this Indenture, the last available variation of the IPCA will be used to determine the “C” factor.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 81

Compensatory interest corresponding to five percent (5%) per year, on a basis of two hundred and fifty-two (252) Business Days, shall be levied on the Adjusted Unit Par Value of the First Series Debentures (or on the Balance of the Adjusted Unit Par Value of the First Series Debentures, as the case may be).

Compensatory interest corresponding to three percent (3%) per year, on a basis of two hundred and fifty-two (252) Business Days, shall be levied on the Adjusted Unit Par Value of the Second Series Debentures (or on the Balance of the Adjusted Unit Par Value of the Second Series Debentures, as the case may be).

The Second Series Debentures Remuneration will be calculated exponentially and cumulatively pro rata temporis, for Business Days elapsed, from the first Debentures Payment Date or the immediately preceding Debentures Remuneration Payment Date (as defined below), whichever occurs last, up to the date of its actual payment, and paid at the end of each Capitalization Period, in compliance with the following formula:

Remuneration of the Debentures

J = VNA x (Interest Factor – 1)

where:

“J” = unit value of the accrued Debentures Remuneration, owed at the end of each Capitalization Period, calculated with eight (8) decimal places without rounding up or down;

“VNA” = corresponds to the Adjusted Unit Par Value of the Debentures or the balance of the Adjusted Unit Par Value of the Debentures, as applicable, informed/calculated with eight (8) decimal places, without rounding up or down.

“Interest Factor” = corresponds to the interest factor calculated with nine (9) decimal places, with rounding up or down, calculated as follows:

Key:

Interest Factor

Rate

where:

“Rate”: For the First Series Debentures [●] and for the Second Series Debentures [●].

“DP”: corresponds to the number of Business Days between the Debentures Payment Date, in the case of the first Capitalization Period, or the immediately preceding Debenture Remuneration Payment Date, in the case of the other Capitalization Periods, inclusive, and the calculation date, “n” being an integer.

“Capitalization Period”: For the purposes of calculating the Remuneration, the “Capitalization Period” is defined as the time interval in Business Days that begins: (i) on the first Renegotiation Date and ends on the first Debentures Remuneration Payment Date of each series (exclusive); and (ii) on the immediately preceding (and including) Debentures Remuneration Payment Date, of each series, in the case of other Capitalization Periods, and ends on (and excluding) the Debentures Remuneration Payment Date of each series of the respective period. Each Capitalization Period succeeds the previous one without any interruption, until the Maturity Date of each series or the Debentures redemption date, as the case may be, also observing the provisions below.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 82

“Grace Period for Interest on the Second Series Debentures”: The Remuneration due on the Second Series Debentures between the Renegotiation Date and [●][3] shall be capitalized on [●] the date that will begin and the subsequent Capitalization Period of the Second Series Debentures that will end on the subsequent Debentures Remuneration Payment Date.

Third Series Debentures Remuneration.

The Third Series Debentures will not be entitled to Remuneration.

Remuneration Payment

Except for the cases of early redemption of the Debentures resulting from a Total Optional Early Redemption Offer, Optional Acquisition and/or early maturity of obligations arising from the Debentures, under the terms set out in this Indenture, the Remuneration will be carried out as follows:

First Series Debentures. The First Series Remuneration will be paid from the sixth (6th) month counting from the Restructuring Closing Date - Local Instruments, always on [●] ([●]) of the months [●] and [●] of each year , with the first payment due on [●] [●] 2024 and the last on the Maturity Date of the First Series Debentures (“First Series Debentures Remuneration Payment Date”), as per the table below:

[●]

Second Series Debentures. The First Series Remuneration will be paid from the sixth (6th) month counting from the Restructuring Closing Date - Local Instruments, always on [●] ([●]) of the months [●] and [●] of each year , with the first payment due on [●] [●] 2024 and the last on the Maturity Date of the First Series Debentures (“First Series Debentures Remuneration Payment Date”), as per the table below:

[●]

Third Series Debentures. There will be no payment of Remuneration for the Third Series Debentures.
Scheduled Repayment

Except in the event of early redemption of the Debentures, Optional Acquisition (as defined below), Optional Extraordinary Amortization, Optional Early Redemption and/or early maturity of obligations arising from the Debentures, under the terms set out in this Issue Indenture, the balance of the Unit Par Value of the First Series and Second Series Debentures will be repaid on a half-yearly basis, starting from the forty-second (42nd) month counting from and including [●] [●] 2024 (“Restructuring Closing Date - Local Instruments”), always on the day [●] of the months of [●] and [●] of each year, with the first payment due on [●] [●], [●], and the last on the respective Maturity Date of each of the Series, as per the table below:

First Series: [To be included according to Exhibit [6.1.1.6] of the Plan]

Second Series: [To be included according to Exhibit [6.1.2.2] of the Plan]

The Third Series Debentures will be repaid on the Maturity Date of the Third Series Debentures, provided that they will be used to pay up the Convertible Debentures issued in accordance with the Plan;

[3]	12 months from July 1, 2024.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 83

Guarantees

Guarantees.

To ensure the strict and timely payment of the main and ancillary obligations undertaken in this Indenture by the Issuer (“Guaranteed Obligations”), the following were granted, in a shared manner, in favor of (a) the Debenture Holders, [(b) the holders of the 9th Issue Debentures; (c) the holders of 15th Issue Debentures; (d) the holders of the 16th Issue Debentures; (e) the holders of the 17th Issue Debentures; (f) the holders of the 19th Issue Debentures; (g) the holders of the 20th Issue Debentures; (h) the holders of the 21st Issue Debentures; (i) the holders of the 22nd Issue Debentures; (j) of the holders of the 23rd Issue Debentures”); (k) the holders of the 24th Issue Debentures; and (l) the holders of the 25th Issue Debentures”, jointly, items (a) to (l), “Debentures Issues”) and other Unsecured Creditors defined in the Plan:

(i)  For holders of First Series Debentures:

(a) fiduciary assignment, without privilege or concurrence with third parties, respecting legal and regulatory limits (observing the sharing of the guarantee set out in this Indenture), on the net indemnification of electrical assets referring to the Regulatory Remuneration Basis, pursuant to the instrument that will be entered into on the Restructuring Closing Date - Local Instruments; and

(b) fiduciary assignment, without privilege or concurrence with third parties, respecting legal and regulatory limits (observing the sharing of the guarantee provided for in this Indenture), on credit rights that will pass through a blocked account, to which receivables limited to fifty million Reais (BRL 50,000,000.00) will be allocated, adjusted on a yearly basis by the IPCA (limited to three hundred million Reais (BRL 300,000,000.00) per year, adjusted by the IPCA in case of pecuniary default), pursuant to the instrument that will be entered into on the Restructuring Closing Date - Local Instruments; and

(ii)  For holders of Second Series Debentures:

(a)  fiduciary assignment of what remains of the guarantee referred to in item (i)(a) above, without privilege or concurrence with third parties, respecting the legal and regulatory limits (observing the sharing of the guarantee provided for in this Indenture), on the net indemnity of the electrical assets pertaining to the Regulatory Remuneration Basis, pursuant to the instrument that will be entered into on the Restructuring Closing Date - Local Instruments;

(b)  fiduciary assignment of what remains of the guarantee referred to in item (i)(b) above, without privilege or concurrence with third parties, respecting the legal and regulatory limits (observing the sharing of the guarantee provided for in this Indenture), on credit rights that will pass through a blocked account, to which receivables limited to fifty million Reais (BRL 50,000,000.00) will be allocated, adjusted on a yearly basis by the IPCA (limited to three hundred million Reais (BRL 300,000,000.00) per year, adjusted by the IPCA in case of pecuniary default), pursuant to the instrument that will be entered into on the Restructuring Closing Date - Local Instruments; and

(iii) For all Debenture Holders:

To ensure the strict, timely and thorough fulfillment of the Guaranteed Obligations, the Guarantor hereby irrevocably and irreversibly provides a Surety in favor of the Debenture Holders, represented by the Trustee, being bound by itself and its successors in any way, as guarantor and main payer, jointly and severally liable with the Issuer, for the Guaranteed Obligations, under the terms of article 822 of the Civil Code and expressly renouncing the benefits provided under the terms of articles 333, sole paragraph, 366, 821, 827, 830, 834, 835, 836, 837,838 and 839, of the Civil Code and articles 130 and 794 of the Civil Procedure Code, as amended (“Surety”). The Guarantor hereby irrevocably and irreversibly declares that it is the guarantor and main payer, jointly and severally liable for the Guaranteed Obligations.

Once the Issuer’s default is verified, pursuant to article 397 of the Civil Code, the Guaranteed Obligations will be paid by the Guarantor within two (2) Business Days after a written notification from the Trustee to the Guarantor, informing it of the Issuer’s default, the amount owed by the Issuer under the terms of this Indenture, including, without limitation, the amounts owed to Debenture Holders as principal, remuneration or charges of any nature, which must be accompanied, when applicable, by proof of expenses incurred, in any case regardless of any claim, action, dispute or claim that the Issuer may have or exercise in relation to its obligations under the Debentures. Such notice shall be sent by the Trustee on the Business Day immediately following the non-payment by Issuer of any amount owed in relation to the Debentures on the payment dates defined in this Indenture or upon the declaration of early maturity of Debentures. The payment shall be made outside the B3, and according to the instructions received by the Trustee.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 84

It is incumbent upon the Trustee to request the judicial or extrajudicial enforcement of the Guarantee, according to the duty assigned to it, once any case of insufficient payment of any amounts, principal or ancillary, owed by the Issuer, under the terms of this Indenture, has been verified, as many times as necessary until the full settlement of the Guaranteed Obligations.

The Guarantor has the option of paying any obligation defaulted on by the Issuer, regardless of receipt of notification from the Trustee, including during any cure period established in this Indenture, in which case the Issuer’s default may be remedied by the Guarantor.

No objection or opposition by Issuer may also be admitted or claimed by the Guarantor with the intent to be released from its obligations to Debenture Holders. Any and all payments made by any Guarantor in relation to the Surety provided herein will be made so that the Debenture Holders receive from the Guarantor the amounts that would be paid if the payment were made by the Issuer itself, that is, free and net of any taxes, assessments, fees, contributions of any nature, charges and withholdings, present or future, as well as any interest, fines or other tax liabilities.

The Guarantor will be subrogated in the rights of the Debenture Holders if it pays the whole or part of the Surety under this Indenture, up to the limit of the portion of the debt actually paid, and the Guarantor agrees and undertakes to only demand such amounts from the Issuer after the Debenture Holders have fully received the Guaranteed Obligations and the Debentures have been fully settled and redeemed. Additionally, if the Guarantor receives any amount from the Issuer related to the honoring of the Surety by the Guarantor, before the full settlement of the Issuer’s obligations towards the Debenture Holders, the Guarantor undertakes to transfer, within two (2) Business Days counted from the date of its receipt, such amount (i) to Debenture Holders, if there is any pecuniary obligation arising from this Issue already due and unpaid; or (ii) to the Issuer if there is no pecuniary obligation arising from this Issue already due and unpaid.

This Guarantee shall become effective on the Issue Date and shall remain valid in all its terms until the date of the Issuer’s full performance of its principal and ancillary obligations under this Indenture, including the full payment of the Guaranteed Obligations.

It is hereby agreed that the failure by Trustee to meet the deadlines for the enforcement of the Surety in favor of the Debenture Holders will not, under any circumstances, result in the loss of any right or option provided for herein, and the Surety may be enforced and demanded in or out of court by Trustee as many times as necessary until the full settlement of the Guaranteed Obligations, and the Trustee shall, for such, promptly notify Issuer and the Guarantor.

For the purposes of the provisions of article 835 of the Civil Code, the Guarantor hereby declares to have read and agrees, in its entirety, with the provisions of this Indenture, being aware of the terms and conditions of the Surety provided and of the Debentures, declaring that it is jointly and severally liable for the payment of the Guaranteed Obligations until the Debentures have been fully settled and redeemed, even if such settlement occurs after the Maturity Date.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 85

Mandatory Special Repayment:

The Issuer must carry out the mandatory extraordinary repayment of the balance of the Unit Par Value of the First Series Debentures and the Unit Par Value of the Second Series Debentures in the following cases and observing the order of priority in payment (i) primarily of the First Series Debentures; and (ii) after payment of 98% of the Par Value of the First Series Debentures, repayment of the Second Series Debentures (“Cash Sweep”).

As of the Restructuring Closing Date - Local Instruments and during the Calculation Period, after deducting the amount pertaining to the Minimum Cash, if a Cash Surplus is found to have occurred, the excess funds will be used by the Issuer in the Mandatory Extraordinary Repayment to comply with the Cash Sweep.

By the end of the Court-Supervised Reorganization procedure, the Issuer and/or the Guarantor must allocate twenty-five percent (25%) of the net funds that effectively enter their cash flow as a result of the definitive sale of assets and rights in an amount exceeding fifty million Reais (BRL 50,000,000.00) in the aggregate of each fiscal year, for the prepayment of the Debentures, observing the priority in the payment of the First Series Debentures, and whatever remains, of the Second Series Debentures; and

By the end of the Court-Supervised Reorganization procedure, allocate twenty-five percent (25%) of the net funds arising from successful legal and/or tax cases that entail the definitive and effective receipt of net cash in an amount exceeding fifty million Reais (BRL 50,000,000.00) in the aggregate of each fiscal year, for the prepayment of the Debentures, observing the priority in the payment of the First Series Debentures and whatever remains, of the Second Series Debentures, except for the funds arising from the collection and/or enforcement actions arising from electricity bills or refunds of undue payments, regardless of their nature.

For the purposes of this Issue Indenture:

“Cash Surplus”: Means Light SESA’s available funds, including cash, cash equivalents and financial investments, classified as short and/or long term, on September 30 of each year, after the Restructuring Closing Date - Local Instruments, after deducting the amount of one billion Reais (BRL 1,000,000,000.00) (“Minimum Cash”), adjusted by the IPCA as of the Ratification Date, and adjusted by the net regulatory liabilities of Light SESA’s regulatory assets. The Minimum Cash shall be increased by the amount equivalent to the obligations to make repayments and pay interest on financial debts (loans, financing, issues in local and/or foreign capital markets) maturing by November 15 of the respective fiscal year, if any.

“Calculation Period”: Means, after the lapse of a period of thirty-six (36) months counting from the Restructuring Closing Date - Local Instruments, and not before the lapse of a period of forty-two (42) months counting from the Restructuring Closing Date - Local Instruments, the annual period in which Light SESA’s available cash funds are to be calculated to verify the existence of Cash Surplus to be used for early redemption or extraordinary repayment of Non-Convertible Converting Supporting Creditors Debentures or Non-Convertible Supporting Creditor Debentures, as applicable and subject to priority in receipt of the Converting Supporting Creditors. The first measurement will take place on the last day of September after the grace period referred to above has elapsed, and the other measurements will take place annually, always based on Light’s audited financial statements as at September 30th of each year.

The Mandatory Extraordinary Repayment in question will always be carried out on the fifth (5th) day of the month following the publication of the revised financial statements relating to the Calculation Period in question.

In any case, the priority for extraordinary repayment of the First Series Debentures in relation to the Second Series Debentures must always be observed.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 86

Optional Extraordinary Repayment

The Issuer may, at any time, at its sole discretion, carry out the extraordinary repayment of the First Series Debentures and/or the Second Series Debentures (“Optional Extraordinary Repayment”). On the occasion of the Optional Extraordinary Repayment of the First Series Debentures and/or the Second Series Debentures, as the case may be, the Debenture Holders of the said Series will be entitled to payment equivalent to (i) part of the Unit Par Value or part of the balance of the Unit Par Value of the Debentures of the respective series to be repaid, as applicable, plus (ii) the Remuneration of the respective series, calculated pro rata temporis from the Renegotiation Date or the Remuneration Payment Date of the Debentures of the respective immediately previous series, as the case may be, until the date of the actual payment, levied on the portion of the Unit Par Value or balance of the Unit Par Value of the respective series and other charges due and not paid up to the date of the Optional Extraordinary Repayment.

The remaining amount of Remuneration of the respective series will continue to be capitalized and shall be paid on the Remuneration Payment Date of the respective immediately subsequent series.

The Issuer must notify the conduction of any Optional Extraordinary Repayment to (a) the Debenture Holders of the respective Series and the Trustee, through individual communication to the Debenture Holders of the respective Series, with a copy to the Trustee and/or by means of publication or an announcement to Debenture Holders of the respective Series, under the terms of Section [●] above, and (b) to the Bookkeeping Agent, the Issue Settlement Bank and B3, at least three (3) Business Days in advance, and such announcement shall describe the terms and conditions of the Optional Extraordinary Repayment, including, but not limited to, (i) mention of the amount of the Optional Extraordinary Repayment, subject to the provisions of this Section, as applicable; (ii) the effective date for the redemption and payment of the Debentures of the respective Series to be repaid, which must be a Business Day; and (iii) other information necessary to operationalize the amortization of the Debentures of the respective Series.

The Optional Extraordinary Repayment cannot be made on a date that coincides with any date of payment of the balance of the Unit Par Value of the First Series Debentures or Second Series Debentures and/or the respective Remuneration, as the case may be, but must be made on a Business Day and on a single date for all Debentures of the series in question.

Payment of the Optional Extraordinary Repayment of Debentures will be made through B3, in relation to Debentures that are electronically held in B3’s custody or through the Bookkeeping Agent, in relation to Debentures that are not electronically held in B3’s custody.

The completion of the Optional Extraordinary Repayment must cover, proportionally, all Debentures of each series, and must comply with the repayment limit of ninety-eight percent (98%) of the Unit Par Value of the Debentures.

Total Optional Early Redemption:

The Issuer may, at any time, at its sole discretion, carry out the full early redemption of the First and/or Second Series Debentures (“Total Optional Early Redemption”). Upon the Total Optional Early Redemption of the First Series Debentures and/or the Second Series Debentures, as the case may be, the Debenture Holders of said Series will be entitled to the payment of the Unit Par Value or the balance of the Unit Par Value of the respective Series, as the case may be, plus the respective Remuneration of the respective Series, calculated pro rata temporis from the Renegotiation Date or the Remuneration Payment Date of the immediately preceding (and including) Series in question, as the case may be, until (and excluding) the Total Optional Early Redemption Date of the First and/or Second Series Debentures, as applicable, plus any Late Payment Charges.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 87

The Issuer must notify the conduction of any Total Optional Early Redemption of the respective Series to (a) the Debenture Holders of the respective Series and the Trustee, through individual communication to the Debenture Holders of the respective Series, with a copy to the Trustee, and/or by means of publishing or an announcement to the Debenture Holders of the respective Series, under the terms of Section [●] above, and (b) to the Bookkeeping Agent, the Issue Settlement Bank and B3, at least three (3) Business Days of in advance, and such announcement must describe the terms and conditions of the respective Total Optional Early Redemption, including, without limitation, (i) mention of the amount of the Total Optional Early Redemption, subject to the provisions of this Section, as applicable; (ii) the effective date for the redemption and payment of the Debentures of the respective Series to be redeemed, which must be a Business Day; and (iii) other information necessary to operationalize the redemption of the Debentures of the respective Series.

Payment of the Total Optional Early Redemption of the First Series Debentures and the Second Series Debentures cannot occur on a date that coincides with any date of payment of the balance of the Unit Par Value of the First Series Debentures or the Second Series Debentures and/or the respective Remunerations, as applicable, but must be carried out on a Business Day and on a single date for all Debentures of the series in question.

Payment of Debentures redeemed in advance through Total Optional Early Redemption will be made through B3, in relation to Debentures that are electronically held in B3’s custody or through the Bookkeeping Agent, in relation to Debentures that are not electronically held in B3’s custody.

The Total Optional Early Redemption must be carried out in relation to all the Debentures of the respective Series, with partial optional early redemption of the Debentures of a given series being prohibited.

The Debentures redeemed by the Issuer, as provided for in this Section, will be mandatorily cancelled.

Place of Payment

Payments referring to the Debentures and any other amounts possibly owed by the Issuer pursuant to this Indenture will be made by the Issuer (i) using the procedures adopted by B3, when the Debentures are held in electronic custody at B3; or (ii) in case the Debentures are not held in electronic custody at B3, (a) at the Issuer’s principal place of business; or (b) as the case may be, in accordance with procedures adopted by the Bookkeeping Agent.

Term Extension

The payment dates of any obligation shall be deemed automatically extended to the first (1st) subsequent Business Day, if the maturity date of the respective obligation coincides with the day on which there are no banking activities in the Cities of Rio de Janeiro or São Paulo, States of Rio de Janeiro or São Paulo, respectively, without any addition to the amounts to be paid, except in cases where payments must be made through B3, in which case there shall only be an extension when the payment date of the respective obligation coincides with a Saturday, Sunday, or a declared national holiday.

Late Payment Charges

In the event of untimely payment by the Issuer of any pecuniary obligations relating to the Debentures, the overdue and unpaid debts will be subject, without prejudice to the payment of the Monetary Adjustment (if applicable) and the Remuneration of the Debentures, to (i) a conventional, irreducible and non-compensatory fine of two percent (2%) on the amount due and unpaid; and (ii) interest on arrears interest calculated pro rata temporis from the date of default to the date of actual payment of the late debts, at the rate of one percent (1%) per month on the amount due and unpaid, regardless of notice or judicial or extrajudicial notification.

Peremption of Addition Rights:

Failure by the Debenture Holder to appear to receive the amount corresponding to any pecuniary obligations of the Issuer on the dates set forth in this Indenture or in a notice published by the Issuer will not entitle it to receive the Debentures Remuneration and/or Default Charges for the period of the delay in the receipt, but the rights vested on it until the date of the respective maturity are ensured.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 88

Disclosure:

All announcements, notices and other acts and decisions resulting from this Issue that, in any way, involve the interests of Debenture Holders will be published in the Official Gazette of the State of Rio de Janeiro, in the form of a “Notice to Debenture Holders” and, when required by legislation, in the newspaper “Diário Comercial”, observing the provisions of article 289 of the Brazilian Corporations Act and on the Issuer’s website, which is located within the website of its economic group (ri.light.com.br ). If the Issuer changes its publication newspaper after the Issue

Date, it shall send a notice to the Trustee informing it of the new medium.

2 Early Maturity

Events of Automatic Early Maturity

● ([●]) default, by the Issuer and/or the Guarantor, of any pecuniary obligation relating to the Debentures and/or provided for in this Indenture on the respective payment date, not remedied within two (2) Business Days;

● ([●]) (a) liquidation, dissolution or winding up of the Issuer, the Guarantor and/or any of their respective controlled companies or affiliates, except if the liquidation, dissolution and/or winding up results from a corporate transaction that does not constitute an event of early maturity under the terms of items [●] (xiii) and [●] (xiv) of Section [●] below; (b) declaration of bankruptcy of the Issuer, the Guarantor and/or any of their respective controlled companies or affiliates; (c) voluntary bankruptcy filed by the Issuer, the Guarantor and/or any of their respective controlled companies or affiliates; (d) bankruptcy of by the Guarantor Issuer and/or any of its respective controlled companies or affiliates filed by third parties, not resolved within the legal deadline through judicial deposit and/or objection; or (e) new filing for court-supervised reorganization or out-of-court reorganization of the Issuer, the Guarantor and/or any of their respective controlled companies or affiliates, regardless of the approval of the respective filing;

● ([●]) the Issuer’s and/or the Guarantor’s conversion from a joint-stock company into any other corporate entity, pursuant to articles 220 to 222 of the Brazilian Corporations Act;

● ([●]) change in the corporate purpose of the Issuer and/or the Guarantor, so that (a) the Issuer ceases to operate in the distribution and sale of electricity; or (b) the Guarantor no longer has as its main purpose the holding of interest in companies that operate in the generation, distribution and/or sale of electricity, in both cases, as set out in their respective Bylaws currently in force;

● ([●]) occurrence of any administrative or judicial measure, observing the due adversarial system, which results in confiscation, expropriation, blocking, seizure, freezing or in any other way that may burden or limit, for any reason, the concession granted to the Issuer to explore activities related to energy distribution;

● ([●]) intervention, observing the due adversarial system, of the granting authority in the concession granted to the Issuer to explore activities related to energy distribution arising from facts related to its economic capacity;

● ([●]) early maturity of any debt of the Guarantor Issuer or any of its respective controlled companies or affiliates, the amount of which, individually or in aggregate, is equal to or greater than fifty million Reais (BRL 50,000,000.00) or its equivalent in other currencies;

● ([●]) declaration of invalidity, nullity or unenforceability of (a) the Plan, (b) this Indenture and/or (c) any of its provisions, provided that no court decision is obtained staying the effects of such declaration and provided that, in the case of subitem (c) above, such declaration makes its fulfillment and/or enforcement as agreed in this Indenture impossible

● ([●]) any form of assignment, promise of assignment or any form of transfer or promise of transfer to third parties, in whole or in part, by the Issuer and/or the Guarantor, of any of its obligations under this Indenture;

● ([●]) judicial questioning of the validity, enforceability and effectiveness of any of the provisions of the JRP or this Indenture, the Guarantee Documents and/or the Surety by the Issuer and/or the Guarantor;

● ([●]) termination or extinction of the concession granted to the Issuer to explore activities related to energy distribution, or early termination, for any reason, of the Concession Agreement

● ([●]) by the end of the Court-Supervised Reorganization procedure, change or transfer of direct shareholding control of the Issuer, in accordance with article 116 of the Brazilian Corporations Act, provided that, after the end of the Court-Supervised Reorganization procedure, the change or transfer of shareholding control of the Issuer will not be considered early maturity as long as the risk rating assigned to the Issuer in force at the time is not subject to downgrade by one or more risk rating agencies among the following: (a) Standard & Poor’s; (b) Moody’s; or (c) Fitch Ratings, or their successors.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 89

Events of Non-Automatic Early Maturity.

● ([●]) default, by the Issuer, the Guarantor or any of their respective controlled companies or affiliates, in the payment of debts or pecuniary obligations whose amount, individually or in the aggregate, is equal to or greater than fifty million Reais (BRL 50,000,000.00) or its equivalent in other currencies, not remedied within two (2) Business Days from the date of the respective default or within the cure periods provided for in the respective instruments, as applicable;

● ([●]) protest of securities against (even if as guarantor) the Issuer, the Guarantor or any of their respective controlled companies or affiliates, whose amount, individually or in the aggregate, is equal to or greater than fifty million Reais (BRL 50,000,000.00) or its equivalent in other currencies, except if, within ten (10) Business Days counting from the respective protest, it has been validly proven to the Trustee that (a) the protest has been canceled or suspended by judicial or administrative measure; (b) guarantees were provided, accepted by the court with jurisdiction; or (c) the protest has been duly settled;

● ([●]) non-compliance, by the Issuer or the Guarantor, with any court decision and/or any arbitration decision, not subject to an appeal that results in a payment obligation by the Issuer or the Guarantor involving an individual or aggregate amount greater than fifty million Reais (BRL 50,000,000.00) or its equivalent in other currencies, against the Issuer and/or the Guarantor;

● ([●]) an act by any governmental authority for the purpose of seizing, expropriating, nationalizing, expropriating or compulsorily acquiring all or a substantial portion of the assets of the Issuer or the Guarantor;

● ([●]) proof that any of the statements made by the Issuer or the Guarantor in this Indenture are inconsistent, incorrect or insufficient, in any material aspect, or false, on the date of execution of this Indenture;

● ([●]) carrying out, by the Issuer, the Guarantor and/or any of their respective controlled companies or affiliates, of transactions outside their corporate purpose or in disagreement with their respective Bylaws or Articles of Association, in compliance with the provisions of the Bylaws, Articles of Association, laws and regulations in force;

● ([●]) failure by the Issuer and/or Guarantor to fulfill any non-pecuniary obligation provided for in this Indenture, not remedied within ten (10) days from receipt of written notification to be sent directly by the Trustee and/or by Debenture Holders, individually or jointly, except in relation to those cases in which there are cure periods specifically provided for in the Indenture;

● performance, by the Issuer and/or the Guarantor, of any act in disagreement with this Indenture or any other document related to the Issue, which may compromise the timely and thorough fulfillment, by the Issuer, of any of its obligations set out in such documents;

● ([●]) default, by the Issuer, the Guarantor or any of their respective controlled companies or affiliates, in the payment of debts or pecuniary obligations whose amount, individually or in the aggregate, is equal to or greater than fifty million Reais (BRL 50,000,000.00) or its equivalent in other currencies, not remedied within two (2) Business Days from the date of the respective default or within the cure periods provided for in the respective instruments, as applicable;

● ([●]) failure by the Guarantor, for two (2) consecutive or four (4) non-consecutive quarters, to observe any of the financial indexes below, without distinction, to be determined by the Guarantor and monitored by the Trustee, based on the consolidated financial statements of the Guarantor and on the quarterly information for each quarter of the calendar year, including the financial statements for the fiscal year ended December 31, 2025: (a) the financial index resulting from the quotient of dividing the total Net Debt by the EBITDA, which must be equal to or lower than three point seventy-five (3.75) and in all quarters of calculation, until the Maturity Date; and (b) the financial index resulting from the quotient of dividing the EBITDA by the Adjusted and Consolidated Gross Interest Expense, which must be equal to or greater than two (2.00) in all quarters of calculation, until the Maturity Date (the financial indexes being described in paragraphs (a) and (b), jointly, “Financial Indexes”);

● ([●]) spin-off, consolidation, merger or merger of shares involving the Issuer, the Guarantor and/or any of their respective controlled companies or affiliates, except if Debenture Holders that so wish, during the minimum period of six (6) months from the date of publication of the minutes of the corporate acts relating to the transaction, are assured the redemption of the Debentures held by them, upon payment of the Unit Par Value of the Debentures, plus the Remuneration, calculated pro rata temporis from the First Payment Date or the Remuneration Payment Date, as the case may be, previously applicable, until the date of actual payment, in one (1) single installment, within four (4) Business Days from the Issuer’s acknowledgment of the respective Debenture Holder’s statement regarding the redemption of the Debentures held thereby. For the purposes of this Section, and provided that all obligations set forth in this Indenture are being fulfilled, any spin-off, consolidation, merger or merger of shares involving the Guarantor, if carried out, after the Conversion of the Convertible Debentures issued by Light S/A. shall not be deemed a Non-Automatic Early Maturity, limited to the energy generation and/or distribution segment, provided that the quotient of the division of the total Net Debt by the consolidated EBITDA, in the pro-forma of the last twelve (12) months to be drawn up jointly by the Guarantor and the company subject to the transaction, does not exceed three point twenty-five (3.25);

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 90

● ([●]) The Issuer and/or Guarantor ceases to have its financial statements audited by any of the following independent auditors registered with the CVM: (a) KPMG Auditores Independentes; (b) Deloitte Touche Tohmatsu Auditores Independentes; (c) PricewaterhouseCoopers Auditores Independentes; or (d) Ernst & Young Auditores Independentes, or their successors; or

● ([●]) non-renewal of the concession granted to the Issuer to explore activities related to energy distribution up to twelve (12) months before the expiration date of the Concession Agreement, except if the Board of Directors of the Brazilian Electricity Agency - ANEEL has not issued a recommendation against the renewal to the Ministry of Mines and Energy - MME;

● ([●]) until the Maturity Date, payment by the Issuer of dividends, interest on shareholders’ equity or any other profit sharing provided for in the Issuer’s bylaws, if the Issuer is in default regarding the fulfillment of any of its pecuniary obligations provided for herein, except for the payment of the mandatory minimum dividend limited to twenty-five percent (25%) of the net profit for each fiscal year, as provided for in the Issuer’s current bylaws;

In each quarterly calculation carried out by the Guarantor and informed to the Trustee, the Financial Indexes must be calculated based on the accounting standards in force on the date of signature of this Indenture. The Guarantor will assist the Trustee in understanding the accounting information provided to it under this Section so that the Trustee can monitor the Financial Index.

● “Cash and Cash Equivalents” means, based on the Guarantor’s consolidated financial statements, cash balances, bank deposits in cash and financial investments with immediate liquidity, maturing within three (3) months without significant loss of value of the Guarantor. They are classified as financial assets at fair value through profit or loss and are recorded at their original value plus income earned up to the closing dates of the financial statements, calculated on a pro rata basis, which are equivalent to their market values.

● “Adjusted and Consolidated Gross Interest Expense” means, based on the consolidated financial statements of the Guarantor for the four (4) immediately preceding quarters, the total interest accrued on the amount of debt payable in such period, including commissions, discounts, fees and expenses arising from letters of credit and acceptance of financing to the extent that such financing constitutes Debt, including interest expenses related to a pension fund and/or plan.

● “Debt” means, based on the Guarantor’s consolidated financial statements, the sum of all of the Guarantor’s consolidated financial debts to individuals and/or legal entities, including loans and financing with third parties and issuance of fixed income instruments, convertible or not into shares, in the local and/or international capital market, as well as securitization of the Guarantor’s credit rights/receivables and the difference through transactions such as derivatives, including debts related to a pension fund and/or plan.

● “Net Debt” corresponds, based on the Guarantor’s consolidated financial statements, to the Debt deducted from Cash and Cash Equivalents and Investments.

● “EBITDA” means, based on the consolidated financial statements of the Guarantor for the four (4) immediately previous quarters, or in the respective press release, the Net Profit (i) plus, provided that it is deducted from the calculation of such Net Profit, without duplication, the sum of (a) tax expenses on Net Income, (b) Adjusted and Consolidated Gross Interest Expense, (c) amortization and depreciation expense, (d) extraordinary and non-recurring losses, (e) positive and negative adjustments to the CVA - Portion A Variation Adjustment Account, as long as they are not included in the operating result, and (f) other operational items that do not constitute a cash outflow and which reduce Net Profit; and (ii) minus, as long as it is included in the calculation of such Net Profit, without duplication, (a) financial income, (b) non-recurring extraordinary gains, and (c) other operating income that increases Net Profit and which does not constitute a cash influx.

● “Investments” means financial investments with a maturity of more than three (3) months and/or which have redemption restrictions, not being characterized as immediately liquid by the Guarantor, with the financial investments being measured at fair value through profit or loss.

● “Net Profit” means, based on the consolidated financial statements of the Guarantor for the immediately preceding four (4) quarters, the net profit (or loss), excluding (i) the net profit (or loss) of any entity existing before the date on which said entity became a subsidiary of the Guarantor or was incorporated or merged with the Guarantor or its subsidiaries; (ii) gains or losses relating to the disposal of assets of the Guarantor or its subsidiaries; (iii) the accrued effect of changes to accounting principles; (iv)   any losses resulting from exchange rate fluctuations; (v) any gain or loss realized upon termination of any employee pension benefit plan;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 91

● (vi) net profit from discontinued transactions; and (vii) the tax effect of any of the items described above.

3 Issuer and Guarantor Obligations

Issuer Obligations

● ([●]) to provide the Trustee with the following documents and information:

○ (a) send within ninety (90) days at the most after the first of end of each fiscal year or on the date of publication of the Issuer’s financial statements (a) copy of the Issuer’s financial statements relating to the respective fiscal year ended, accompanied by an audit report prepared by independent auditors, as well as making it available on its respective website; and (b) a statement signed by Issuer’s officers, as provided in its bylaws, certifying: (i) the provisions in the Issuance remain valid; and (ii) the non-occurrence of any of the cases of early maturity and lack of non-compliance of the Issuer’s obligations before the Debenture Holders and the Trustee;

○ (b) within ten (10) Business Days from the date of receipt of the respective request, information and/or documents that may be justifiably requested by the Trustee, or within a shorter period if so determined by the proper authority;

○ (c) within 1 (one) Business Day after its acknowledgment or receipt, as applicable, (i) information regarding the occurrence of any Early Maturity Event; (ii) to send a copy of any mail or court-supervised or out-of-court notification received by the Issuer related to an Early Maturity Even; or (iii) information regarding the occurrence of any event or situation that may directly or indirectly cause any adverse effect on the Issuer’s ability to fulfill any of its obligations under this Indenture and/or any other debt that, if due and unpaid, may result in the early maturity of the Debentures (“Material Adverse Effect”);

○ (d) copies of notices to Debenture Holders, relevant facts, as defined in CVM Resolution No. 44, of August 23, 2021, as amended (“CVM Resolution 44”), as well as minutes of general meetings and meetings of the Issuer’s board of directors that, in any way, may affect the interests of the Debenture Holders, within ten (10) Business Days from the date on which they are published or, if not published, from the date on which they are carried out, and also publish them in its respective website;

○ (e) an electronic copy (PDF) containing the due digital seal of JUCERJA of this Indenture and any amendments, duly filed at JUCERJA, within the deadlines set out in this Indenture;

○ (f) an electronic copy (PDF) containing JUCERJA’s digital seal of the acts and meetings of Debenture Holders, duly filed at JUCERJA, as well as the original hard copy containing the attendance list;

● ([●]) keeping its accounting up-to-date and making the respective filings, according to accounting principles generally accepted in Brazil;

● ([●]) maintaining always valid, effective, in perfect order and in full force, all authorizations necessary for the signature of this Indenture and for fulfillment of all obligations provided herein;

● ([●]) complying with laws, regulations, administrative standards and determinations of government bodies, authorities or courts related to the exercise of their activities, except for those that the noncompliance with which (a) is being discussed in good faith in the judicial and/or administrative spheres; and/or (b) cannot directly or indirectly compromise the timely and thorough fulfillment, by the Issuer or the Guarantor, of any of its obligations set forth in this Indenture;

● ([●]) keeping up to date the payment of all tax obligations (municipal, state and federal), labor, social security, environmental and any other obligations imposed by law regarding which the Issuer has been cited or notified, except for those that noncompliance with which cannot directly or indirectly compromise the timely and thorough fulfillment, by the Issuer or the Guarantor, of any of their obligations provided for in this Indenture;

● ([●]) keeping insurance for its relevant operational assets, if applicable, in accordance with best current practices in its markets of operation;

● ([●]) notifying the Trustee, within one (1) Business Day after it becomes aware, of the occurrence of any act or fact that causes the Issuer’s financial statements to no longer reflect its real and current economic and financial condition;

● ([●]) bear all costs (a) arising from the distribution of the Debentures, including all costs related to their registration with B3; (b) registration and publication of the acts necessary for the Issue; and (c) engagement of the Trustee, the Rating Agency, the Settlement Bank and the Bookkeeping Agent;

● ([●]) engaging and maintaining contractors during the term of effectiveness of the Debentures, at its expense, the Settlement Bank, the Bookkeeping Agent, B3 and the Trustee and the Debentures trading system in the secondary market, and carrying out all and any other measures necessary to maintain the Debentures;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 92

● ([●]) not transferring or in any way granting or promising to grant to third parties the rights and obligations it respectively acquired and undertook in this Indenture, without prior consent from the Debenture Holders gathered at a General Meeting of Debenture Holders especially convened for this purpose;

● ([●]) submitting all documents and information required by B3, ANBIMA and/or CVM within the deadline established by these entities;

● ([●]) maintaining the Debentures deposited for trading in the secondary market during the term of effectiveness of the Debentures, bearing the costs of said registration;

● ([●]) forwarding the information relating to any advance payment of the Debentures to the Settlement Bank, informing the Unit Par Value, plus the Remuneration, under the conditions and deadlines established by said bank;

● ([●]) hiring and maintaining during the term of effectiveness of the Debentures, at its own expense, at least one (1) risk rating agency to carry out the risk rating of the Issuer and the Debentures, observing the provisions in Section [●] above, and in relation to the Rating Agency (a) updating the risk rating of the Issuer and the Debentures annually, from the date of the respective report, until the maturity date of the Issue; (b) disclosing and allowing the Trustee and the Rating Agency to widely disseminate to the market reports summarizing risk ratings; (c) delivering to the Trustee the risk rating reports relating to the Issuer and the Debentures published by the Rating Agency, within a period of up to two (2) Business Days; and (d) communicating, within up to two (2) Business Days, to the Trustee, any change in the risk rating relating to the Issuer and/or the Debentures of which it is aware; provided that, if the engaged Risk Rating Agency ceases its activities in Brazil or, for any reason, including of a commercial nature, is or becomes prevented from issuing the risk rating for the Issuer and/or the Debentures, the Issuer shall (i) hire another risk rating agency without the need for prior approval of the Debenture Holders, with a notice to the Trustee sufficing, provided that such risk rating agency is Standard & Poor’s, Moody’s or Fitch Ratings; or (ii) notifying the Trustee within three (3) Business Days and convene a General Meeting of Debenture Holders for the Debenture Holders to define the substitute Rating Agency, if it is none of the Rating Agencies mentioned in item (i) above;

● ([●]) observing and complying, and using its best efforts to cause compliance by its controlled companies and affiliates, officers, administrators, employees and board members who act at the behest or in favor of the Issuer, in any form, during the term of effectiveness of the Debentures, with (a) the environmental legislation, including, without limitation, the provisions of the National Environmental Policy provided for in Law No. 6,938, of August 31, 1981, as amended (“National Environmental Policy “), the Resolutions of CONAMA - National Council for the Environment (“CONAMA”) and other supplementary environmental legislation and regulations, adopting preventive or reparation measures and actions, aimed at avoiding and correcting possible environmental damages, as well as carrying out all the due diligence required for the activity of this kind, preserving the environment and complying with the determinations of municipal, state and federal bodies that may subsequently legislate or regulate the environmental standards in force, except for the noncompliances that cannot reasonably result in an Adverse Material Effect and, when related to environmental issues, a reputation impact on the Issuer; and (b) the labor legislation and regulations, particularly those related to occupational health and safety, it being agreed that they do not encourage prostitution, nor directly or indirectly use or encourage child labor and/or labor in a condition analogous to that of slavery, or in any way infringe the rights of forestry workers, in particular, but not limited to, the right over areas of indigenous occupation, as declared by the proper authority (“Socio-Environmental Legislation”); and

● ([●]) observing, complying with, by itself, and causing its partners or controlling shareholders, controlled companies, affiliates, administrators, shareholders with management powers and respective employees, in the exercise of their duties and acting on behalf of the Guarantor, to observe and comply with the laws, rules or regulations, national or foreign, against the financing of terrorism, money laundering, corruption or acts harmful to public administration, including, without limitation, the Anti-Corruption Laws, and other applicable laws and regulations that provide for acts harmful to the public administration, corruption crimes and other criminal types of a similar nature, together, as applicable to the Issuer and the Guarantor, and must (a) maintain internal policies and procedures that ensure full compliance with Anti-Corruption Laws in all jurisdictions in which the Guarantor operates; (b) make all professionals with whom they may liaise aware of the Anti- Corruption Laws prior to the beginning of their activities within the scope of this document; (c) to abstain from committing acts of corruption and acting in a manner prejudicial to the public administration, national and foreign, in their interest or for their benefit, exclusive or not, as applicable; and (d) if it becomes aware of any act or fact related to said rules, notify the Trustee within two (2) Business Days after becoming aware of such act or fact.”

● ([●]) in the case of the Issuer, not contract services provided by controlling companies, affiliates or companies under common control, in an aggregate annual amount exceeding fifty million Reais (BRL 50,000,000.00), with the sharing of services and infrastructure with companies that are part of its economic group being permitted, in any case, with cost sharing and/or contracting of services provided by such companies, as long as they are under more beneficial conditions than those in force at the time of contracting, subject to applicable regulations;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 93

● ([●]) After the Concession Renewal, contract derivative instruments with the aim of protecting the flow of payment of debts in foreign currency becoming due within the next twelve (12) months;

● [●]. Without prejudice to other obligations expressly provided for in current regulations and in this Indenture, the Issuer also undertakes to:

○ (i) prepare its year-end financial statements and, if applicable, the consolidated statements, in accordance with the Brazilian Corporations Act and with the rules enacted by CVM;

○ (ii) submit the Issuer’s financial statements relating to each fiscal year to audit by an independent auditor registered with CVM;

○ (iii) disclose pursuant to the legislation in force, in its website, by the day prior to the start of trading, its financial statements accompanied by explanatory notes and the independent auditors’ opinion, for the last three (3) fiscal years ended;

○ (iv) disclose the subsequent financial statements, accompanied by explanatory notes and independent auditors’ report, within three (3) months after the end of the fiscal year;

○ (v) comply with the provisions of the CVM Resolution 44 regarding the duty of secrecy and prohibitions on trading;

○ (vi) disclose, in accordance with the current legislation, the occurrence of a material fact, as defined by article 2 of CVM Resolution 44, and communicate the occurrence of such material act or fact immediately to the Trustee and B3;

○ (vii) provide all information requested by CVM, by ANBIMA and by B3;

○ (viii) disclose, in accordance with current legislation, the annual report and other communications sent by the Trustee on the same date of receipt, also observing the provisions of item (iv) above;

○ (ix) comply with the provisions of the specific regulation issued by CVM, in case a General Meeting of Debenture Holders is convened, to be held partially or exclusively digitally; and

○ (x) keep the documents mentioned in subitems (iii), (iv), (vi) and (ix) of this Section [●] on its website for a period of three (3) years and in a system provided by B3.

Guarantor Obligations

● ([●]) to provide the Trustee with the following documents and information:

○ (a) within a maximum of 90 (ninety) days after the end of each fiscal year or on the date of its publication, whichever occurs first, a copy of the consolidated financial statements of the Guarantor relating to the respective fiscal year ended, accompanied by audit report prepared by independent auditors;

○ (b) within 45 (forty) days counted from the end of each quarter of the calendar year, or on the date of its publication, whichever comes first, send a copy of the consolidated interim financial statements (Quarterly Information - ITR) of the Guarantor relating to the respective quarter ended, accompanied by a review report prepared by independent auditors;

○ (c) within 15 (fifteen) days from the date of provision of the consolidated financial statements and the Quarterly Information - ITR, as set out in subitem (a) and/or subitem (b) above, the analytical report of the calculation memory, prepared by the Guarantor, explicitly comprising all the items necessary to verify the Financial Indexes, and the Trustee may request from the Guarantor or the Issuer any possible additional clarifications that may be necessary, under penalty of impossibility of monitoring the Financial Indices by the Trustee;

○ (d) within 10 (ten) Business Days, any information that may be justifiably requested exclusively for the purpose of protecting the interests of Debenture Holders, allowing the Trustee (or the independent auditor hired by the Trustee at the expense of the Issuer), through its legally constituted and previously appointed complainants, has access to its books and accounting records, as well as, within 10 (ten) Business Days from the date of the request, to any information relevant to this Issue that upon request or within a shorter period of time, if so determined by the competent authority;

○ (e) information regarding any of the Early Maturity Events mentioned above in relation to the Guarantor within a period of up to 1 (one) Business Day after becoming aware of it;

○ (f) to keep its accounting updated and record it according to accounting practices adopted in the Federative Republic of Brazil;

○ (g) within a period of up to 1 (one) Business Day counted from the date of awareness, communicate to the Trustee about information regarding the occurrence of any event that may, directly or indirectly, compromise punctual and full compliance, by the Issuer or by the Guarantor, of any of its obligations provided for in this Indenture;

○ (h) comply with and make its best efforts to ensure that the Issuer complies with laws, regulations, administrative rules and determinations of government bodies, authorities or courts related to the exercise of its activities, except for those whose non-compliance with (1) is being discussed in good faith in the judicial and/or administrative spheres and a suspensive effect has been obtained; and/or (2) cannot, directly or indirectly, compromise the punctual and full compliance, by the Issuer or the Guarantor, of any of its obligations set forth in this Indenture; and

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 94

○ (i) Not to transfer or anyhow grant or promise to grant to third parties the rights and obligations it acquires and undertakes in the Indenture, without prior authorization of the Debenture Holders, decided in a General Meeting of Debenture Holders specially convened for this purpose;

● ([●]) attend General Meetings of Debenture Holders, through their complainants, whenever requested by the Trustee;

● ([●]) maintain, and make its best efforts so that the Issuer maintains, always valid, effective, in perfect order and in full force all authorizations and licenses, including environmental ones, necessary for the regular exercise of its activities, except for those whose lack may not, directly or indirectly, compromise the punctual and full compliance, by the Issuer or the Guarantor, of any of their obligations provided for in this Indenture and, when related to environmental issues, in a relevant reputational impact on the Issuer and the Guarantor;

● ([●]) maintaining always valid, effective, in perfect order and in full force, all authorizations necessary for the signature of this Indenture and for fulfillment of all obligations provided herein;

4. Installation and Resolution Quorums

Quorums for the amendment to the SESA Debentures issuance indentures
Opening Quorum

[●] The General Meeting of Debenture Holders will be installed, on the first call, with the presence of Debenture Holders representing at least half of the Outstanding Debentures, and on the second call, with the presence of Debenture Holders representing at least 10% (ten per cent) of Outstanding Debentures or Outstanding Debentures of the respective series, as applicable.

Resolution Quorum

[●] In the resolutions of the General Meeting of Debenture Holders, each of the Debentures shall be entitled to one vote, accepted the appointment of an agent, Debenture Holder or not. Deliberations will be taken, on first call, by Debenture Holders or by Debenture Holders of the respective series, as the case may be, representing at least 50% (fifty percent) plus 1 (one) of the Outstanding Debentures of the respective series, or, in second call, 50% (fifty percent) plus 1 (one) of the Debentures held by those present at the General Meeting of Debenture Holders, observing the provisions of § 5 of article 71 of the Brazilian Corporations Act.

[●] The quorum referred to in Section [●] above does not include:

(i)  the quorums expressly provided for in other items and/or Sections of this Indenture;

(ii)  (a) requests for prior waiver or temporary forgiveness relating to the Early Maturity Events indicated in Sections [●] and [●] and (b) non-declaration of early maturity provided for in Section [●] above will depend on the approval of Debenture Holders of the respective series representing 50% (fifty percent) plus 1 (one) of the Debentures held by those present at General Meeting of Debenture Holders on the first or second call; and

(iii) the following changes relating to the characteristics of the Debentures, which will depend on the approval of Debenture Holders representing, in the first or second call, 50% (fifty percent) plus 1 (one) of the Outstanding Debentures of the respective series of Outstanding Debentures or Outstanding Debentures of the respective series, as applicable: (a) change of any payment dates for any amounts provided for in this Indenture; (b) change in the terms of validity of the Debentures; (c) change to the quorums expressly provided for in this Indenture; (d) change in the amount and form of remuneration; (e) inclusion of the possibility of redemption or change in the conditions and procedures of the Total Optional Early Redemption Offer, Total Optional Early Redemption and Cash Sweep; (f) change to Section [●]; (g) changes to this Section; and (h) changes related to the Guarantees.

[QR Code]

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 08:03:46 PM

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 95

https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051820034634400000113366339

Document number: 24051820034634400000113366339

Number 119160243 - Page 27

Exhibit 6.1.1.6 (ii) - Payment Schedule - Converting Supporting Creditors

Repayment Schedule

Converting Supporting Creditors

Payments	Payment Date*	Payment of Interest	Repayment of Principal
	6th Month	yes	n a
	12th month	yes	n a
	18th month	yes	n a
	24th month	yes	n a
	30th Month	yes	n a
	36th month	yes	n a
	42th month	yes
	48th month	yes
	54th month	yes
	60th month	yes
	66th month	yes
	72nd month	yes
	78th month	yes
	84th month	Yes
	90th month	Yes
	96th month	Yes

(*) The Payment Date will begin counting after the Restructuring Closing Date - Local Instruments. [QR Code]

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 08:03:46 PM https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051820034646700000113366340

Document number: 24051820034646700000113366340

Number 119160244

[Logo of Light]

EXHIBIT 6.1.2

TERM OF ADHESION FOR NON-CONVERTIBLE SUPPORTING CREDITORS

To:

Light S.A. - In Court-Supervised Reorganization

Av. Marechal Floriano, 168, part, 2nd floor, Corridor A, Centro, CEP 20.080-002 Rio de Janeiro/RJ

C/c: Bankruptcy Trustee

Via [=] - [=]

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 96

Re.: Term of Adhesion Non-Convertible Supporting Creditors - Court-Supervised Reorganization Plan of Light S.A. - In Court-Supervised Reorganization

[insert name / corporate name of the Creditor], registered with the [CPF/CNPJ] under number [insert document number], with address at [insert creditor’s address] (“Creditor”), hereby, [in person / through its legal representative] [insert name of legal representative if applicable], is in compliance with the Court-Supervised Reorganization Plan of Light S.A. - In Court-Supervised Reorganization (“Light Holding”) approved at the General Meeting of Creditors held on 5/29/2024 and approved by the Court- Supervised Reorganization in [=] (“Plan”),1 formalize your adherence to the Non-Convertible Supporting Creditor option, provided for in Section 6.1.2 of the Plan.

The Creditor states, for the due purposes, that:

(i)	Expressly agrees with the restructuring of the Light Group’s financial debt under the terms of the Plan, irrevocably and irreversibly, to the greatest extent possible, without reservations;

(ii)	by his own free will, expressly chooses and agrees, irrevocably and irreversibly, to receive payment of the balance of his respective Unsecured Credit in accordance with Section 6.1.2;

(iii)	for the purposes of receiving the Non-Convertible Supporting Creditor Debt Instrument, authorizes the Light Group to adopt all administrative measures necessary to implement payment before the competent institutions, national and foreign (as applicable);

(iv)	for the purposes of receiving payment of the Non-Convertible Supporting Creditor Debt Instrument, it will collaborate in good faith with the Light Group, itself, its advisors and attorneys, with a view to implementing the Plan, to the extent applicable;

(v)	is aware of, agrees with and complies with its Non-Litigation Commitment provided for in Section 10.4 of the Plan, recognizing that its effects apply for the duration of payments of Credits;

(vi)	acknowledges, for all legal purposes, that, upon payment of the balance of its respective Unsecured Credit under the terms of Section 6.1.2 of the Plan, Light Group will owe nothing more to the Creditor in any capacity or at any time with in relation to the entirety of your Unsecured Credit, the Non-Convertible Supporting Creditor Debt Instrument serving as proof of full, irrevocable and irreversible settlement upon receipt of your Unsecured Credit; and

(vii)	agrees, irrevocably and irreversibly, unrestrictedly and without reservations, with all the sections and conditions set out in the Plan and its Exhibits, ratifying all the effects of the Plan and its Exhibits in relation to it and its Unsecured Credit, so that the signing and sending of this Instrument implies irrevocable and irreversible acceptance of all the terms of the Plan.

(INCLUDE PLACE AND DATE).

[blank]

[NAME OF CREDITOR // NAME OF LEGAL REPRESENTATIVE]

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 08:03:46 PM https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051820034657900000113366341

Document number: 24051820034657900000113366341

Number 119160245

[1]	Capitalized terms not defined in this Term of Adhesion (“Instrument”) shall have the meaning assigned to them in the Plan.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 97

Exhibit 6.1.2 (ii) - Payment Schedule - Non-Convertible Supporting Creditors

Repayment Schedule

Non-Convertible Supporting Creditors

Payments	Payment Date*	Payment of Interest	Repayment of Principal
	6th Month	PIK	-
	12th month	PIK	-
	18th month	yes	-
	24th month	yes	-
	30th Month	yes	-
	36th month	yes	-
	42th month	yes
	48th month	yes
	54th month	yes
	60th month	yes
	66th month	yes
	72nd month	yes
	78th month	yes
	84th month	yes
	90th month	yes
	96th month	yes
	102nd month	yes
	108th month	yes
	114th month	yes
	120th month	yes
	126th month	yes
	132nd month	yes
	138th month	Yes
	144th month	Yes
	150th month	Yes
	156th month	Yes

(*) The Payment Date will begin counting after the Restructuring Closing Date - Local Instruments.

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 08:03:46 PM https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051820034671900000113366342

Document number: 24051820034671900000113366342

Number 119160246

[Logo of Light]

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 98

EXHIBIT 6.1.4

TERM OF ADHESION FOR SESA FINANCIAL SUPPORTING CREDITORS

To:

Light S.A. - In Court-Supervised Reorganization

Av. Marechal Floriano, 168, parte, 2º andar, Corredor A, Centro, CEP 20.080-002

Rio de Janeiro, State of Rio de Janeiro

C/c: Bankruptcy Trustee

Via [=] - [=]

Re.: Term of Adhesion SESA Financial Supporting Creditors - Court-Supervised Reorganization Plan of Light S.A. - In Court-Supervised Reorganization

[insert name / corporate name of the Creditor], registered with the [CPF/CNPJ] under number [insert document number], with address at [insert creditor’s address] (“Creditor”), hereby, [by you / by through its legal representative] [insert name of legal representative if applicable], is in compliance with the Court-Supervised Reorganization Plan of Light S.A. - In Court-Supervised Reorganization (“Light Holding”) approved at the General Meeting of Creditors held on 5/29/2024 and approved by the Court- Supervised Reorganization Court in [=] (“Plan”), 1 formalize your adherence to the SESA Financial Supporting Creditor option, provided for in Section 6.1.4 of the Plan.

The Creditor states, for the due purposes, that:

(i)	expressly agrees with the restructuring of the Light Group’s financial debt under the terms of the Plan, irrevocably and irreversibly, to the greatest extent possible, without reservations;

(ii)	of his own free will, expressly chooses and agrees, irrevocably and irreversibly, to receive the entirety of his Unsecured Credit in accordance with Section 6.1.4, observing all terms, criteria, limits and conditions set out therein;

(iii)	is classified as a bank [S1, S2 or S3] before the Central Bank of Brazil;

(iv)	has a long-term national scale credit rating of [AA- (bra), brAA- or AA-.br] issued by [Fitch Ratings, S&P or Moody’s];

(v)	undertakes to make available, only upon express request from the Light Group, foreign exchange and/or interest derivative lines in a notional value equal to or greater than the value of its Unsecured Credit, with a minimum term of 365 (three hundred and sixty-five) days, the terms of which may be freely negotiated between the parties if and when the credit line is requested;

(vi)	for the purposes of receiving SESA Financial Supporting Creditors Debentures, authorizes the Light Group to adopt all administrative measures necessary to implement payment before the competent institutions, national and foreign (as applicable);

(vii)	for the purposes of receiving in payment of the SESA Financial Supporting Creditors Debentures or the formalization of the SESA Financial Supporting Creditors Amendments, it will collaborate in good faith with the Light Group, itself, its advisors and attorneys, aiming at the implementation of the Plan, in whatever suits you;

(viii)	is aware of, agrees with and complies with its Non-Litigation Commitment provided for in Section 10.4 of the Plan, recognizing that its effects apply for the duration of payments of Credits;

(ix)	acknowledges, for all legal purposes, that, upon payment of its respective Unsecured Credit under the terms of Section 6.1.4 of the Plan, the Light Group will owe nothing more to the Creditor in any capacity or at any time in relation to the entirety of your Unsecured Credit, with the SESA Financial Supporting Creditors Debt Instrument issued as proof of full, irrevocable and irreversible settlement upon receipt of your Unsecured Credit;

[1]	Capitalized terms not defined in this Term of Adhesion (“Instrument”) shall have the meaning assigned to them in the Plan.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 99

(x)	agrees, irrevocably and irreversibly, unrestrictedly and without reservations, with all the sections and conditions set out in the Plan and its Exhibits, ratifying all the effects of the Plan and its Exhibits in relation to it and its Unsecured Credit, so that the signing and sending of this Instrument implies irrevocable and irreversible acceptance of all the terms of the Plan.

(INCLUDE PLACE AND DATE).

[blank]

[NAME OF CREDITOR // NAME OF LEGAL REPRESENTATIVE]

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 08:03:46 PM https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051820034682200000113366343

Document number: 24051820034682200000113366343

Number 119160247

Exhibit 6.1.4 (ii) - Payment Schedule - Financial Supporting Creditors

Repayment Schedule

Financial Supporting Creditors

Payments	Payment Date*	Payment of Interest	Repayment of Principal
	6th Month	yes	n a
	12th month	yes	n a
	18th month	yes	n a
	24th month	yes	n a
	30th Month	yes	n a
	36th month	yes	n a
	42th month	yes
	48th month	yes
	54th month	yes
	60th month	yes
	66th month	yes
	72nd month	yes
	78th month	yes
	84th month	yes
	90th month	yes
	96th month	yes
	102nd month	yes
	108th month	Yes
	114th month	Yes
	120th month	Yes

(*)	The Payment Date will begin counting after the Restructuring Closing Date - Local Instruments.

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 08:03:46 PM https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051820034695400000113366344

Document number: 24051820034695400000113366344

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 100

Number 119160248

Exhibit 6.1.6

Excluded Energy Credits

Creditor	Value Registered in the List of Creditors ID 76945637 of the Court-Supervised Reorganization	Agreements
Tarumã Incentive Fund for Investment in Infrastructure Debentures Fixed Income Private Credit	BRL	Private Instrument of Indenture of the 7th (seventh) Issuance of Simple Unsecured Debentures, Non- Convertible into Shares, in 2 (two) Series, with Additional Personal Guarantee, for Public Distribution with Restricted Efforts, of Light Energia S.A. (signed on 5/8/2021)

Creditor	Value Registered in the List of Creditors ID 76945637 of the Court-Supervised Reorganization	Agreements
Itaú Unibanco S.A.	BRL	Agreement for Entering into Derivative Operations No. 5808 and the respective operations of (i) Cash Flow Swap No. 109821060004600, entered into on 6/16/2021; and (ii) Cash Flow Swap No. 109821080000500, entered into on 8/4/2021.

Creditor	Value Registered in the List of Creditors ID 76945637 of the Court-Supervised Reorganization	Agreements
Banco Citibank S.A.	BRL	Private Contract Instrument for Carrying Out Swap and Other Operations in the Derivatives Market and Other Covenants (signed on 9/16/2013) and First Amendment to the Private Contract Instrument for Carrying Out Swap and Other Operations of the Derivatives Market and Other Covenants (signed on 2/9/2023) Negotiation Note - Swap with Cash Flow nº 88343495 (signed on 6/16/2021)

Creditor	Value Registered in the List of Creditors ID 76945637 of the Court-Supervised Reorganization	Agreements
Banco Bradesco S.A.	Amount not included in the List of Creditors	Private Derivatives Management Instrument (signed on 4/24/2018) Swap Trading Note No. 20210804000008

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 101

BRL	Private Instrument of Indenture of the 7th (seventh) Issuance of Simple Unsecured Debentures, Non- Convertible into Shares, in 2 (two) Series, with Additional Personal Guarantee, for Public Distribution with Restricted Efforts, of Light Energia S.A. (signed on 5/8/2021)

Creditor	Value Registered in the List of Creditors ID 76945637 of the Court-Supervised Reorganization	Agreements
Banco Santander (Brasil) S.A.	BRL

Private Instrument for Adhesion to the Financial Risk Protection System - SPR - Derivatives (Swap, Term and Options) and Other Covenants (signed on 4/23/2018)

Swap Trading Note No. 19954651 (signed on 06/16/2021)

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 08:03:46 PM https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051820034705100000113366345

Document number: 24051820034705100000113366345

Number 119160249

INDICATIVE DRAFT

PRIVATE INSTRUMENT OF INDENTURE OF THE [=]ª ISSUANCE OF UNSECURED SIMPLE DEBENTURES NOT CONVERTIBLE INTO SHARES, IN A SINGLE SERIES, FOR PRIVATE PLACEMENT, OF LIGHT S.A. - IN COURT-SUPERVISED REORGANIZATION

between

LIGHT S.A. – IN COURT-SUPERVISED REORGANIZATION

as Issuer

and

[=]

As Trustee, representing the pooling of interests of the Debenture Holders

Dated [=] [=], 2024

PRIVATE INSTRUMENT OF INDENTURE OF THE [=]ª ISSUANCE OF UNSECURED SIMPLE DEBENTURES NOT CONVERTIBLE INTO SHARES, IN A SINGLE SERIES, FOR PRIVATE PLACEMENT, OF LIGHT S.A. - IN COURT-SUPERVISED REORGANIZATION

By this private instrument, on the one side,

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 102

LIGHT S.A. - IN COURT-SUPERVISED REORGANIZATION joint-stock company registered as a publicly-held corporation with the Securities and Exchange Commission (“CVM”) as category A, under no. 01987-9, with headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Marechal Floriano, no. 168, 2nd floor, Corridor A, Centro, CEP 20080-002, registered in the National Register of Legal Personnel of the Ministry of Economy (“CNPJ/ME”) under no. 03.378.521/0001-75, herein represented in accordance with its Bylaws (“Company” or “Issuer”);

and, on the other side,

[=], [full qualification], herein represented in the form of its [Bylaws/Articles of Organization] (“Trustee”), as representative of the community of holders of the Debentures (“Debenture Holder”)1;

the Issuer and the Trustee are hereinafter referred to jointly as “Parties” and individually and indistinctively as “Party”;

WHEREAS

(A)	The Company and the Trustee executed the [Private Indenture of the [●] Issuance] (“[●] Issuance”);

(B)	The Company filed a request for court-supervised reorganization, which was filed under No. 0843430-58.2023.8.19.0001 and distributed before the 3rd Business Court of the Judicial District of the Capital of the State of Rio de Janeiro (“Court- Supervised Reorganization”);

(C)	Within the scope of the Court-Supervised Reorganization, the creditors approved the Company’s court-supervised reorganization plan, which was approved by the Court-Supervised Reorganization court in [●] (“Court-Supervised Reorganization Plan”);

(D)	As provided for in section [●] of the Court-Supervised Reorganization Plan, Non-Opting Creditors, as defined in the Court- Supervised Reorganization Plan, must receive their credits through the delivery of new debentures to be issued by the Company;

hereby and in the best form of law, sign this “Private Instrument Indenture of [=] the Issuance of Simple Unsecured Debentures, Non-Convertible into Shares, in a Single Series, for Private Placement, of Light S.A. - in Court-Supervised Reorganization” (“Indenture”), subject to the following sections and conditions:

SECTION I

AUTHORIZATION

1.1. This Indenture is signed based on the authorization deliberated at a meeting [of the Board of Directors] of the Issuer held at [=] (“MBD of the Issuer”), in which the [=] Issuance of Simple Debentures was deliberated and approved, Non-Convertible into Shares, of the Unsecured Type, in a Single Series, for Private Placement by the Issuer (“Issuance”) and its terms and conditions, in accordance with article 59, paragraph 2, of Law no. 6,404, of December 15, 1976, as amended (“Brazilian Corporations Act”).

SECTION II

REQUIREMENTS

The Issue shall be carried out in compliance with the following requirements and conditions:

2.1. Archiving and Publication of the Issuer’s MBD

[1]	Note to Draft: pending definition of the Trustee

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 103

2.1.1. The minutes of the MBD of the Issuer that deliberated on this Issue will be duly filed at the Commercial Board of the State of Rio de Janeiro (“JUCERJA”) and will be published in the Commercial Gazette, under the terms of item I of article 62 and item I of article 289 of the Brazilian Corporations Act.

2.1.2. The Issuer declares itself aware that the payment of the Debentures of this Issue will only be carried out after the Issuer’s MBD has been filed with JUCERJA, as well as its publication has been sent, in accordance with Section 2.1.1 above.

2.2. Registration and Registration of this Indenture and its amendments

2.2.1. This Indenture and its eventual amendments will be registered with JUCERJA, in accordance with the provisions of article 62, item II, and paragraph 3 of the Brazilian Corporations Act, and 1 (one) electronic copy (PDF) containing the due digital seal of JUCERJA must be sent to the Trustee within 2 (two) Business Days after its effective filing. The Issuer must, within a period of up to 5 (five) calendar Business Days from the present date, file this Indenture for registration with JUCERJA. Any amendments to this Indenture must be filed with JUCERJA within a period of up to 10 (ten) calendar Business Days from the date of signature.

2.2.2. The Issuer declares itself aware that the payment of the Debentures of this Issue will only be carried out after the registration of this Indenture with JUCERJA, under the terms of Section 2.2.1 above.

2.3. Absence of Registration with CVM and ANBIMA

2.3.1. The Issuance will not be registered with the CVM and/or ANBIMA - Brazilian Association of Financial and Capital Market Entities (“ANBIMA”) in view of the private placement procedure of the Debentures.

2.4 Distribution, Trading, and Electronic Custody

2.4.1. The Debentures will be subscribed privately.

2.4.2. The subscription of the Debentures will be carried out (i) through the procedures established by B3 S.A. - Brasil, Bolsa, Balcão (“B3”).

2.4.2. The Debentures will be deposited for negotiation and electronic custody in the secondary market through CETIP21 - Securities and Securities (“CETIP21”), with the negotiations being financially settled and the Debentures held electronically in custody at B3.

2.4.4. The Debentures will be traded on the secondary market, from the Business Day immediately following the last date of payment of the Debentures.

SECTION III

CHARACTERISTICS OF THE ISSUE

3.1. Corporate Purpose of Issuer

3.1.1. The Issuer’s corporate purpose is to participate in other companies, as a shareholder or shareholder, and to operate, directly or indirectly, as the case may be, electrical energy services, including energy generation, transmission, commercialization and distribution systems. electricity, as well as other related services.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 104

3.2. Allocation of Resources

3.2.1. Funding through Debentures will serve to re-profile the Issuer’s debt profile, in accordance with the Court-Supervised Reorganization Plan. The Debentures, once paid in with the credits related to the Eligible Financial Debts (as defined below) will formalize part of the reprofiling of the Issuer’s debt provided for in the Court-Supervised Reorganization Plan.

3.3. Placement and Distribution

3.3.1. The Debentures shall be subject to private placement, therefore, without (i) intermediation by institutions that are part of the securities distribution system; or (ii) any effort to sell to undefined investors.

SECTION IV

GENERAL CHARACTERISTICS OF THE DEBENTURES

4.1. Issuance Date

4.1.1. For all legal purposes, the Debentures issue date will be [=] (“Issue Date”).

4.2. Form, Type and Proof of Ownership

4.2.1. Debentures will be issued in the registered and book-entry form, without issuing certificates and, for all legal purposes, the ownership of Debentures shall be evidenced through statement of deposit account issued by Bookkeeping Agent and, additionally, in relation to Debentures held under electronic custody at B3, accordingly, shall be issued thereby on behalf of Debenture holder, which will be accepted as proof of ownership of these Debentures.

4.3. Convertibility

4.3.1. The Debentures will not be convertible into shares issued by Issuer.

4.4. Type

4.4.1. The Debentures will be unsecured, with Debenture Holders not enjoying preference in relation to the Issuer’s other unsecured creditors, in accordance with article 58, head paragraph, of the Brazilian Corporations Act.

4.5. Term and Maturity Date

4.5.1. Except in the event of early settlement of the Debentures due to their early maturity, Optional Acquisition (as defined below) for cancellation of all Debentures, and/or Full Optional Early Redemption Offer (as defined below), as applicable, under the terms provided In this Indenture, the maturity of the Debentures will be in [=] days, that is, on [=] of [=] of [=] (“Maturity Date”).

4.5.1.1. Upon maturity, the Issuer undertakes to pay the Debentures in full at the Unit Par Value.

4.6. Issuance Date

4.6.1. The Issuance value will be R$[=] ([=])], on the Issuance Date (“Issuance Value”).

4.7. Unit Par Value

4.7.1 The unit par value of the Debentures shall be one thousand reais (BRL 1,000.00) on the Date of Issue (“Unit Par Value”).

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 105

4.8. Quantity of Debentures

4.8.1. [=] ([=]) Debentures will be issued.

4.9. Number of Series

4.9.1 The Issue shall be made in a single series.

4.10. Subscription Price and Payment Method

4.10.1. The Debentures will be subscribed and paid in cash, through the use of Financial Debts Addressed against the Issuer by the Non-Opting Creditors, at their Unit Par Value on the date of the first payment (“First Payment Date”), through the MDA, of in accordance with the settlement rules applicable to B3 or by the Bookkeeping Agent (“Payment Price”).

4.10.2.  Non-opting Creditors (as defined in the Court-Supervised Reorganization Plan) will obligatorily pay in the Debentures with the Unsecured Credits they hold.

4.10.3. For the purposes of this Indenture, “Addressed Financial Debts” are considered to be Unsecured Credits (as defined in the PRJ) held by Non-Opting Creditors.

4.11. Monetary Adjustment of Debentures

4.11.1.  Monetary Adjustment of Debentures The Unit Par Value will be monetarily updated from the first Payment Date until the date of effective payment, by the accumulated variation of the IPCA (“Monetary Update”) calculated pro rata temporis per Business Days elapsed, with the product of the Monetary Update being automatically incorporated to the Unit Par Value (“Updated Unit Par Value”), in accordance with the following formula

VNa = VNe x C

where:

VNA = Updated Unit Par Value calculated to eight (8) decimal places, without rounding;

VNe = Unit Par Value, calculated to 8 (eight) decimal places, without rounding.

C = Accrued factor of the monthly IPCA variations, calculated with eight (8) decimal places, without rounding up or down, determined as follows:

Where:

k = number of NIk order, varying from 1 to n;

n = total number of indexes used in the Adjustment for Inflation, where “n” is an integer;

dup = number of Business Days between the First Payment Date or the last Anniversary Date (as defined below) and the calculation date, limited to the total number of Business Days of effectiveness of the index, where “dup” is an integer;

dut = number of Business Days between the last and the next Anniversary Date, where “dut” is an integer; NIk = value of the index number of the IPCA of the month preceding the adjustment month; and

NIk-1 = value of the index number of the month preceding the “k” month.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 106

Notes:

The factor resulting from the expression described below is considered with eight (8) decimal places, without rounding up or down:

The product is executed based on the most recent factor, then adding the most remote ones. The intermediary results are calculated with sixteen (16) decimal places, without rounding up or down.

The IPCA must be used considering an identical number of decimal places disclosed by the IBGE;

“Anniversary Date” is considered every [=] day of each month or the next business day thereafter.

The month of adjustment shall be the monthly period between two consecutive anniversary dates.

If the NIk has not been disclosed by the Anniversary Date, the last available index number must be used.

4.12. Remuneration of Debentures

4.12.1. Pursuant to article 56 of the Brazilian Corporations Act, no interest, fixed or variable, profit sharing or reimbursement premium will be applicable to the Debentures.

4.13. Unit Par Value Payment

4.13.1. Except in the event of early redemption of the Debentures resulting from a Total Optional Early Redemption Offer, Optional Acquisition and/or early maturity of obligations arising from the Debentures, under the terms set out in this Indenture, the Updated Unit Par Value of the Debentures will be paid in full on Due date.

4.14. Place of Payment

4.14.1. The Issuer shall make the payments to which Debentures are entitled in respective maturity, using, where applicable: (i) the procedures adopted by B3, for the Debentures held in electronic custody on B3; and/or (i) the procedures adopted by the Bookkeeping Agent for the Debentures held in electronic custody on B3.

4.15. Extension of Terms

4.15.1. Terms for the payment of any obligation provided for in this Indenture shall be considered extended until the next Business Day thereafter in the event that the maturity coincides with a non-Business Day, free of any charge to the amounts to be paid. For the purposes of this Indenture, “Business Day” means (i) with respect to any pecuniary obligation, including for calculation purposes, any day other than Saturday, Sunday or a national holiday; and (ii) with respect to any non-pecuniary obligation under this Indenture, any day on which commercial banks are open in the City of São Paulo, State of São Paulo, and in the City of Rio de Janeiro, State of Rio de Janeiro, which is not a Saturday or a Sunday.

4.16. Late Payment Charges

4.16.1 Without prejudice to the fact that the Debentures do not include remuneration, in the event of unpunctual payment by the Issuer of any amount owed to the Debenture Holders, outstanding debts due and unpaid by the Issuer will be subject to, regardless of notice, notification or court-supervised or out-of-court interpellation from: (i) an irreducible, non-compensatory conventional fine for late payment of two (2%) percent on the overdue amount; and (ii) interest for late payment at the rate of one percent (1%) per month calculated pro rata temporis, from the date of default to the actual payment date; both calculated over the due and unpaid amount (“Late Payment Charges”).

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 107

4.17. Lapse of the Right to Increases

4.17.1. Without prejudice to provisions of Section 4.16 above, if Debenture Holder does not appear to receive the amount corresponding to any Issuer’s monetary obligation on the dates provided for herein, or in notice published by Issuer in newspaper indicated in Section 4.19 below, referred Debenture Holder shall not be entitled to receive the Monetary Adjustment of Debentures and/or Remuneration and/or Late Payment Charges in the period related to late receipt, however, he shall be ensured the rights acquired until the date of respective maturity or payment.

4.18. Renegotiation

4.18.1. The Debentures will not be subject to scheduled renegotiation.

4.19. Publicity

4.19.1.  All acts and decisions to be taken resulting from this Issuance that, in any way, involve the interests of Debenture Holders, will be published in the form of notices in the newspaper “Diário Comercial”, observing the provisions of article 289 of the Brazilian Corporations Act and the Issuer’s page on the international computer network, which is located within the page of its economic group (www.light.com.br/ri). If the Issuer changes its publication newspaper after the Issue Date, it shall send notice to the Trustee informing about the new vehicle.

4.20. Immunity of Debenture Holders

4.20.1. If any Debenture Holder enjoys any type of immunity or tax exemption, such Debenture Holder must forward it to the Settlement Bank, the Bookkeeping Agent and the Issuer, at least 10 (ten) Business Days in advance of the scheduled date for receipt of any amounts relating to the Debentures, documentation proving this immunity or tax exemption, provided that, if the Debenture Holder does not send said documentation, the Issuer will withhold the taxes provided for in the tax legislation in force on the income of such Debenture Holder.

4.20.2.  The Debenture Holder that submitted documentation proving the tax immunity of exemption pursuant to Section 4.20.1 above, and has its status changed by a regulatory provision or fails to meet any requisites that may be set forth in the applicable regulation, or further, has its status disputed by a judicial, tax or regulatory authority, shall inform such fact in detailed and written manner to the Settlement Bank, with a copy to the Issuer, and further provide any additional information on the subject that the Settlement Bank or Issuer may request.

4.20.3.  Even if it has received the documentation referred to in Section 4.20.1 above, and as long as it has a legal basis for doing so, the Issuer is entitled to deposit in court or deduct from any amounts related to the Debentures the taxation it deems due, without this fact being able to generate claim for compensation against the Issuer or the Settlement Bank by any Debenture Holder or third party.

4.21. Settlement Bank and Bookkeeping Agent2

4.21.1. The Issuance Settlement Bank will be [=] (“Settlement Bank”, the definition of which includes any other institution that may succeed the Settlement Bank in providing services relating to the Debentures).

4.21.2. The Bookkeeping Agent of the Debentures will be [=] (“Bookkeeping Agent”, whose definition includes any other institution that may succeed the Bookkeeping Agent in providing services relating to the Debentures).

[2]	Settlement Bank and Bookkeeping Agent to be hired

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 108

4.21.3. The Settlement Bank and the Bookkeeping Agent may be replaced at any time, if so approved by General Meeting of Debenture Holders, by the Debenture Holders together with the Issuer, as provided for in Section 9.4 of this Indenture.

SECTION V

OPTIONAL EARLY REDEMPTION, EXTRAORDINARY AMORTIZATION, EARLY REDEMPTION OFFER AND OPTIONAL PURCHASE

5.1. Optional Early Redemption

5.1.1. The Issuer may, at its sole discretion, at any time, carry out the full optional early redemption of the Debentures (“Total Optional Early Redemption”). Upon Total Optional Early Redemption, the amount owed by the Issuer will be equivalent to the Updated Unit Par Value of the Debentures or balance of the Unit Par Value plus charges due and unpaid, if applicable, up to the date of Total Optional Early Redemption.

5.1.2. The Full Optional Early Redemption shall only be carried out by sending an individual communication to the Debenture Holders, or publishing an announcement, pursuant to Section 4.19 above, in both cases with a copy to the Trustee, ten (10) Business Days prior to the date on which the effective Full Operational Early Redemption is to be carried out (“Redemption Communication”), and the said communication must include: (i) the Full Optional Early Redemption Date, which must be a Business Day; (ii) the mention that the amount corresponding to the Total Optional Early Redemption Value; and (iii) any other information necessary for carrying out the Full Optional Early Redemption.

5.1.3. Optional Early Redemption for Debentures held in electronic custody at B3 will follow the event settlement procedures adopted by it. If the Debentures are not electronically held in custody at B3, the Optional Early Redemption will be carried out through the Settlement Bank.

5.1.4. The Debentures redeemed by the Issuer, as provided for in this Section, will be mandatorily cancelled.

5.1.5. The Optional Early Redemption of only part of the Debentures shall not be admitted.

5.2. Extraordinary Amortization

5.2.1. The Issuer may, at its sole discretion and at any time, carry out the optional extraordinary amortization of the Debentures, as the case may be (“Optional Extraordinary Amortization”). On the occasion of the Optional Extraordinary Amortization, the amount owed by the Issuer will be equivalent to the portion of the Updated Unit Par Value or portion of the balance of the Unit Par Value of the Debentures to be amortized.

5.2.2. The Full Optional Early Amortization shall only be carried out by sending an individual communication to the Debenture Holders, or publishing an announcement, pursuant to Section 4.19 above, in both cases with a copy to the Trustee and B3, ten (10) Business Days prior to the date on which the effective Full Operational Early Amortization is to be carried out (“Amortization Communication”), and the said communication must include: (i) the date on which the Optional Extraordinary Amortization will take place, which must be a Business Day; (ii) mention of the Optional Extraordinary Amortization Value; and (iii) any other information necessary for the operation of the Optional Extraordinary Amortization.

5.2.3. Optional Early Amortization for Debentures held in electronic custody at B3 will follow the event settlement procedures adopted by it. If the Debentures are not held electronically at B3, the Optional Extraordinary Amortization will be carried out through the Settlement Bank.

5.2.4. The carrying out of the Optional Extraordinary Amortization shall comprise, proportionally, all the Debentures, and shall comply with the repayment limit of ninety-eight percent (98%) of the Unit Par Value of the Debentures.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 109

5.3. Optional Acquisition

5.3.1. The Issuer may, at its sole discretion, provided that through B3, acquire the Debentures, subject to acceptance by the selling Debenture Holder and provided that, as applicable, they comply with the provisions of article 55, paragraph 3, of the Brazilian Corporations Act, (a) for an amount equal to or less than the Unit Par Value; or (b) for a value higher than the Unit Par Value, given that, in this case, the optional acquisition must necessarily comply with the terms and conditions of CVM Resolution No. 77, of March 29, 2022, as amended, and other rules issued by the CVM. All Debentures acquired by the Issuer will be cancelled.]

SECTION VI

EARLY MATURITY

6.1. Early Maturity

6.1.1. The Trustee must convene the General Meeting of Debenture Holders, to be held within the minimum period provided by law, and communicate to the Issuer, within 2 (two) Business Days after becoming aware of any of the events listed below, to decide on the possible non-declaration of the early maturity of all the Issuer’s obligations relating to the Debentures (“Early Maturity Event”):

(i)	failure, by the Issuer, of any pecuniary obligation relating to the Debentures and/or provided for in this Indenture on the respective payment date, not remedied within 2 (two) days; and

(ii)	(a) liquidation, dissolution or extinction of the Issuer, and/or any of its respective controlled or affiliated companies, except in the case of liquidation and/or dissolution; and/or (b) bankruptcy of the Issuer and/or any of its respective controlled or affiliated companies.

6.1.2. Once the General Meeting of Debenture Holders of the Debentures has been installed, it will be necessary to approve the non-declaration of early maturity of the Debentures by the quorum of Debenture Holders established in Section 9.4 below.

6.1.3. Once the Debentures mature in advance, the Trustee must immediately send notification (a) to the Issuer, with a copy to B3, as applicable; and (b) the Settlement Bank.

6.1.4. Upon early maturity of the Debentures, payment must be made within 5 (five) Business Days from the sending of the date of receipt of the notice of early maturity, subject to the provisions of Section 6.1.5 below, and the Trustee must require the Issuer to pay the Unit Par Value, plus Late Payment Charges, if any, and any other amounts eventually owed by the Issuer under the terms of the Indenture.

6.1.5. If the Issuer does not pay the Debentures in the manner stipulated in the previous Section, the Late Payment Charges will be added to the Unit Par Value, applicable from the date of early maturity of the Debentures until the respective date of their effective payment.

6.1.6. In order for the payment of the entire Debentures provided for in Section 6.1.5 above to be made through B3, the Issuer must communicate to B3, through correspondence in conjunction with the Trustee, about such payment, with at least 3 (three) Business Days in advance of the date stipulated for its completion.

SECTION VII

ADDITIONAL OBLIGATIONS OF THE ISSUER

7.1. Without prejudice to the other obligations set out in this Indenture, the Issuer assumes the following obligations:

(i) provide to the Trustee the following documents and information:

(a) send within, at most, 90 (ninety) days after the end of each fiscal year or on the date of publication of the Issuer’s financial statements, whichever comes first, (a) copy of the Issuer’s financial statements relating to the respective fiscal year ended, accompanied by an audit report prepared by independent auditors, as well as making it available on their respective page on the world wide web; and (b) a statement signed by Issuer’s officers, as provided in its bylaws, certifying: (i) the provisions in the Issuance remain valid; and (ii) the non-occurrence of any of the cases of early maturity and lack of non-compliance of the Issuer’s obligations before the Debenture Holders and the Trustee;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 110

(b) within a period of up to 10 (ten) Business Days from the date of receipt of the respective request, information and/or documents that may be justifiably requested by the Trustee or within a shorter period if so determined by the competent authority;

(c) within 1 (one) Business Day after its acknowledgment or receipt, as applicable, (i) information regarding the occurrence of any Early Maturity Event; (ii) to send a copy of any mail or court-supervised or out-of-court notification received by the Issuer related to an Early Maturity Event; or (iii) information regarding the occurrence of any event or situation that may, directly or indirectly, cause any adverse effect on the Issuer’s ability to comply with any of its obligations under this Indenture and/or any other debt that, if due and unpaid, may result in early maturity of the Debentures (“Material Adverse Effect”);

(d) notices to Debenture Holders, relevant facts, as defined in CVM Resolution No. 44, of August 23, 2021, (“CVM Resolution 44”), as well as minutes of general meetings and meetings of the Issuer’s board of directors that, in any way, involve the interest of the Debenture Holders, within five (10) Business Days counted from the date on which they are (or should have been) published or, if they are not published, from the date on which they are carried out, as well as making it available on its respective page on the world wide web;

(e) electronic copy (PDF) containing the due digital seal of JUCERJA of this Indenture and any amendments, duly filed at JUCERJA, within the deadlines set out in this Indenture;

(f) electronic copy (PDF) containing JUCERJA’s digital seal of the acts and meetings of Debenture Holders, duly filed at JUCERJA, as well as the original physical copy containing the attendance list;

(ii)	keep your accounting up to date and make the respective records in accordance with accounting principles generally accepted in Brazil;

(iii)	immediately convene General Meeting of Debenture Holders to deliberate on any of the matters related to this Issuance, if the Trustee must do so under the terms of this Indenture and does not do so within the applicable period;

(iv)	comply with laws, regulations, administrative standards and determinations of government bodies, authorities or courts related to the exercise of its activities, except for those whose non-compliance (a) is being discussed in good faith in the judicial and/or administrative spheres; and/or (b) cannot, directly or indirectly, compromise the punctual and full fulfillment, by the Issuer, of any of its obligations set forth in this Indenture;

(v)	keep up to date the payment of all tax obligations (municipal, state and federal), labor, social security, environmental and any other obligations imposed by law regarding which the Issuer has been cited or notified, except for those whose non- compliance cannot, directly or indirectly, compromise the punctual and full fulfillment, by the Issuer, of any of its obligations set out in this Indenture;

(vi)	always maintain valid, effective, in perfect order and in full force all authorizations and licenses, including environmental ones, necessary for the regular exercise of its activities, except for those whose lack cannot, directly or indirectly, compromise the punctuality and completeness compliance, by the Issuer, with any of its obligations set out in this Indenture and, when related to environmental issues, with a relevant reputational impact on the Issuer;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 111

(vii)	always maintain valid, effective, in perfect order and in full force, all authorizations necessary for the signature of this Indenture and for compliance with all obligations provided herein;

(viii)	notify the Trustee, within 1 (one) Business Day from the date of awareness, of the occurrence of any act or fact that causes the Issuer’s financial statements to no longer reflect, in a material manner, their real and current economic and financial condition;

(ix)	bear all costs (a) arising from the placement of the Debentures, including all costs related to their registration with B3; (b) registration and publication of the acts necessary for the Issue; and (c) hiring the Trustee, Settlement Bank and Bookkeeping Agent;

(x)	hire and maintain contractors during the term of the Debentures, at their expense, the Settlement Bank, the Bookkeeping Agent, B3 and the Trustee and the Debentures trading system in the secondary market, and carry out any and all other measures necessary for the maintenance of the Debentures;

(xi)	not to transfer or anyhow grant or promise to grant to third parties the rights and obligations it acquires and undertakes in the Indenture, without prior authorization of the Debenture Holders, decided in a General Meeting of Debenture Holders specially convened for this purpose;

(xii)	present all documents and information required by B3, ANBIMA and/or the CVM within the deadline established by these entities;

(xx)	to maintain the Debentures deposited for trading in the secondary market during the term of effectiveness of the Debentures, bearing the costs of said deposit;

(xiv)	forward the information relating to any advance payment of the Debentures to the Settlement Bank, informing the Unit Par Value under the conditions and deadlines established by said bank;

(xv)	observe and comply, as well as make its best efforts so that its controlled and affiliated companies, directors, administrators, employees and board members, who act at the behest or in favor of the Issuer, in any form, comply, during the term of the Debentures, (a) environmental legislation, including, without limitation, the provisions of the National Environmental Policy provided for in Law No. 6,938, of August 31, 1981, as amended (“National Environmental Policy”), in the Resolutions of CONAMA - National Council for the Environment (“CONAMA”) and in other supplementary environmental legislation and regulations, adopting preventive or reparatory measures and actions, aimed at avoiding and correcting possible environmental damage, as well as taking all required steps for the activity of the species, preserving the environment and complying with the determinations of municipal, state and federal bodies that may subsequently legislate or regulate the environmental standards in force, except for those non-compliances that cannot reasonably result in a Relevant Adverse Effect and, when related to environmental issues, with a reputational impact on the Issuer; and (b) the labor legislation and regulations, particularly those related to occupational health and safety, it being agreed that they do not encourage prostitution, nor directly or indirectly use or encourage child labor and/or labor in a condition analogous to that of slavery, or in any way infringe the rights of forestry workers, in particular, but not limited to, the right over areas of indigenous occupation, as declared by the proper authority (“Socio-Environmental Legislation”); and

(xvi)	observe, comply with, in the exercise of their functions and acting on behalf of the Issuer, observe and comply with the laws, rules or regulations, national or foreign, against the practice of financing terrorism, money laundering, corruption or acts harmful to public administration, including, without limitation, Laws no. 6,385, of December 7, 1976, no. 7,492, of June 16, 1986, no. 8,137, of December 27, 1990, no. 8,429, of June 2, 1992, no. 8,666, of June 21, 1993, no. 14,133, of 1 of April 2021 (or other public administration bidding and contract rules), no. 9,613, of March 3, 1998, no. 12,529, of November 30, 2011, no. 12,846, of August 1 of 2013, Decree No. 8,420, of March 18, 2015, Decree-Law No. 2,848/40, Decree No. 5,687, of January 31, 2006, which promulgated the United Nations Convention against Corruption, adopted by the General Assembly of the United Nations on October 31, 2003, U.S. Foreign Corrupt Practices Act of 1977, and the UK Bribery Act, the ordinances and normative instructions issued by the Comptroller General of the Union under the terms of the aforementioned law and decree, as well as all laws, decrees, regulations and other normative acts issued by a governmental authority with jurisdiction over the Issuer, related to these matters (“Anti-Corruption Laws”), and other applicable laws and regulations that provide for acts harmful to public administration, crimes of corruption and other types of criminal offenses of a similar nature, together, as applicable to the Issuer, and must (a) maintain internal policies and procedures that ensure full compliance with Anti-Corruption Laws in all jurisdictions in which the Issuer operates; (b) make all professionals with whom they may liaise aware of the Anti-Corruption Laws prior to the beginning of their activities within the scope of this document; (c) to abstain from committing acts of corruption and acting in a manner prejudicial to the public administration, national and foreign, in their interest or for their benefit, exclusive or not, as applicable; and (d) if it becomes aware of any act or fact related to violation of said rules, notify within two (2) Business Days after becoming aware of such act or fact, to the Trustee.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 112

SECTION VIII

TRUSTEE3

8.1 The Issuer constitutes and appoints the Issuance Trustee to [=] qualified in the preamble of this Indenture, which, in this act and in the best form of law, accepts the appointment to, under the terms of the law and this Indenture, represent the community of Debenture Holders.

8.2 Declarations

8.2.1 The Debenture Holders’ Trustee, appointed in this Indenture, declares and guarantees to the Issuer, under the penalties of the law:

(i)	not have any legal impediment, under the terms of article 66, paragraphs 1 and 3, of the Brazilian Corporations Act and CVM Resolution no. 17, of February 9, 2021 (“CVM Resolution 17”), or, in the event of a change, the one who replaces it, to perform the function conferred on it;

(ii)	it accepts the role assigned to it, fully assuming the duties and obligations provided for in the specific legislation and in this Indenture;

(iii)	it fully accepts this Indenture, and all its sections and conditions;

(iv)	it has no relationship with Issuer that prevents it from exercising its duties;

(viii)	it does not fall under any of the situations of conflict of interests set forth in article 6 of CVM Instruction 17;

(vi)	it is aware of the applicable regulations issued by the Central Bank of Brazil and CVM;

(viii)	it is a financial institution duly organized and validly existing pursuant to the Brazilian laws;

(viii)	be duly authorized (including in relation to legal, corporate, regulatory and third-party authorizations, as applicable) and have obtained all authorizations, including, as applicable, legal, corporate, regulatory and third-party authorizations, necessary to enter into this Indenture and to comply with its obligations set out herein, having satisfied all legal and statutory requirements necessary for this purpose;

(ix)	be duly qualified to perform the Trustee’s activities, as set forth in the prevailing applicable regulation;

[3]	Note to Draft: Trustee to be hired and subject to comments

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 113

(viii)	this Indenture constitutes a legal, valid, binding, and effective obligation of the Trustee, enforceable in accordance with its terms and conditions;

(x)	the execution of this Indenture and the fulfillment of its obligations hereunder do not violate any obligation previously undertaken by the Trustee;

(xiii)	it verified the accuracy of the other information in this Indenture;

(xiii)	the legal representative who signs this Indenture has corporate and/or delegated powers to do so, being able to comply with the obligations set out herein, having satisfied all legal and statutory requirements necessary for this purpose;

(xiv)	on the date of signature of this Indenture, according to the organization chart sent by the Issuer, the Trustee identified that it does not provide fiduciary agent´s services in issue of public or private securities carried out by the Issuer itself, by an affiliated, controlled or controlling company or by a company belonging to the same group of the Issuer:

[=]

(xv)	ensures and will ensure, in accordance with paragraph 1 of article 6 of CVM Resolution 17, equitable treatment to all Debenture Holders and all holders of securities of any issues carried out by the Issuer, an associated company, subsidiary, controlling company or member of the same group as the Issuer, in which it acts as trustee, respecting the guarantees, obligations and specific rights attributed to the respective security holders.

8.3 Replacement

8.3.1 In the event of impediments, resignation, intervention, out-of-court liquidation or any other case of vacancy, the General Meeting of Debenture Holders will be held, within a maximum period of 30 (thirty) days, counting from the event that determines it, to choose the new Trustee, the which may be called by the Trustee to be replaced, by the Issuer, by Debenture Holders representing 10% (ten percent), at least, of the Outstanding Debentures, or by the CVM, in accordance with the deadlines set out in Section 9.4 below. In the event that the call is not made within fifteen (15) consecutive days prior to the expiration of the aforementioned term, Issuer shall perform it, subject to the term of twenty one (21) days for the first call and eight (8) days for the second call, being certain that the CVM may appoint a provisional substitute, until the process of choosing the new Trustee. The remuneration of the new trustee will be the same as that of the Trustee, subject to the provisions of Section 8.3.6 below.

8.3.2 In the event that he is unable to continue performing his duties due to circumstances supervening on this Indenture, the Trustee must immediately communicate this to the Issuer, and the fact to the Debenture Holders, by calling the General Meeting of Debenture Holders, requesting his replacement.

8.3.3 Debenture Holders are entitled, after the Issuance Date, to replace the Trustee and appoint his replacement, in an General Meeting of Debenture Holders specially convened for this purpose.

8.3.4 The permanent replacement of the Trustee must be the subject of an amendment to this Indenture, which must be filed with JUCERJA and registered at the Titles and Documents Registry Office, in the manner provided for in this Indenture. The replacement of the Trustee must be communicated to the CVM, within a period of up to 7 (seven) Business Days, counted from the registration of the amendment to this Indenture at JUCERJA and at the Titles and Documents Registry Office, whichever occurs last.

8.3.5 The Trustee will begin exercising its functions on the date of this Indenture or any amendment relating to the replacement, and must remain in the exercise of its functions until the Debentures are fully paid off or until their effective replacement.

8.3.6 If the Trustee is effectively replaced, the replacement will receive, in proportion to the period to be elapsed until the Debentures are paid in full or until their effective replacement, the same portion of Remuneration received by the Trustee in all its terms and conditions, with the first portion due to the substitute will be calculated pro rata temporis, from the date on which he begins exercising his role as trustee. This remuneration may be amended by mutual agreement between the Issuer and the replacement trustee, provided that it is previously approved by the General Meeting of Debenture Holders.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 114

8.3.7 The rules and precepts in this regard, issued by act(s) of the CVM, apply to the cases of replacement of the Trustee.

8.4 Duties

8.4.1. In addition to others provided for by law, in CVM normative acts, or in this Indenture, the following are the duties and attributions of the Trustee:

(i)	assuming full responsibility for the contracted services, on the terms of applicable legislation;

(ii)	protect the rights and interests of the Debenture Holders, employing, when exercising its function, care and diligence that any active and honest person customarily employs in the management of his/her own business;

(iii)	waiver the exercise of its duties in the event of conflicts of interests or any other type of ineptitude, and immediately convene the Meeting referred to in article 7 of CVM Resolution 17 to resolve on its replacement;

(iv)	to keep well stored, all documentation related to the exercise of their functions;

(v)	check, when accepting the duty, the accuracy of the information relating to the guarantees, and the consistency of the other information set out in this Indenture, by making efforts to solve any omissions, failures, or defects that it is aware of;

(vi)	take the measures, jointly with the Issuer, so that the Indenture and amendments thereto are filed with the competent authorities, adopting, in the case of the Issuer’s omission, the measures provided for by law, and without prejudice to the occurrence of non-compliance with a non-pecuniary obligation by the Issuer;

(vii)	to monitor the provision of periodic information by the Issuer, alerting the Debenture Holders, in the annual report referred to in item (xx) below, on inconsistencies or omissions of which it is aware;

(viii)	to comment on the adequacy of the information provided in the proposals for changes in the conditions of the Debentures;

(ix)	request, when necessary, for the full performance of its duties, the Issuer’s updated certificates from civil distributors, of the courts of the National Revenue Office, Protest Offices, Labor Courts, the Attorneys’ Office of the Federal Revenue Office, at the place where the Issuer’s principal place of business or domicile;

(x)	to call, when it deems necessary, the Issuer’s external audit;

(xi)	convene, when necessary, General Meeting of Debenture Holders, respecting the rules related to publication contained in the Brazilian Corporations Act and this Indenture;

(xii)	attend General Meeting of Debenture Holders in order to provide the information requested;

(xiii)	prepare an annual report for Debenture Holders, in accordance with article 68, paragraph 1, subitem (b), of the Brazilian Corporations Act and in accordance with CVM Resolution 17, in order to describe the relevant facts that occurred during the year relating to the execution of the obligations assumed by the Issuer:

(xiv)	compliance by the Issuer with its obligations to provide periodic information, indicating the inconsistencies or omissions of which it is aware;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 115

(xv)	amendments to the articles of incorporation occurred during the fiscal year, with relevant effects to Debenture Holders;

a.	comments on Issuer’s economic, financial and capital structure indicators related to contractual sections designed to protect the interests of Debenture Holders and which lay down conditions that should not be disregarded by Issuer;

b.	number of Debentures issued, number of Outstanding Debentures, and balance canceled in the period;

c.	redemption, repayment, renegotiation, re-pricing, and payment of interest of the Debentures effected in the period;

d.	follow-up on the allocation of funds raised through the Debentures, according to information provided by the Issuer;

e.	compliance with other obligations assumed by the Issuer in this Indenture;

f.	statement on the non-existence of a conflict of interest that prevents the Trustee from continuing to perform its duties;

g.	maintaining the sufficiency and enforceability of the guarantee; and

h.	existence of other public or private issues of securities by the Issuer, by an affiliated, controlled, controlling company or member of the same group as the Issuer in which it has acted as a trustee, as well as the following data on such issues (I) Issuer denomination: (II) amount of the issue; (III) number of securities issued; (IV) type and guarantees involved; (V) maturity date and interest rate; and (VI) default in the period;

(xiv)	to make the report provided in subitem (xiii) above available to Debenture holders within four (4) months from the end of the Issuer’s fiscal year, on its own website on the world wide web;

(xvii)	keep the list of Debenture Holders and their addresses updated, including through actions with the Issuer, the Settlement Bank and the Bookkeeping Agent and B3, and, for the purposes of complying with the provisions of this paragraph, the Issuer and the Debenture Holders, as soon as they subscribe, paying in or acquiring the Debentures, expressly authorize, from now on, the Settlement Bank, the Bookkeeping Agent and B3 to meet any requests made by the Trustee, including those relating to the disclosure, at any time, of the position of Debentures, and their respective Debenture Holders;

(xviii)	to supervise compliance with the sections in this Indenture, especially those imposing obligations to do and not to do;

(xix)	to notify the Debenture Holders of any default by Issuer on the financial obligations under this Indenture, including contractual sections designed to protect the interest of Debenture Holders and set forth the conditions that should not be breached by Issuer, indicating the consequences for Debenture Holders and the actions it intends to take on the subject, within seven (7) Business Days after becoming aware of such fact;

(xx)	make available to Debenture Holders and market participants, through its call center and/or website, the outstanding balance of the Debentures to be calculated by the Issuer;

(xxi)	to follow up with the Issuer and the Settlement Bank, on each payment date, the full and timely payment of the amounts due, as set forth in this Indenture;

(xxii)	perform their activities in good faith, transparency, and loyalty before Debenture Holders;

(xxiii)	keep available on its web page an updated list of the issues in which it performs the duties of Trustee;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 116

(xxiv)	disclose, on its web page, any information provided for in article 16 of CVM Instruction 17, making it available for public consultation for a period of three (3) years;

(xxv)	maintain, for a period of at least five (5) years, or for a longer term, as expressly determined by the CVM, all documents and information required by CVM Resolution 17, provided that such documents and information may be stored in physical or electronic means, and replacement of documents by their respective scanned images is allowed. and

8.5 Specífic Atributions

8.5.1 In case of default of any of the Issue’s conditions, the Trustee shall use any and all measures provided by the law or this Instrument to protect the Holders’ rights or interests, as provided for in article 12 of CVM Resolution 17.

8.6 Trustee Remuneration

8.6.1 Pursuant to Section 6.3 above, the Issuer shall own the Trustee or institution replacing it fees for the performance of their duties and responsibilities, pursuant to the legislation in force and this Indenture, corresponding of:

(i)	annual remuneration of R$[=], with the first installment due up to the 5th (fifth) Business Day after the signing of this Indenture and the remaining installments on the same day in subsequent years, calculated pro rata die, if necessary up to the maturity of the Issue. The first installment shall be due even if Issue is not paid for structuring and implantation. The compensation shall be due event after the final maturity of the Debentures, if the Trustee is still performing the activities inherent to its duty in relation to the Issue, which compensation shall be calculated pro rata die;

(ii)	the payment of installments described above shall be made to the Trustee, plus the amounts regarding taxes and contributions levied on invoicing: (a) Service Tax (ISS); (b) Employees’ Profit Participation Program (PIS); (c) Social Security Financing Contribution (COFINS); and (d) CSLL (Social Contribution on Net Profit), (e) IRRF (Income Tax Withheld at Source) and (f) any other taxes that may be levied on the Trustee’s remuneration, at the rates in force on the dates of each payment;

(iii)	the installments referred to above will be updated, annually, according to the accumulated positive variation of the IPCA, or in its absence or impossibility of application, by the official index that replaces it, from the date of payment of the first installment, until the payment dates for each subsequent installment, calculated pro rata die, if necessary and if applicable;

(iv)	in case of default in the payment of any amount due to the Trustee, late payments shall be subject to a one percent (1%) interest rate per month and a non-compensatory fine of two percent (2%) over the outstanding amount, and the late amount shall be subject to adjustment for inflation by the IPCA, applicable from the default to the effective payment, calculated pro rata die; and

(v)	in case of need to carry out AGD or execute amendments or legal instruments related to the issue, the Trustee will be owed an additional remuneration equivalent to R$[=] per man-hour, dedicated to activities related to the issue, to be paid in the within 5 (five) days after delivery, by the Trustee, to the Issuer of the hours report. For the purposes of the General Meeting of Debenture Holders concept, it encompasses all activities related to the meeting and not just the analysis of the minutes and in-person or virtual participation therein. Thus, these activities include, but are not limited to:

a.	notice analysis;

b.	attendance in calls or meetings;

c.	verification of a quorum prior to the meeting;

d.	power of attorney conference prior to the meeting and;

e.	amendments and agreements resulting from the meeting;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 117

For clarification purposes, the “timesheet” is the material to be sent by the Trustee with the indication of the task performed (for example, analysis of a certain document or attendance in a meeting), of the Trustee’s employee, of the time spent in the position and the value regarding the time spent.

8.7 Expenses

8.7.1 The Issuer will reimburse the Trustee for all reasonable and usual expenses that it has proven to have incurred to protect the rights and interests of Debenture Holders or to realize their credits, within a period of up to 15 (fifteen) days from the delivery of a copy of the supporting documents in this regard, provided that the expenses, whenever possible, have been previously approved by the Issuer, which will be considered approved if the Issuer does not respond within 5 (five) Business Days from the date of receipt of the respective request by the Trustee.

8.7.2 In case of Issuer default, all expenses that the Trustee may incur in order to safeguard the interests of the Debenture Holders shall be, whenever possible, previously approved and advanced by the Debenture Holders and subsequently reimbursed by the Issuer. Such expenses include legal fees, including third parties’, deposits, indemnities, legal costs and fees of lawsuits proposed by the Trustee, provided they are related to the default settlement, as a representative of the Debenture Holders. Any expenses, deposits and legal costs arising from the loss of suit shall also be borne by the Debenture Holders, as well as the compensation and reimbursable expenses of the Trustee, in the event that the Issuer remains in default with respect to the payment thereof for a period exceeding thirty (10) calendar days, and the Trustee may request a guarantee from the Debenture Holders to cover the risk of default.

8.7.3 The remuneration does not include travel, accommodation, transport, and publication expenses necessary for the performance of the Trustee’s duties, during or after the Issuance, to be covered by the Issuer, after prior approval. Expenses with publications in general, costs incurred in telephone contacts related to issuance, notifications, extraction of certificates, photocopies, scans, sending documents, travel, food and accommodation, expenses with specialists, such as auditing and/or inspection, among others, or legal advice to Debenture Holders, are also not included, and will be borne by the Issuer, Any expenses, deposits, attorneys´ fees, losses, as well as indemnities, arising from actions brought against the Trustee arising from the exercise of its function or from its performance in defense of the structure of the transaction, shall also be borne by investors. Such expenses include attorney’s fees for the defense of the Trustee and must also be paid in advance by the Debenture Holders and reimbursed by the Issuer.

SECTION IX

DEBENTURE HOLDERS’ GENERAL MEETING

9.1.1 General Call Rules. The debenture holders may, at any time, hold a meeting in General Meeting of Debenture Holders in accordance with the provisions of article 71 of the Brazilian Corporations Act.

9.1.2 The provisions of the Brazilian Corporations Act on the General Shareholders’ Meeting apply to the General Meeting of Debenture Holders, where appropriate. In this way, the call formalities are waived when there is a unanimous presence of Debenture Holders to the AGD, in which case the location of the AGD will be the headquarters of the Issuer, observing the quorums established in this Indenture.

9.1.3 The AGD may be called (i) by the Trustee; (ii) by the Issuer; (iii) by Debenture Holders representing at least 10% (ten percent), of the Outstanding Debentures, as applicable; or (iv) by the CVM.

9.1.4 The call for the AGD will be made through an announcement published at least 3 (three) times in the newspaper of mass circulation used by the Issuer to publicize its acts, as provided for in Section 4.19 of this Indenture, respecting other rules related to the publication of a call notice of general meetings as set out in the Brazilian Corporation Law, applicable regulations and this Indenture.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 118

9.1.5 The General Meeting of Debenture Holders must be carried out in compliance with the notice deadlines set out in the Brazilian Corporations Act and other applicable regulations.

9.1.6 The presence of the Issuer’s legal representatives at the Debenture Holders’ General Meeting convened by the Issuer shall be mandatory, while at the meetings called by the Debenture Holders or the Trustee, the presence of the Issuer’s legal representatives shall be optional, unless requested by the Debenture holders or by the Trustee, as the case may be, in which case it shall be mandatory.

9.1.7 The Trustee shall attend the Debenture Holders’ General Meeting and provide to Debenture Holders the information requested from it.

9.2 Installation Quorum

9.2.1 The General Meeting of Debenture Holders will be installed, on the first call, with the presence of Debenture Holders representing at least half of the Outstanding Debentures, and on the second call, with the presence of Debenture Holders representing at least 10% (ten percent) of the Outstanding Debentures.

9.3 Presiding Board

9.3.1 The presidency of the AGD will be held by (i) the person elected by the Debenture Holders, (ii) the Trustee, or (iii) the person designated by the CVM.

9.4 Deliberation Quorum

9.4.1 In the General Meeting of Debenture Holders’s deliberations, each Debenture will have one vote, whether a representative is allowed, Debenture Holder or not. Except as provided in Section 9.4.2 below, deliberations will be taken, on first call, by Debenture Holders representing at least 50% (fifty percent) plus 1 (one) of the Outstanding Debentures, or, on second call, 50% (fifty percent) plus 1 (one) of the Debentures held by those present at AGD, observing the provisions of § 5 of art. 71 of the Brazilian Corporations Act.

9.4.2 The following are not included in the quorum referred to in Section 9.4.1 above:

(i)	the quorums expressly provided for in other items and/or Sections of this Indenture;

(ii)	the following changes relating to the characteristics of the Debentures, which will depend on the approval of Debenture Holders representing, in the first or second call, 50% (fifty percent) plus one of the Outstanding Debentures: (a) change of any payment dates for any amounts provided for in this Indenture; (b) change in the terms of validity of the Debentures; (c) change to the quorums expressly provided for in this Indenture; (d) change in the amount and form of remuneration; (e) change in the conditions and procedures of the Total Optional Early Redemption Offer; (f) amendment to Section VI; and (g) changes to this Section IX; and

(iii)	(a) requests for prior waiver or temporary forgiveness relating to Early Maturity Events and (b) non-declaration of early maturity will depend on the approval of Debenture Holders representing 50% (fifty percent) plus 1 (one) of the Debentures held of those present at the General Meeting of Debenture Holders on first or second convocation.

9.4.3 The deliberations taken by the Debenture Holders, within the scope of their legal competence, observing the quorums established in this Indenture, will be existing, valid and effective before the Issuer and will be binding on all holders of the Outstanding Debentures, regardless of whether they attended the AGD or the vote cast in the respective AGD.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 119

SECTION X

ISSUER’S REPRESENTATIONS AND WARRANTIES

10.1 The Issuer represents and guarantees to the Trustee that:

(i)	is a company duly organized, constituted and existing in the form of a corporation, in accordance with Brazilian laws, registered as a publicly-held company with the CVM;

(ii)	the Issuer’s public company registration is updated with the CVM, as required by CVM Resolution No. 80, of March 29, 2022, as amended (“CVM Resolution 80”), and your information contained there and made public is updated in accordance with applicable regulations;

(iii)	is duly authorized and has obtained all authorizations, including, as applicable, corporate and third-party authorizations, necessary for the execution of this Indenture and for the fulfillment of all obligations set forth herein and for carrying out the Issuance, having fully satisfied all necessary legal and corporate requirements therefore;

(iv)	regulatory authorization is not required to execute this Indenture and carry out the Issuance;

(v)	the legal representatives of the Issuer who sign this Indenture have corporate or delegated powers to assume, on behalf of the Issuer, the obligations set forth herein and, being agents, have had the powers legitimately granted, with the respective mandates being in full force;

(vi)	this Indenture and the obligations set forth herein are lawful, valid, binding and effective obligations of the Issuer, enforceable in accordance with its terms and conditions;

(vii)	the execution, terms, and conditions of this Indenture and the fulfillment of the obligations set forth herein, and the performance of the Issue (a) do not violate the Issuer’s Bylaws; (b) do not violate any agreement or instrument to which the Issuer or the Guarantor is a party and/or to which any of its assets is subject; (c) will not result in (I) early maturity of any obligation established in any contract or instrument to which the Issuer is a party or to which any of its assets are subject; or (II) termination of any such agreement or instrument; (d) will not result in the creation of any rights and options, commitment to sale, mortgage, pledge, fiduciary alienation, fiduciary assignment, use, usufruct, trust, shareholders’ agreement, inalienability or unseizability clause, preference or priority, real guarantees or personal rights, promise to sell, or commitments in relation to any of the businesses described, purchase option, right of preference, charge, encumbrance or liens, judicial or extrajudicial, voluntary or involuntary, any actions filed, based on real or personal reisecutory actions, taxes (federal, state or municipal), of any nature, including due to involuntary acts, or other act that has a practical effect similar to any of the expressions above (“Liens”) on any asset of the Issuer, except as provided for in this Indenture; (e) do not violate any legal or regulatory provision to which the Issuer is subject and/or any of its assets are subject, as applicable; and (f) do not infringe any administrative, judicial, or arbitration order, decision, or award affecting the Issuer and/or any of its assets;

(viii)	is in compliance with the obligations set out in this Indenture, and no Early Expiration Event has occurred and does not exist on the present date;

(ix)	in relation to the Issuer’s Reference Form, (a) it was prepared in accordance with the relevant standards, including CVM Resolution 80; and (b) the information contained in the Issuer’s Reference Form is true, consistent, correct and sufficient, allowing investors to make an informed decision regarding the Issue;

(x)	the documents, information and informative materials provided to the Trustee or the Debenture Holders are true, consistent, correct and sufficient, are up to date as of the date on which they were provided and include the documents and information relevant to making an investment decision on the Debentures;

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 120

(xi)	[the Issuer’s financial statements for the fiscal years ended December 31, 2023, 2022 and 2021 correctly represent the Issuer’s equity and financial position on those dates and for those periods and were duly prepared in accordance with the determined accounting principles by applicable regulations, and since the most recent statements there have been no relevant changes in its cash generation or indebtedness nor has there been a reduction in share capital;]

(xii)	is complying with the laws, regulations, administrative standards and determinations of government bodies, authorities or courts applicable to the exercise of its activities, including the provisions of current legislation pertinent to the National Environmental Policy, CONAMA Resolutions and the other environmental legal and regulatory provisions that are equally relevant to the execution of its activities, adopting preventive or remedial measures and actions aimed at avoiding or correcting possible environmental damage resulting from the exercise of the activities described in its corporate purpose, except for those non-compliances that do not may reasonably result in a Material Adverse Effect and, when related to environmental issues, in a relevant reputational impact on the Issuer;

(xiii)	is up to date with the payment of all tax obligations (municipal, state and federal), labor, social security, environmental and any other obligations imposed by law regarding which the Issuer has been cited or notified, except by those whose non-compliance cannot, directly or indirectly, compromise the punctual and full fulfillment, by the Issuer, of any of its obligations set out in this Indenture;

(xiv)	has valid, effective, in perfect order and in full force all authorizations and licenses, including environmental ones, applicable to the regular exercise of its activities, except for those whose lack cannot, directly or indirectly, compromise the punctual and complete compliance, by the Issuer, with any of its obligations set forth in this Indenture;

(xv)	there is no (a) non-compliance with any relevant contractual, legal, (except in relation to the effects of Court-Supervised Reorganization),or other judicial, administrative or arbitral order; or (b) any judicial, administrative or arbitration proceeding, inquiry or any other type of governmental investigation, in any of the cases of this section, which is not subject to Court-Supervised Reorganization (1) that may compromise punctual and full compliance by the Issuer, of any of its obligations provided for in this Indenture; or (2) aiming to annul, change, invalidate, dispute or in any way affect this Indenture;

(xvi)	the Issuer declares to be aware of the terms of the laws and regulations that provide for harmful acts against the public administration, in particular the Anti-Corruption Laws, and undertakes to refrain from any activity that constitutes a violation of the provisions contained in these laws. The Issuer further declares that it makes its best efforts to ensure that its eventual subcontractors and employees commit to complying with the provisions herein, and must also provide full knowledge of such standards to all its professionals who may have a relationship with the Issuer, prior to the beginning of its operations. The Issuer further declares that its employees, executives, directors, representatives and attorneys, as well as employees, executives, directors, representatives and attorneys, to the best of its knowledge, are not undergoing criminal investigation and have not been subject to any legal actions civil or criminal in the country or abroad, for inappropriate conduct related to bribery, corruption or other misconduct related to Anti-Corruption Laws; and

(xvii)	there is no connection between the Issuer and the Trustee that prevents the Trustee from fully exercising its functions.

10.1.1 The Issuer undertakes to indemnify the Debenture Holders and the Trustee for any and all losses, direct damages, losses, costs and/or expenses (including legal costs and attorneys’ fees) directly incurred and proven by the Debenture Holders and/or the Trustee due to of the falsity, inconsistency and/or incorrectness of any of the statements made under Section 10.1 above.

10.2 Without prejudice to the provisions of Section 10.1.1 above, the Issuer undertakes to notify the Trustee, within a period of up to 3 (three) Business Days from the date on which it becomes aware, if any of the statements made in the terms of Section 10.1 above has become false, inconsistent and/or incorrect.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 121

SECTION XI

MISCELLANEOUS

11.1. Communications

11.1.1. The communications to be sent by any of the Parties pursuant to this Indenture shall be sent to the following addresses:

(i)	to the Issuer:

LIGHT S.A. – IN COURT-SUPERVISED REORGANIZATION

Avenida Marechal Floriano, 168, parte, 2ª parte, Corredor A, Centro

22080-002 - Rio de Janeiro - State of Rio de Janeiro

Attn.: Mr. [=]

Phone: (21) 2211-2560 / (21) 2211-2623 e-mail: [=]

(ii)	to the Trustee:

[=]

(iii)	to the Settlement Bank:

[=]

(iv)	to the Bookkeeping Agent:

[=]

11.2. The communications shall be deemed delivered when received with registration of receipt or with “return receipt” issued by the Brazilian Postal Service (Empresa Brasileira de Correios), at the addresses listed above. Notices by email will be deemed to be received on the date they are sent, provided that the receipt is confirmed (receipt issued by the machine used by the sender).

11.3. The change of any of the above addresses must be communicated to the other Party by the Party whose address has changed, within 2 (two) Business Days of its occurrence.

11.4. Waiver

11.4.1.  The waiver of any of the rights deriving from the present Indenture shall not be presumed, hence, no delay, omission or liberality in the exercise of any right, faculty or remedy of the Parties by reason of any default of the other Party, shall affect such rights, faculties or remedies, or shall be construed as a waiver of the same or acceptance of such default, nor shall it characterize novation or a modification of any other obligations undertaken in this Indenture or a precedent with regard to any other default or delay.

11.5 Expenses

11.5.1. The Issuer shall bear all costs related to the Issuance and placement, including but not limited to, expenses with the contracting of Trustee, legal advisors, Settlement Bank and Bookkeeping Agent and records of documents.

11.6 Instrument Enforceable Out of Court and Specific Performance

11.6.1 This Indenture and the Debentures are extrajudicially enforceable instruments under the terms of items I and III of Article 784 of the Code of Civil Procedure, and the Parties hereby acknowledge that, regardless of any other applicable measures, the obligations undertaken under the terms of this Indenture are subject to specific performance, being subject to the provisions of Article 815 et seq. of the Code of Civil Procedure, without prejudice to the right to declare the early maturity of the Debentures pursuant to this Indenture.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 122

11.7. Final Provisions

11.7.1. Without prejudice to the duty of diligence of the Trustee, the Trustee will assume that the original documents or certified copies of documents sent by the Issuer or third parties, as requested by it, were not subject to fraud or tampering. It will also not, under any circumstances, be responsible for preparing the Issuer’s corporate documents, which will remain under the Issuer’s legal and regulatory obligation to prepare them, in accordance with applicable legislation.

11.7.2. The Trustee shall not be responsible for checking the sufficiency, validity, quality, truthfulness or completeness of the technical and financial information contained in any document sent to it, for the purpose of informing, completing, clarifying, rectifying or ratifying the information contained in this Indenture and other documents of the Issuance (“Transaction Documents”).

11.7.3. The acts or statements by Trustee that entail a liability to Debenture Holders and/or release third parties from obligations to them, as well as those related to the due compliance of the obligations under this instrument, will only be valid where previously resolved by the Debenture Holders at the AGD.

11.7.4. The performance of Trustee is limited to the scope of CVM Resolution 17 and the applicable articles of the Brazilian Corporations Act, being the latter exempt, in any form or pretext, from any additional liability that did not result from applicable law.

11.7.5. This Indenture is entered into an irrevocable and irreversible manner and is binding upon the parties and their respective successors on any account whatsoever.

11.7.6. The Parties hereby declare that they are aware, know and understand the terms of the Anti-Corruption Laws and (a) the Issuer, for itself and for its administrators, directors, employees and agents, as well as its partners who may act on its behalf, if obliges to refrain from any activity that constitutes a violation of the provisions of the terms of the Anti-Corruption Laws and the (b) Trustee, for itself and for its administrators, directors, employees and agents, acting on its behalf, as well as its partners who come to act on its behalf, undertakes to refrain from any activity that constitutes a violation of the provisions of the terms of Law No. 12,846, of August 1, 2013 and Law No. 9,613, of March 3, 1998, as amended. Upon the enforcement of this Indenture, neither any of their officers, employees, agents or quotaholders shall give, offer, pay, promise or authorize the payment of, either directly or indirectly, any money or anything of value to any governmental authority, consultants, complainants, partners or any other third parties, with the purpose of influencing any act or decision by the public official or the government, or to ensure any undue advantage or which violates the anticorruption rules.

11.7.7. For the purposes of article 10, paragraph 2, of Provisional Presidential Decree 2,200-2, of August 24, 2001, the Issuer and the Trustee acknowledge and expressly agree to electronically sign this Indenture, as well as any amendments, through any platform of electronic signatures, it being agreed that, in any case, they must be issued with a digital certificate by ICP-Brasil, constituting a legitimate and sufficient form to prove the identity and validity of the declaration of will of the respective Parties to execute this Indenture, as well as any amendments.

11.7.8. The invalidation or nullity, in whole or in part, of any of the sections of this Indenture shall not affect the other sections, which shall always remain valid and effective until the fulfillment by the parties of all of their obligations provided for herein. In the event of declaration of invalidation or nullity of any Section of this Indenture, the Parties hereby agree to negotiate, as soon as possible, in substitution of the Section declared invalid or null, the inclusion in this Indenture of valid terms and conditions that reflect the terms and conditions of the invalidated or annulled Section, with due regard for the intention and goal of the parties on the occasion of negotiation of the invalidated or annulled Section and the context in which it is inserted.

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 123

11.7.9. A General Meeting of Debenture Holders to resolve on the matters below is hereby waived: (i) the correction of material errors, whether a gross, typing or arithmetic error, (ii) changes to any Issue documents already expressly permitted under the terms of the respective Issue document(s), ( iii) changes to any Issuance documents due to requirements formulated by the CVM, B3, or ANBIMA, or (iv) due to the updating of the Parties’ registration data, such as changes in the company name, address and telephone number, among others, provided that the changes or corrections referred to in items (i), (ii), (iii) and (iv) above, cannot cause any loss to Debenture Holders or any change in the flow of Debentures, and provided that there is no cost or additional expense for Debenture Holders.

11.7.10. This Indenture shall be governed and interpreted in accordance with the laws of Brazil.

11.8. Jurisdiction

11.8.1. The jurisdiction of the judicial district of the Capital of the State of Rio de Janeiro is hereby elected, expressly renouncing any other, however privileged it may be or may become.

In witness whereof, the Parties enter into this Indenture, together with the two (2) witnesses indicated below, through digital signatures certified according to the Brazilian Public Key Infrastructure (ICP-Brazil) standard. Once digitally signed by the Parties and witnesses, this duly signed Indenture will be available in the digital platform, and each Party shall be responsible for obtaining one or more counterparts and keeping it/them in their files and records.

The signatory Parties and witnesses acknowledge the form of contracting through electronic, digital and computing means as valid and fully effective, constituting an instrument enforceable out of court, for all legal purposes.

The issuance of an unlimited number of counterparts of this Indenture is hereby authorized, it being agreed that each of these counterparts will be considered an original for all legal purposes, and may be presented electronically or physically (by printing) to JUCERJA and/or any federal, state and/or municipal body, registry office, bureau, autarchy, agency and/or authority.

Rio de Janeiro, [=]

(Signatures on the following pages)

(The remainder of the page was intentionally left blank)

(Signature Page 1/3 of the Private Indenture of the [=]th Issuance of Simple Debentures, Non-Convertible into Shares, of the Unsecured Type, in a Single Series, for Private Placement, of Light S.A., entered into between Light S.A. and [=])

LIGHT S.A. – IN COURT-SUPERVISED REORGANIZATION

[blank]

Name: [blank]

Title: [blank]

[blank]

Name: [blank]

Title: [blank]

(Signature Page 2/3 of the Private Indenture of the [=]th Issuance of Simple Debentures, Non-Convertible into Shares, of the Unsecured Type, in a Single Series, for Private Placement, of Light S.A., entered into between Light S.A. and [=])

[TRUSTEE]

[blank]

Name: [blank]

Title: [blank]

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes

Translation No. 99487	Book No. 1197	Page No. 124

[blank]

Name: [blank]

Title: [blank]

(Signature Page 3/3 of the Private Indenture of the [=]th Issue of Simple Unsecured Debentures, Convertible into Shares, in a Single Series, for Private Placement, of Light S.A., entered into between Light S.A. and [= ])

Witnesses:

[blank]

Name: [blank]

Identity Card: [blank]

CPF: [blank]

[blank]

Name: [blank]

Identity Card: [blank]

CPF: [blank]

Electronically signed by: BEATRIZ VILLA LEAO FERREIRA - 05/18/2024 08:03:46 PM

https://tjrj.pje.jus.br:443/1g/Processo/ConsultaDocumento/listView.seam?x=24051820034716700000113366346

Document number: 24051820034716700000113366346

Number 119160250

Translator’s Note: Pursuant to DREI Normative Instruction No. 72 of December 19, 2019, certified translations can be done electronically using digital certification or other means enabling the unequivocal identification of the authorship and integrity of the documents.

NOTHING ELSE. In witness whereof, I set hereunto my hand and seal.

São Paulo, June 11, 2024

Av. Nove de Julho, 3384, conj. 65 - Itaim Bibi, CEP 01406-000, São Paulo, SP, BRASIL
Tel : (11) 5199-8526 - E-mail: celia.korn@korntraducoes.com.br - Cel.: (11) 94392-9707 - Skype: korn.traducoes